   As filed with the Securities and Exchange Commission on September 12, 2005



                                                     Registration No. 333-121505


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
    (Exact name of registrant as specified in its certificate of formation)

            DELAWARE                                              59-3790472
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)


            1111 LOUISIANA                              RUFUS S. SCOTT
              SUITE 4655B                               1111 LOUISIANA
          HOUSTON, TEXAS 77002                        HOUSTON, TEXAS 77002
            (713) 207-5222                              (713) 207-3000
    (Address, including zip code, and        (Name, address, including zip code,
telephone number, including area code, of   and telephone number, including area
registrant's principal executive offices)        code, of agent for service)


                         -------------------------------
                                   Copies to:
                                TIMOTHY S. TAYLOR
                                  PAUL F. PEREA
                               BAKER BOTTS L.L.P.
                                  910 LOUISIANA
                                 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234
                        -------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                 TITLE OF                                          PROPOSED MAXIMUM          PROPOSED
         EACH CLASS OF SECURITIES              AMOUNT TO BE       OFFERING PRICE PER    MAXIMUM AGGREGATE         AMOUNT OF
             TO BE REGISTERED                   REGISTERED             UNIT (1)         OFFERING PRICE (1)    REGISTRATION FEE
---------------------------------------       --------------      ------------------    ------------------    ----------------
Transition Bonds Issuable in Series....       $1,857,000,000             100%             $1,857,000,000         $218,569.00
                                               =============                               =============          ==========


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, if any. Of this amount, a registration fee of $117.70 was paid in connection with the initial filing of this Registration Statement. Accordingly, a filing fee of $218,451.30 is paid herewith.


                         -------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE
      REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                Subject to Completion, dated September 12, 2005.


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED        ,
                                        $

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
                                     Issuer


                         Transition Bonds, Series 2005-1


                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
                           Seller and Initial Servicer


                  INITIAL                              UNDERWRITING    PROCEEDS      SCHEDULED
                 PRINCIPAL      INTEREST   PRICE TO   DISCOUNTS AND     TO THE     FINAL PAYMENT        FINAL
TRANCHE           BALANCE         RATE      PUBLIC     COMMISSIONS      ISSUER         DATE         MATURITY DATE
-------          ---------      --------   --------   -------------    --------    -------------    -------------


      The total price to the public is $            . The total amount of the
underwriting discounts and commissions is $       . The total amount of proceeds
to the issuer before deduction of expenses (estimated to be $ ) is $          .


      INVESTING IN THE SERIES 2005-1 TRANSITION BONDS INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 15 OF THE ACCOMPANYING PROSPECTUS.



      The series 2005-1 transition bonds represent obligations only of the issuer, CenterPoint Energy Transition Bond Company II, LLC, and are secured only by the assets of the issuer, consisting principally of the transition property, which includes the right to impose, collect and receive from retail electric customers including the State of Texas and other governmental entities, through a transition charge, amounts sufficient to make payments on the series 2005-1 transition bonds, as described further in this prospectus supplement and the accompanying prospectus. CenterPoint Energy Houston Electric, LLC and its affiliates, other than the issuer, are not liable for any payments on the series 2005-1 transition bonds. The series 2005-1 transition bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the series 2005-1 transition bonds. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the series 2005-1 transition bonds.



      The Public Utility Commission of Texas guarantees that it will take specific actions pursuant to its irrevocable financing order dated March 16, 2005 as expressly authorized by the utility restructuring provisions of the Public Utility Regulatory Act to ensure that transition charge revenues are sufficient to pay principal and interest on the series 2005-1 transition bonds.



      There currently is no secondary market for the series 2005-1 transition bonds, and we cannot assure you that one will develop.



      All matters relating to the structuring and pricing of the series 2005-1 transition bonds have been considered jointly by CenterPoint Energy Houston Electric, LLC and the Public Utility Commission of Texas, acting through its financial advisor. The financial advisor to the Public Utility Commission of Texas is


                              [_________________]


                               SABER PARTNERS, LLC



      Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you invest in the series 2005-1 transition bonds. This prospectus supplement may not be used to offer or sell the series 2005-1 transition bonds unless accompanied by the prospectus.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The underwriters expect to deliver the series 2005-1 transition bonds through the book-entry facilities of The Depository Trust Company against payment in New York, New York on , 2005.


            The date of this prospectus supplement is         ,

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


                                                                                                        PAGE
                                                                                                        ----
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.................................................     S-1
SUMMARY OF TERMS....................................................................................     S-2
THE SERIES 2005-1 TRANSITION BONDS..................................................................     S-7
    The Collateral..................................................................................     S-7
    The Transition Property.........................................................................     S-8
    Financing Order.................................................................................     S-9
    Payment and Record Dates and Payment Sources....................................................     S-9
    Principal Payments..............................................................................    S-10
    Weighted Average Life Sensitivity...............................................................    S-12
    Distribution Following Acceleration.............................................................    S-13
    Interest Payments Generally.....................................................................    S-13
    Interest Payments on Floating Rate Transition Bonds.............................................    S-13
    Floating Rate Interest Determination............................................................    S-14
    Interest Rate Swap Agreements...................................................................    S-15
CREDIT ENHANCEMENT..................................................................................    S-16
    Statutorily Guaranteed True-Up Mechanism for Payment of Scheduled Principal and Interest........    S-17
    Collection Account and Subaccounts..............................................................    S-17
    Retail Electric Provider Deposits and Other Credit Support......................................    S-20
THE TRANSITION CHARGES..............................................................................    S-21
UNDERWRITING THE SERIES 2005-1
    TRANSITION BONDS................................................................................    S-22
    The Underwriters' Sales Price for the Series 2005-1 Transition Bonds............................    S-22
    No Assurance as to Resale Price or Resale Liquidity for the Series 2005-1
    Transition Bonds................................................................................    S-22
Various Types of Underwriter Transactions That May Affect the Price of the Series 2005-1
    Transition Bonds................................................................................    S-22
RISK WEIGHTING OF THE SERIES 2005-1
    TRANSITION BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES.................................    S-23
RATINGS FOR THE SERIES 2005-1
    TRANSITION BONDS................................................................................    S-23


                                   PROSPECTUS


                                                                                                         PAGE
                                                                                                         ----
ABOUT THIS PROSPECTUS...............................................................................       1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION..........................................       2
PROSPECTUS SUMMARY..................................................................................       3
RISK FACTORS........................................................................................      15
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS.........................      15
SERVICING RISKS.....................................................................................      19
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY.................................      24
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER................      25
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS.................      29
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS...................................      30
THE RESTRUCTURING ACT...............................................................................      33
CENTERPOINT HOUSTON'S FINANCING ORDER...............................................................      38
RETAIL ELECTRIC PROVIDERS...........................................................................      43
THE SERVICER OF THE TRANSITION PROPERTY.............................................................      47
THE ISSUER..........................................................................................      56
USE OF PROCEEDS.....................................................................................      60
RELATIONSHIP TO THE SERIES 2001-1
    TRANSITION BONDS................................................................................      60
THE TRANSITION BONDS................................................................................      60
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS.............................      90
THE SALE AGREEMENTS.................................................................................      91
THE SERVICING AGREEMENTS............................................................................     100
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT.........................................................     112
MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS.............................     116
ERISA CONSIDERATIONS................................................................................     119
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS.......................................................     121
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES.......................................     122
RATINGS FOR THE TRANSITION BONDS....................................................................     122
WHERE YOU CAN FIND MORE INFORMATION.................................................................     122
LEGAL MATTERS.......................................................................................     123
EXPERTS.............................................................................................     123

               ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS


      This prospectus supplement and the accompanying prospectus provide information about us, CenterPoint Energy Houston Electric, LLC and the transition bonds. This prospectus supplement describes the specific terms of the series 2005-1 transition bonds. The accompanying prospectus describes terms that apply to all series of transition bonds we may issue, including the transition bonds offered hereby.



      References in this prospectus supplement and the accompanying prospectus to the terms "we," "us," "our" or "the issuer" mean CenterPoint Energy Transition Bond Company II, LLC. References to "CenterPoint Houston" or "the seller" mean CenterPoint Energy Houston Electric, LLC, and references to the "integrated utility" mean Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its restructuring and the onset of competition in the retail electric services market in Texas on January 1, 2002, as mandated by the 1999 utility restructuring amendments to the Public Utility Regulatory Act, which we refer to as the "Restructuring Act." Unless the context otherwise requires, the term "customer" means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the "Texas commission." You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page A-1 of the accompanying prospectus.


      We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the previous page.


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, or the Texas commission has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the series 2005-1 transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

                                SUMMARY OF TERMS

      The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the series 2005-1 transition bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:                       $[ ] Transition Bonds, Series 2005-1.

                                          Issuer:
                                          CenterPoint Energy Transition Bond
                                          Company II, LLC, a special purpose,
                                          bankruptcy-remote limited liability
                                          company wholly-owned by CenterPoint
                                          Houston. We have no commercial
                                          operations. We were formed solely to
                                          purchase and own transition property,
                                          to issue the series 2005-1 transition
                                          bonds and to perform activities
                                          incidental thereto. Please read "The
                                          Issuer" in the accompanying
                                          prospectus.

                                          We are responsible to the State of
                                          Texas and the Texas commission.
                                          Specifically, pursuant to the
                                          financing order of the Texas
                                          commission relating to the series
                                          2005-1 transition bonds,

                                             -  our organizational documents and
                                                transaction documents prohibit
                                                us from engaging in any
                                                activities other than acquiring
                                                transition property, issuing
                                                transition bonds and performing
                                                other activities as specifically
                                                authorized by the financing
                                                order,

                                             -  we must respond to
                                                representatives of the Texas
                                                commission throughout the
                                                process of offering the series
                                                2005-1 transition bonds, with
                                                the financing order directing
                                                the Texas commission's financial
                                                advisor to veto any proposal
                                                that does not comply with all
                                                criteria established in the
                                                financing order, and

                                             -  all required true-up
                                                adjustments must be filed by the
                                                servicer on our behalf.

                                          We have also agreed that certain
                                          reports will be submitted to the
                                          Texas commission by us or on our
                                          behalf.

Issuer's address:                         1111 Louisiana, Suite 4655B, Houston,
                                          Texas 77002

Issuer's telephone number:                (713) 207-5222

Expected ratings:                         Aaa/AAA/AAA by Moody's, S&P and Fitch,
                                          respectively. Please read "Ratings for
                                          the Series 2005-1 Transition Bonds" in
                                          this prospectus supplement.

Parent/Servicer:                          CenterPoint Houston is a State of
                                          Texas fully regulated electric
                                          transmission and distribution utility
                                          wholly-owned indirectly by CenterPoint
                                          Energy, Inc. CenterPoint Houston is
                                          engaged in the transmission and
                                          distribution of electric energy in a
                                          5,000 square-mile area located along
                                          the Texas Gulf Coast that has a
                                          population of approximately 5.0
                                          million people. CenterPoint Houston,
                                          acting as the initial servicer,
                                          and any successor servicer, referred
                                          to in this prospectus supplement and
                                          the accompanying prospectus as the
                                          "servicer," will service the
                                          transition property securing the
                                          series 2005-1 transition bonds under a
                                          servicing agreement with us. Please
                                          read "The Servicer of the Transition
                                          Property" in the accompanying
                                          prospectus.

CenterPoint Houston's address:            1111 Louisiana, Houston, Texas 77002

CenterPoint Houston's telephone number:   (713) 207-3000

Texas commission financial advisor:       Saber Partners, LLC (co-equal decision
                                          maker with us). Certain financial
                                          advisory services, including any
                                          activities that may be considered
                                          activities of a broker dealer, will be
                                          assigned to Saber Capital Partners,
                                          LLC, a wholly-owned subsidiary of
                                          Saber Partners, LLC.

Use of proceeds:                          Paid to CenterPoint Houston to retire
                                          debt or equity. We may not use the net
                                          proceeds from the sale of the series
                                          2005-1 transition bonds for general
                                          corporate purposes or commercial
                                          purposes. Please read "Use of
                                          Proceeds" in the accompanying
                                          prospectus.

Indenture trustee:                        [              ]

Bond structure:                           Sinking fund bond; tranche A-1 [__
                                          years], A-2 [__ years], A-3 [__years],
                                          A-4 [__ years] and A-5 [__ years] are
                                          scheduled to pay principal
                                          semi-annually and sequentially
                                          Please refer to the Expected
                                          Amortization Schedule in this
                                          prospectus supplement.

Average life profile:                     Stable. There is no prepayment risk.
                                          Extension risk is expected to be
                                          statistically insignificant. Please
                                          read "Weighted Average Life
                                          Sensitivity" in this prospectus
                                          supplement and "Weighted Average Life
                                          and Yield Considerations for the
                                          Transition Bonds" in the accompanying
                                          prospectus.

Optional redemption:                      None. Non-call for the life of the
                                          series 2005-1 transition bonds.

Credit/security:                          The irrevocable right, pursuant to the
                                          financing order issued by the Texas
                                          commission, to impose, bill and
                                          collect a non-bypassable
                                          consumption-based charge from all
                                          retail customers of electricity (1.9
                                          million customers), including the
                                          State of Texas and other governmental
                                          entities, in CenterPoint Houston's
                                          service territory. Please refer to the
                                          chart entitled "Parties to Transaction
                                          and Responsibilities" as well as "The
                                          Restructuring Act" and "CenterPoint
                                          Houston's Financing Order" in the
                                          accompanying prospectus. For
                                          information regarding consumption of
                                          electricity by the State of Texas and
                                          other governmental entities, please
                                          read "The Transition Property" in this
                                          prospectus supplement and "The
                                          Servicer of the Transition Property --
                                          Customer Classes" in the accompanying
                                          prospectus.

                                          State pledge: The State of Texas has
                                          pledged in the Restructuring Act that
                                          it will not take or permit any action
                                          that would impair the value of the
                                          transition property, or reduce, alter
                                          or impair the transition charges until
                                          the related series 2005-1 transition
                                          bonds are fully repaid or discharged,
                                          other than specified true-up
                                          adjustments to correct any
                                          overcollections or undercollections.
                                          No voter initiative or referendum
                                          process exists in Texas. Please read
                                          "The Restructuring Act -- CenterPoint
                                          Houston and Other Utilities May
                                          Securitize Qualified Costs" in the
                                          accompanying prospectus.

Credit risk:                              The broad-based nature of the true-up
                                          mechanism and the state pledge
                                          described above, along with other
                                          elements of the series 2005-1
                                          transition bonds, will serve to
                                          effectively eliminate, for all
                                          practical purposes and circumstances,
                                          any credit risk associated with the
                                          series 2005-1 transition bonds (i.e.,
                                          that sufficient funds will be
                                          available and paid to discharge all
                                          principal and interest obligations
                                          when due). Please refer to the
                                          financing order, Finding of Fact 107,
                                          as well as "The Restructuring Act --
                                          CenterPoint Houston and Other
                                          Utilities May Securitize Qualified
                                          Costs," "CenterPoint Houston's
                                          Financing Order -- Statutorily
                                          Guaranteed True Ups," "Risk Factors"
                                          and "Cautionary Statement Regarding
                                          Forward-Looking Information" in the
                                          accompanying prospectus.

Statutorily guaranteed true-up            The Restructuring Act and the
mechanism for payment of scheduled        irrevocable financing order guarantee
principal and interest:                   that transition charges on all retail
                                          electric customers will be reviewed
                                          and adjusted annually and, if
                                          necessary, semi-annually to ensure the
                                          expected recovery of amounts
                                          sufficient to provide timely payment
                                          of principal and interest on the
                                          series 2005-1 transition bonds.
                                          Pursuant to the financing order,
                                          adjustments other than the annual
                                          adjustments may be made generally not
                                          more than once in any six-month
                                          period. In the financing order, the
                                          Texas commission guaranteed that it
                                          would act pursuant to the financing
                                          order as expressly authorized by the
                                          Restructuring Act.

                                          There is no "cap" on the level of
                                          transition charges that may be imposed
                                          on consumers of electricity, including
                                          the State of Texas and other
                                          governmental entities, to meet
                                          scheduled principal and interest on
                                          the series 2005-1 transition bonds.

                                          The financing order provides that the
                                          true-up mechanism and all other
                                          obligations of the State of Texas and
                                          the Texas commission set forth in the
                                          financing order are direct, explicit,
                                          irrevocable and unconditional upon
                                          issuance of the series 2005-1
                                          transition bonds, and are legally
                                          enforceable against the State of Texas
                                          and the Texas commission. Please read
                                          "The Transition Charges" in this
                                          prospectus supplement and "CenterPoint
                                          Houston's Financing Order" and "The
                                          Servicing Agreements -- The
                                          Statutorily Guaranteed Transition
                                          Charge Adjustment Process" in the
                                          accompanying prospectus.

Risk weighting under certain              1988 International Convergence of
international capital guidelines-:        Capital Measurement and Capital
                                          Standards of the Basel Committee on
                                          Banking Supervision (as amended, the
                                          "Basel Accord").

                                          The United Kingdom's Financial
                                          Services Authority has issued
                                          "individual guidance" letters to one
                                          or more investors that an investment
                                          in Texas transition bonds issued under
                                          the Restructuring Act may be accorded
                                          a 20% risk weighting, similar to the
                                          risk weighting assigned to U. S.
                                          Agency corporate securities.

                                          There is no assurance that the series
                                          2005-1 transition bonds will attract a
                                          20% risk weighting treatment under any
                                          national law, regulation,
                                          multi-national directives or policy
                                          implementing the Basel Accord.
                                          Investors should consult their
                                          regulators before making any
                                          investment. Please read "Risk
                                          Weighting of the Series 2005-1
                                          Transition Bonds Under Certain
                                          International Capital Guidelines" in
                                          this prospectus supplement and "Risk
                                          Weighting Under Certain International
                                          Capital Guidelines" in the
                                          accompanying prospectus.

Additional required ongoing SEC           A special web site will be established
disclosure and transparency (website):    for the series 2005-1 transition
                                          bonds. In addition, the indenture
                                          under which the series 2005-1
                                          transition bonds will be issued
                                          requires all of the periodic reports
                                          that we file with the SEC, the
                                          principal transaction documents and
                                          other information concerning the
                                          transition charges and security
                                          relating to the series 2005-1
                                          transition bonds to be posted on the
                                          website associated with our parent
                                          company, located at
                                          www.centerpointenergy.com.

                                          Furthermore, so long as any series
                                          2005-1 transition bonds are
                                          outstanding, we also will continue
                                          filing periodic reports under the
                                          Securities Exchange Act of 1934 and
                                          the rules, regulations or orders of
                                          the SEC, even if we would otherwise be
                                          permitted to suspend such filings.
                                          Please read "Enhanced Continuing
                                          Disclosure" in the accompanying
                                          prospectus.

Tax treatment:                            Fully taxable; treated as debt for
                                          U.S. federal income tax purposes.
                                          Please read "Material Federal Income
                                          Tax Consequences for the Transition
                                          Bondholders" in the accompanying
                                          prospectus.

ERISA eligible:                           Yes; please read "ERISA
                                          Considerations" in the accompanying
                                          prospectus.

Payment dates and interest accrual:       Semi-annually, [      ] and [     ].
                                          Interest will be calculated on a
                                          [30/360] basis. The first scheduled
                                          payment date is [       , 2006.]

Expected settlement:                      [        , 2005], settling flat. DTC,
                                          Clearstream and Euroclear.

Relationship to the Series 2001-1         In October 2001, CenterPoint Energy
transition bonds:                         Transition Bond Company, LLC, which we
                                          refer to in this prospectus supplement
                                          and the accompanying prospectus as
                                          "Transition Bond Company I," a special
                                          purpose wholly owned subsidiary of
                                          CenterPoint Houston, issued and sold
                                          $749 million of Series 2001-1
                                          transition bonds in accordance with a
                                          financing order issued by the Texas
                                          commission on May 31, 2000. Transition
                                          Bond Company I will have no
                                          obligations under the series 2005-1
                                          transition bonds, and we have no
                                          obligations under the Series 2001-1
                                          transition bonds. The security pledged
                                          to secure the series 2005-1 transition
                                          bonds will be separate from the
                                          security that is securing the Series
                                          2001-1 transition bonds or that would
                                          secure any other series of transition
                                          bonds. The outstanding Series 2001-1
                                          transition bonds are currently rated
                                          Aaa/AAA/AAA. Please read "Relationship
                                          to the Series 2001-1 Transition Bonds"
                                          in the accompanying prospectus.

RISK FACTORS:                             YOU SHOULD CONSIDER CAREFULLY THE RISK
                                          FACTORS BEGINNING ON PAGE 15 OF THE
                                          ACCOMPANYING PROSPECTUS BEFORE YOU
                                          INVEST IN THE SERIES 2005-1 TRANSITION
                                          BONDS.

                       THE SERIES 2005-1 TRANSITION BONDS



      We will issue the series 2005-1 transition bonds and secure their payment under an indenture we will enter into with [ ], as trustee, referred to in this prospectus supplement and the accompanying prospectus as the "trustee." We will issue the series 2005-1 transition bonds in denominations of integral multiples of $1,000, except that we may issue one transition bond in each tranche in a smaller denomination. The series 2005-1 transition bonds will consist of [ ] tranches. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the series 2005-1 transition bonds are stated in the table below.



               AVERAGE LIFE         INITIAL          SCHEDULED FINAL         FINAL         INTEREST
TRANCHE           (YEARS)       PRINCIPAL BALANCE     PAYMENT DATE        MATURITY DATE      RATE



      The scheduled final payment date for each tranche of the series 2005-1 transition bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche. The final maturity date for each tranche of the series 2005-1 transition bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding series 2005-1 transition bonds of that tranche. The failure to pay principal of any tranche of series 2005-1 transition bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of series 2005-1 transition bonds by the respective scheduled final payment date will not be an event of default. Please refer to "The Transition Bonds -- Payments of Interest and Principal on the Transition Bonds" and " -- What Constitutes an Event of Default on the Transition Bonds" in the accompanying prospectus.


THE COLLATERAL


      The series 2005-1 transition bonds will be secured under the indenture by the indenture's trust estate. The principal asset of the indenture's trust estate for the series 2005-1 transition bonds is the transition property relating to the series 2005-1 transition bonds, which is a present property right created under the Restructuring Act enacted by the Texas legislature in June 1999 by the financing order issued by the Texas commission on March 16, 2005, referred to in this prospectus supplement as the "financing order." The indenture's trust estate also consists of:


      - our rights under the sale agreement pursuant to which we will acquire the transition property, under the administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to the sale agreement,

      - our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

      - the collection account and all subaccounts of the collection account,


      - [our rights under any interest rate swap agreement or hedging agreement entered into with respect to the tranche ___ floating rate transition bonds],


      - our rights in the deposits of retail electric providers required under the financing order,

      - all of our other property, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

      - all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

      - all payments on or under and all proceeds in respect of any or all of the foregoing.

THE TRANSITION PROPERTY


      In general terms, all of the rights and interests of CenterPoint Houston under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the "transition property." The transition property includes the right to impose, collect and receive, through the applicable transition charges payable by retail electric customers within CenterPoint Houston's service territory which, subject to certain limitations specified in the Restructuring Act, continue to consume electricity that is delivered through the distribution system or produced in new on-site generation, including the State of Texas and other governmental entities, an amount sufficient to recover the qualified costs of CenterPoint Houston authorized in the financing order, including the right to receive transition charges in amounts and at times sufficient to pay principal and interest and to make other deposits in connection with the series 2005-1 transition bonds. During the twelve months ended June 30, 2005, approximately 42% of CenterPoint Houston's total deliveries were to industrial customers, approximately 26% were to commercial customers and approximately 32% were to residential customers, with the State of Texas and other governmental entities included in all categories and comprising approximately 5% of CenterPoint Houston's total deliveries. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the series 2005-1 transition bonds.



      The transition property is not a receivable, and the principal collateral securing the Series 2005-1 transition bonds is not a pool of receivables. Transition charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds. See "Credit Enhancement -- Statutorily Guaranteed True-Up Mechanism for Payment of Scheduled Principal and Interest" in this prospectus supplement. All revenues and collections resulting from transition charges provided for in the financing order are part of the transition property. CenterPoint Houston's qualified costs authorized in the financing order approving the issuance of the series 2005-1 transition bonds include:



      - CenterPoint Houston's stranded cost balance, which is an amount associated with the transition to competitive retail electric markets in Texas determined by the Texas commission to be recoverable under the Restructuring Act, and which includes:



            - "excess mitigation" credits provided on the bills of retail electric customers (as required by prior order of the Texas commission) from August 31, 2004 through the date the series 2005-1 transition bonds are issued or the date of the termination of such excess mitigation credits, whichever is earlier, and



            - interest on stranded costs accrued from August 31, 2004 through the date the series 2005-1 transition bonds are issued,



      - costs of issuing, supporting and servicing the series 2005-1 transition bonds, and



      - any costs of retiring and refunding CenterPoint Houston's existing debt and equity securities in connection with the issuance of the series 2005-1 transition bonds (excluding costs of retiring or refunding debt or equity securities held by an affiliate of CenterPoint Houston).



The transition property relating to the series 2005-1 transition bonds and other transition property that may be transferred to us in connection with one or more separate financing orders providing for separate series of transition bonds are described in more detail under "The Sale Agreements -- CenterPoint Houston's Sale and Assignment of the Transition Property" in the accompanying prospectus.

      We will purchase the transition property from CenterPoint Houston to support the issuance of up to $[ ] in principal amount of the series 2005-1 transition bonds. The servicer will bill and collect transition charges allocable to the series 2005-1 transition bonds from "retail electric providers," which are entities certified under state law that provide electricity and related services to retail electric customers within CenterPoint Houston's service territory, and will remit the collections to the trustee. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Houston's service territory. Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers' bills.



      Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider's other funds. Please refer to "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers," "Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment -- Bankruptcy of a Retail Electric Provider" in the accompanying prospectus.



      The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider. Please refer to "Retail Electric Providers" in the accompanying prospectus. For information on how electric service to retail electric customers may be terminated, see "Risk Factors -- Servicing Risks -- Limits on rights to terminate service might make it more difficult to collect the transition charges" in the accompanying prospectus. Because the amount of transition charge collections will depend largely on the amount of electricity consumed by customers within CenterPoint Houston's service territory, the amount of collections may vary substantially from year to year. Please refer to "The Servicer of the Transition Property" in the accompanying prospectus.


FINANCING ORDER


      On March 16, 2005, the Texas commission issued the financing order relating to the series 2005-1 transition bonds to CenterPoint Houston. The financing order authorizes CenterPoint Houston to cause us to issue transition bonds in one or more series in an aggregate amount not to exceed $1,493,747,264 plus (a) the principal portion of excess mitigation credits (which are credits on the bills of retail electric customers that were required by prior order of the Texas commission) provided by CenterPoint Houston after August 31, 2004 through the date of issuance of the transition bonds or the date of the termination of such excess mitigation credits, whichever is earlier, (b) interest on stranded costs accrued after August 31, 2004 through the date of issuance of the transition bonds, and (c) up-front qualified costs as set forth in the financing order. The financing order also authorizes transition charges in amounts sufficient to recover the principal and interest on the series 2005-1 transition bonds plus an additional amount of ongoing qualified costs. Our ability to recover certain of our ongoing costs through transition charges is subject to caps imposed by the financing order. The Texas commission guarantees that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act ensure that transition charge revenues are sufficient to pay principal and interest on the series 2005-1 transition bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the series 2005-1 transition bonds, and are legally enforceable against the State of Texas and the Texas commission. Please refer to "CenterPoint Houston's Financing Order" in the accompanying prospectus.


PAYMENT AND RECORD DATES AND PAYMENT SOURCES


      Beginning [ ] , 2006, we will make payments on the series 2005-1 transition bonds semi-annually on [ ] and [ ] of each year, or, if that day is not a business day, the following business day. We refer to each of these dates as a "payment date." So long as the series 2005-1 transition bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the "record date." If we issue certificated transition bonds to beneficial owners of the series 2005-1 transition bonds as described in "The Transition Bonds -- Definitive Certificated Transition Bonds" in the accompanying prospectus, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding series 2005-1 transition bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus. These available amounts, which will include amounts collected by the servicer for us with respect to the transition charges, are described in greater detail under "The Transition Bonds -- The Collection Account for the Transition Bonds" in the accompanying prospectus.


PRINCIPAL PAYMENTS


      On each payment date, we will pay principal of the series 2005-1 transition bonds to the transition bondholders equal to the sum, without duplication, of:



      - the unpaid principal amount of any series 2005-1 transition bond whose final maturity date is on that payment date, plus =



      - the unpaid principal amount of any series 2005-1 transition bond upon acceleration following an event of default relating to the series 2005-1 transition bonds, plus


      -     any overdue payments of principal, plus

      -     any unpaid and previously scheduled payments of principal, plus


      - the principal scheduled to be paid on any series 2005-1 transition bond on that payment date, =



but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described below under " -- Interest Payments Generally." To the extent funds are so available, we will make scheduled payments of principal of the series 2005-1 transition bonds in the following order:



      1. to the holders of the tranche _____ transition bonds, until the principal balance of that tranche has been reduced to zero,



      2.    [additional tranches].



However, we will not pay principal of any tranche of series 2005-1 transition bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal balance of each tranche of the series 2005-1 transition bonds will be due and payable on the final maturity date for the tranche.


      If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds of each affected series then outstanding may declare the unpaid principal balance of each such affected series of the transition bonds, together with accrued interest, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the series 2005-1 transition bonds being made as funds become available. See "Risk Factors -- Foreclosure of the trustee's lien on the transition property might not be practical, and acceleration of the transition bonds before maturity might have little practical effect" and "-- You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited" in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on transition bonds of a series that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on transition bonds of a series that are scheduled to be paid, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then scheduled to be paid on the payment date.



      The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the series 2005-1 transition bonds from the issuance date to the scheduled final payment date. In establishing the expected amortization schedule, we have made the assumptions specified in the first five bullet points under the weighted average life sensitivity table below under " -- Weighted Average Life Sensitivity," among other assumptions.



                         EXPECTED AMORTIZATION SCHEDULE



                    Outstanding Principal Balance Per Tranche



                Tranche      Tranche       Tranche      Tranche
Payment Date  A-1 Balance  A-2 Balance   A-3 Balance  A-4 Balance
------------  -----------  -----------  ------------  ------------



On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the series 2005-1 transition bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.



      We cannot assure you that the principal balance of any tranche of the series 2005-1 transition bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The series 2005-1 transition bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.


WEIGHTED AVERAGE LIFE SENSITIVITY


      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of series 2005-1 transition bonds, the aggregate amount of each interest payment on each tranche of series 2005-1 transition bonds and the actual final payment date of each tranche of series 2005-1 transition bonds will depend on the timing of the servicer's receipt of transition charges from retail electric providers. See "Weighted Average Life and Yield Considerations for the Transition Bonds" in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the series 2005-1 transition bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.


                       WEIGHTED AVERAGE LIFE SENSITIVITY


                                   WAL (yrs.) Assuming Uniform Annual Decline From
                   Expected                  Forecast Energy Consumption
                 Weighted Avg.     -----------------------------------------------
                  Life ("WAL")              -5%                      -15%
                                   ----------------------     --------------------
Tranche              (yrs)           WAL          Change      WAL          Change
                 -------------     -------        -------     ---          -------


      For the purposes of preparing the above table, we have assumed, among other things, that:





      - we make the scheduled payments on the series 2005-1 transition bonds on each payment date, commencing on [ ] , 2006;



      - the annual servicing fee for the series 2005-1 transition bonds equals 0.05% of the initial principal balance of the series 2005-1 transition bonds, and that we pay equal installments of the annual servicing fee on each payment date;


      - there are no net earnings on amounts on deposit in the collection account;


      - we pay our operating expenses, including all fees, costs and charges of the trustee and our independent managers, estimated to be in the amount of $[ ] in the aggregate with respect to the series 2005-1 transition bonds on each payment date and these amounts are paid semi-annually in arrears;



      - all transition charges are received and deposited in the collection account;



      - the forecast error stays constant over the life of the series 2005-1 transition bonds and is equal to 5% or 15% as stated in the table above. The servicer will make periodic filings (but not more frequently than every six months during the first thirteen years in which transition charges are collected and not more frequently than every quarter during the fourteenth and fifteenth years) to true-up transition charges so as to provide for the billing of transition charges necessary to generate the collection of amounts sufficient to (a) pay ongoing fees and expenses, (b) timely provide for all scheduled payments of principal and interest, (c) replenish amounts drawn from the capital subaccount and (d) return the excess funds subaccount to a zero balance;


      -     periodic annual standard true-ups occur on a transaction year basis;


      - interim true-ups have been modeled to be implemented only after a 5% variance from the expected amortization schedule (taking into account amounts in the excess funds subaccount) has occurred;


      -     no non-standard true-ups have been modeled; and

      -     settlement date of [ ], 2005.

There can be no assurance that the weighted average lives of the various tranches of the series 2005-1 transition bonds will be as shown in the above table.


DISTRIBUTION FOLLOWING ACCELERATION


      Upon an acceleration of the maturity of the series 2005-1 transition bonds, the total outstanding principal balance of and interest accrued on the series 2005-1 transition bonds will be payable without priority of interest over principal or principal over interest and without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. See "Risk
Factors -- Foreclosure of the trustee's lien on the transition property might not be practical, and acceleration of the transition bonds before maturity might have little practical effect" and "-- You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited" in the accompanying prospectus.


INTEREST PAYMENTS GENERALLY


      Holders of transition bonds in each tranche of series 2005-1 transition bonds will receive interest at the rate for that tranche as set forth in the table on page S-6.



      Interest on each tranche of series 2005-1 transition bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the transition bonds have been paid in full, at the interest rate indicated in the table on page S-6. Each of those periods is referred to as an "interest accrual period." On each payment date, we will pay interest on each tranche of the series 2005-1 transition bonds equal to the following amounts:


      - if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and


      - accrued interest on the principal balance of each tranche of the series 2005-1 transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of the series 2005-1 transition bonds, after giving effect to all payments of principal made on the preceding payment date, if any.



      We will pay interest on the series 2005-1 transition bonds before we pay principal on the series 2005-1 transition bonds. Please refer to "The Transition Bonds -- Payments of Interest and Principal on the Transition Bonds" in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the series 2005-1 transition bonds, the trustee will distribute interest pro rata to each tranche of series 2005-1 transition bonds based on the amount of interest payable on each such outstanding tranche[, subject to additional limitations applicable to any floating rate tranche]. Please read "Credit Enhancement -- Collection Account and Subaccounts" in this prospectus supplement. We will calculate interest on tranches of the series 2005-1 transition bonds paying interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.



INTEREST PAYMENTS ON FLOATING RATE TRANSITION BONDS



      Interest on each floating rate tranche of series 2005-1 transition bonds will be paid, for all interest accrual periods, at the rate equal to the London interbank offered rate, referred to as "LIBOR," for [three-month] United States dollar deposits, [except with respect to the period from the date of issuance to and including [ ], 2005 when the rate will be based on LIBOR for one-month United States dollar deposits,] in each case determined on the applicable floating rate interest determination date, as described below, plus the percentage spread above LIBOR applicable to that tranche. The spread above LIBOR for any floating rate tranche is referred to as the "floating rate spread." LIBOR plus the floating rate spread payable on each floating rate tranche is referred to as the "floating rate."



      The floating rate spread for the tranche ____ series 2005-1 transition bonds will be [ ] % per annum.

      There will be no minimum or maximum interest rate on any floating rate tranche. Interest on each floating rate tranche will be calculated on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that tranche, to but excluding the next payment date, divided by 360. On or prior to each payment date, the trustee, using LIBOR, will calculate the amount of interest payable on each floating rate tranche for the relevant interest accrual period.]



FLOATING RATE INTEREST DETERMINATION



      The interest determination date for each floating rate tranche and each payment date will be the day two London banking days prior to (1) the preceding payment date or (2) in the case of the first payment date, the dates specified below. A London banking day is a day on which commercial banks in London are open for general business.



      Interest payable on the first interest payment date of [ ], 2005 for each floating rate tranche will be determined as follows:



      - From and including the date of issuance to but excluding [ ], 2005, interest on each floating rate tranche will be based on LIBOR as determined two London business days prior to the date of issuance



      - From and including [ ], 2005 until but excluding the first payment date, interest on each floating rate tranche will be based on LIBOR as determined on [ ], 2006



      - Payment of the sum of the amounts calculated for these two periods will be made on [ ], 2006, the first payment date



      After the first payment date, interest on each floating rate tranche will be paid at the rate equal to LIBOR as determined on each interest determination date, plus the floating rate spread for that tranche.


      The trustee will determine LIBOR in accordance with the following provisions:

      1. On each interest determination date, the trustee will determine LIBOR based on the offered rate for deposits in United States dollars commencing on the first day of that period that appears on page 3750 of Bridge Telerate, Inc. as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the "Telerate page." If no offered rate appears on that Telerate page, LIBOR for that period will be determined as described in clause (2) below.


      2. With respect to an interest determination date on which no offered rate appears on the Telerate page, the trustee will request each of four major banks in the London interbank market, selected by the trustee, to provide the trustee with that bank's offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. The applicable period is [three] months, except for the period from the date of issuance of the series 2005-1 transition bonds to and including [ ], 2005, when the applicable period is one month. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York on that interest determination date by major banks in The City of New York selected by the trustee for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

If LIBOR cannot be determined in accordance with clauses (1) or (2) above, then that rate will be determined to be the same as the rate which applied during the previous period or on the date of issuance, in the case of a failure to determine LIBOR for the first payment date.

      On each interest determination date, the trustee will notify the servicer, us and the swap counterparty of LIBOR for the applicable period as determined by the trustee.


INTEREST RATE SWAP AGREEMENTS



      We will enter into an interest rate swap agreement with a swap counterparty for each floating rate tranche, on or before the date of issuance of that tranche. The purpose of each interest rate swap agreement is synthetically to convert the cash flows allocable to each floating rate tranche into cash flows that are based on a floating rate of interest even though the transition charges are based on a fixed rate. The cash flows allocable to each floating rate tranche will be based on the "gross fixed rate" for that tranche, as discussed further below.



      Any such interest rate swap will be either a "scheduled balance swap" or an "actual balance swap." A "scheduled balance swap" is an interest rate swap in which the notional amount in each period is the principal amount of the applicable tranche after giving effect to all payments (if any) of principal that were scheduled to be made or before the payment date at the beginning of that period. An "actual balance swap" is an interest rate swap in which the notional amount in each period is the principal amount of the relevant tranche after giving effect to all payments (if any) of principal that have actually been made on or before the payment date at the beginning of that period.



      Amounts Payable Under Interest Rate Swap Agreements. Under each interest rate swap agreement, for each interest accrual period we will be obligated to pay the related swap counterparty an amount equivalent to interest on the notional amount for such tranche for such period at a fixed rate of interest, referred to as the "gross fixed rate" for that notional amount, and the swap counterparty will be obligated to pay us an amount equal to interest at the floating rate for the same notional amount. Those obligations will then be netted on the business day before each payment date. Therefore, for each interest accrual period with respect to the notional amount of the swap, either we will pay the swap counterparty only the amount, if any, by which interest at the gross fixed rate exceeds interest at the floating rate, referred to as the "net swap payment," or the swap counterparty will pay us only the amount, if any, by which interest at the floating rate exceeds interest at the gross fixed rate, referred to as the "net swap receipt," as discussed below.



      For each payment date with respect to each floating rate tranche, the trustee will allocate to the subaccount established for that tranche, referred to as a "tranche subaccount," an amount equal to the product of interest at the gross fixed rate for that tranche and the relevant notional amount for that tranche for the preceding interest accrual period, referred to as the "gross fixed amount." In addition, any net swap receipt under the related interest rate swap agreement will be deposited in that tranche subaccount, and will be available, together with the gross fixed amount for that tranche, to pay interest due on that tranche on that payment date. Any net swap payment will be paid to the related swap counterparty only out of funds on deposit in that tranche subaccount, and the remaining amount in that tranche subaccount will be available to pay interest due on that tranche. In addition, in the case of a scheduled balance swap, we will pay interest due on any tranche equal to the product of the applicable floating rate and the amount, if any, by which the average outstanding principal balance of that tranche during that accrual period exceeds the notional amount for that tranche for that interest period. We also will pay any additional amount that might be required to fund interest on the series 2005-1 transition bonds, for example, if the swap counterparty fails to pay.



      With respect to any payment date, the notional amount in effect under each actual balance swap for the interest accrual period ended prior to that payment date will equal the actual principal balance of the related floating rate tranche as of the close of business on the preceding payment date, and the notional amount in effect under each scheduled balance swap for the interest accrual period ended prior to the payment date will equal the principal balance of the related floating rate tranche, taking into account all scheduled payments of principal, as of the close of business on the preceding payment date. With respect to the first payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will be equal to the initial principal balance of the related floating rate tranche.



      The gross fixed rate for the floating rate tranche ______ transition bonds will be [ ]% percent per annum.


      Swap Counterparty Ratings. The required long-term senior unsecured or financial program ratings of each swap counterparty under each interest rate swap agreement will be at least "[ ]" by Moody's, either at least "[ ]" or, for short-term obligations, "[ ]" by S&P and, if a swap counterparty is rated by Fitch, either at least "[ ]" or, for short-term obligations, "[ ]" for Fitch. These ratings are referred to as the "swap counterparty minimum ratings."


      Caps on Certain Swap Termination Amounts Payable from Funds in the Collection Account. Swap termination payments will be payable out of the general subaccount of the collection account under clause 11 of the waterfall of payments described under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus only after all of the series 2005-1 transition bonds have been paid in full unless the swap termination payments are payable as a result of (i) failure to pay as a result of insufficient collection of transition charges (up to $[ ]), (ii) breach of the swap agreement by us or the indenture trustee (up to $[ ]), (iii) our bankruptcy, (iv) our merger without assumption or (v) failure or termination of the security interest of the trustee under the indenture.


      Swap Counterparty. The swap counterparty is [counterparty].

      [The swap counterparty's] ratings for long-term obligations are [ ] from Moody's, [ ] from S&P and [ ] from Fitch.]

                               CREDIT ENHANCEMENT


      Credit enhancement for the series 2005-1 transition bonds is intended to protect you against losses or delays in scheduled payments on your series 2005-1 transition bonds. Please refer to "Risk Factors -- You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited" in the accompanying prospectus.

STATUTORILY GUARANTEED TRUE-UP MECHANISM FOR PAYMENT OF SCHEDULED PRINCIPAL AND INTEREST



      The Restructuring Act and the irrevocable financing order guarantee that transition charges on all retail electric customers, including the State of Texas and other governmental entities, will be reviewed and adjusted at least annually to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the series 2005-1 transition bonds. Transition charges are required to be adjusted semi-annually if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the series 2005-1 transition bonds. In the irrevocable financing order, the Texas commission guaranteed that it would take specific action pursuant to the financing order as expressly authorized by the Restructuring Act. There is no "cap" on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest on the series 2005-1 transition bonds. The Financing Order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the series 2005-1 transition bonds, and are legally enforceable against the State of Texas and the Texas commission. Please read "The Transition Charges" below and "CenterPoint Houston's Financing Order" and "The Servicing Agreements -- The Statutorily Guaranteed Transition Charge Adjustment Process" in the accompanying prospectus.


COLLECTION ACCOUNT AND SUBACCOUNTS


      The trustee will establish a collection account for the series 2005-1 transition bonds to hold the capital contribution from CenterPoint Houston and collected transition charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:


      -     the general subaccount,





      -     the excess funds subaccount,


      -     the capital subaccount, and


      - [the tranche subaccount for the tranche __ floating rate transition bonds.]


      Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under "The Transition Bonds -- The Collection Account for the Transition Bonds" and " -- How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.

      The General Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer with respect to the series 2005-1 transition bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated" in the accompanying prospectus.



      The Excess Funds Subaccount. The excess funds subaccount will be funded with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:


      - fees and expenses, including any indemnity payments, of the trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,


      - principal and interest payments on the series 2005-1 transition bonds[, which in the case of interest on the tranche ___ floating rate transition bonds will be the gross fixed amount for that tranche on that payment date,] required to be paid or scheduled to be paid on that payment date, and



      - any amount required to replenish any amounts drawn from the capital subaccount






      The periodic adjustments of the transition charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur annually. Under limited circumstances, these adjustments may occur more frequently, but not more frequently than every six months during the first thirteen years the transition charges are collected in respect of the series 2005-1 transition bonds and every three months during the fourteenth and fifteenth years.



      If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the transition bondholders and, to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.



      The Capital Subaccount. On the date we issue the series 2005-1 transition bonds, CenterPoint Houston will deposit $ [ ] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the series 2005-1 transition bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the series 2005-1 transition bonds described below under "Ratings for the Series 2005-1 Transition Bonds." If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the transition bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.



      The Tranche Subaccount. A subaccount, referred to as the tranche subaccount, will be established for the tranche ___ floating rate transition bonds upon issuance. On the business day preceding each payment date, the trustee will allocate to the tranche subaccount from the general subaccount an amount equal to the gross fixed amount for the floating rate tranche on that payment date. On that day, any net swap payment will be paid to the related swap counterparty from the tranche subaccount, or any net swap receipt from the related swap counterparty will be deposited into the tranche subaccount. On the related payment date, amounts in the tranche subaccount will be paid as interest to the holders of the tranche __ floating rate transition bonds. In the event of a shortfall of funds in the tranche subaccount to make a net swap payment due the related swap counterparty and to pay interest on the tranche __ floating rate transition bonds, those amounts will be paid on a pro rata basis based on the relative amounts due in respect of the swap and the interest on that tranche. Any balance remaining in the tranche subaccount after payments have been made to the holders of the tranche __ floating rate transition bonds on a payment date will be transferred to the collection account for allocation on the next payment date.



      No amounts in the excess funds subaccount or the capital subaccount may be used to cover any shortfalls in interest on the tranche __ floating rate transition bonds to the extent that the shortfall is due to the swap counterparty's failure to pay any net swap receipt due under the related interest rate swap agreement. However, amounts in those subaccounts will be available to pay the applicable gross fixed amount with respect to the notional amount of the swap related to the tranche __ floating rate transition bonds and, in the case of a scheduled balance swap, to pay interest accrued on principal to the extent that the average actual principal balance for an interest accrual period exceeds the swap's notional amount for that period.]

RETAIL ELECTRIC PROVIDER DEPOSITS AND OTHER CREDIT SUPPORT

      Each retail electric provider in CenterPoint Houston's service territory is obligated to collect and remit transition charges to the servicer as described under "Retail Electric Providers" in the accompanying prospectus. The financing order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively, must provide:

      - a cash deposit of two months' maximum expected transition charge collections,

      - an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively, providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or

      -     a combination of any of the foregoing.

A retail electric provider that does not have or maintain the requisite credit rating may select which alternate form of deposit, credit support or combination thereof it will utilize.


      Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the series 2005-1 transition bonds. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, the amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of the series 2005-1 transition bonds. Please see "Retail Electric Providers -- Rating, Deposit and Related Requirements," " -- Remedies Upon Default" and "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers" in the accompanying prospectus.

                             THE TRANSITION CHARGES


      CenterPoint Houston will be the initial servicer of the series 2005-1 transition bonds. Beginning on the date we issue the series 2005-1 transition bonds, the initial transition charges listed in the table below will be imposed on retail electric customers in each transition charge customer class at the applicable rate for the class determined pursuant to the financing order. These transition charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Texas commission. Please refer to "CenterPoint Houston's Financing Order" in the accompanying prospectus.


                           INITIAL TRANSITION CHARGES


                                                                                      INITIAL TRANSITION
TRANSITION CHARGE CUSTOMER CLASS                                                          CHARGE RATE
--------------------------------                                                          -----------
Residential.....................................................................            PER KWH
MGS (miscellaneous general service).............................................        PER KW/PER KWH
LGS (large general service).....................................................        PER KVA/PER KW
LOS-A (large overhead service - A)..............................................            PER KW
LOS-B (large overhead service - B)..............................................            PER KW
Non-Metered Lighting............................................................            PER KWH
Standby Electric Service - Distribution.........................................            PER KW
Interruptible Service Supplemental - Distribution...............................            PER KW
Interruptible Service - 30 Minute Notice........................................            PER KW
Interruptible Service - 10 Minute Notice........................................            PER KW
Interruptible Service - Instantaneous...........................................            PER KW
Interruptible Service Supplemental - Transmission...............................            PER KW
Standby Electric Service - Transmission.........................................            PER KW
Standby Interruptible Service...................................................            PER KW
SCP (special contract pricing)..................................................            PER KW


Please refer to "CenterPoint Houston's Financing Order -- Allocation" in the accompanying prospectus.

                 UNDERWRITING THE SERIES 2005-1 TRANSITION BONDS

      Subject to the terms and conditions in the underwriting agreement among us, CenterPoint Houston and the underwriters, for whom [ ] is acting as the representative, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the series 2005-1 transition bonds listed opposite each underwriter's name below:


      UNDERWRITER              TRANCHE           TRANCHE            TRANCHE            TRANCHE
      -----------              -------           -------            -------            -------
Total................          $                 $                  $                  $
                               =======           =======            =======            =======




      Under the underwriting agreement, the underwriters will take and pay for all of the series 2005-1 transition bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

THE UNDERWRITERS' SALES PRICE FOR THE SERIES 2005-1 TRANSITION BONDS


      The series 2005-1 transition bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the series 2005-1 transition bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.



                                           SELLING                REALLOWANCE
TRANCHE                                  CONCESSION                DISCOUNT
-------                                  ----------               -----------


      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.


NO ASSURANCE AS TO RESALE PRICE OR RESALE LIQUIDITY FOR THE SERIES 2005-1 TRANSITION BONDS



      The series 2005-1 transition bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the series 2005-1 transition bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the series 2005-1 transition bonds.



VARIOUS TYPES OF UNDERWRITER TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE SERIES 2005-1 TRANSITION BONDS



      The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the series 2005-1 transition bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the series 2005-1 transition bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the series 2005-1 transition bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the series 2005-1 transition bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the series 2005-1 transition bonds to be higher than they would otherwise be. Neither we, CenterPoint Houston, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.



      Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to CenterPoint Houston and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the series 2005-1 transition bonds.



      We estimate that our share of the total expenses of the offering will be $[ ].



      We and CenterPoint Houston have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.



      The underwriters are offering the series 2005-1 transition bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the series 2005-1 transition bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.



       RISK WEIGHTING OF THE SERIES 2005-1 TRANSITION BONDS UNDER CERTAIN
                        INTERNATIONAL CAPITAL GUIDELINES



      If held by financial institutions subject to regulation in countries (other than the united states) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, "basel accord"), the series 2005-1 transition bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the united states, which are accorded a 20% risk weighting. please read "Centerpoint Houston's Financing Order -- Statutorily Guaranteed True-Ups" and " -- Statutorily Guaranteed True-Ups: Entire Private Sector Default" in the accompanying prospectus.



      The United Kingdom's Financial Services Authority has issued "individual guidance" letters to one or more investors that an investment in texas transition bonds issued under the Restructuring Act may be accorded a 20% risk weighting, similar to the risk weighting assigned to U. S. agency corporate securities.



      There is no assurance that the series 2005-1 transition bonds will attract a 20% risk weighting treatment under any national law, regulation, multi-national directives or policy implementing the Basel Accord. Investors should consult their regulators before making any investment.


                 RATINGS FOR THE SERIES 2005-1 TRANSITION BONDS


      It is a condition of any underwriter's obligation to purchase the series 2005-1 transition bonds that each tranche of the series 2005-1 transition bonds be rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "AAA" by Fitch, Inc., and "Aaa" by Moody's Investors Service.



      A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the series 2005-1 transition bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the series 2005-1 transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the series 2005-1 transition bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the series 2005-1 transition bonds other than payment in full of each tranche of the series 2005-1 transition bonds by the applicable final maturity date, as well as the timely payment of interest.

            Subject to completion, dated September 12, 2005.


                                   PROSPECTUS

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
                                     Issuer

                                Transition Bonds

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
                           Seller and Initial Servicer

                             ______________________

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE YOU INVEST IN THE TRANSITION BONDS.


      We may issue from time to time one or more series of the transition bonds as described in this prospectus. Each series of transition bonds may have one or more tranches. The transition bonds represent only our obligations and are backed only by our assets. CenterPoint Energy Houston Electric, LLC and its affiliates, other than us, are not liable for any payments on the transition bonds. The transition bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the transition bonds. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the state of texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.


      We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the transition bonds.

      There currently is no secondary market for the transition bonds, and we cannot assure you that one will develop.

      We may offer and sell the transition bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds. This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       The date of this prospectus is      , .

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS......................................................................................................     1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................................................................     2
PROSPECTUS SUMMARY.........................................................................................................     3
    Summary of the Transition Bonds........................................................................................     3
    Parties to Transaction and Responsibilities............................................................................     7
    Flow of Funds..........................................................................................................     7
    The Collateral.........................................................................................................     8
    The Transition Property................................................................................................     8
    Interest Payments......................................................................................................     9
    Principal Payments and Record Dates and Payment Sources................................................................    10
    Priority of Distributions..............................................................................................    10
    Floating Rate Transition Bonds.........................................................................................    11
    Credit Enhancement.....................................................................................................    11
    State Pledge...........................................................................................................    12
    Allocations and Distributions of Transition Charges....................................................................    12
    Optional Redemption....................................................................................................    12
    Payment and Record Dates...............................................................................................    12
    Scheduled Final Payment Dates and Final Maturity Dates.................................................................    13
    Ratings for the Transition Bonds.......................................................................................    13
    Reports to Transition Bondholders......................................................................................    13
    Servicing Compensation.................................................................................................    13
    Federal Income Tax Status..............................................................................................    14
    ERISA Considerations...................................................................................................    14
RISK FACTORS...............................................................................................................    15
    You may experience material payment delays or incur a loss on your investment in the transition bonds because the
        source of funds for payment is limited.............................................................................    15
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS................................................    15
    Future judicial action could reduce the value of your investment in the transition bonds...............................    16
    The federal government might preempt the Restructuring Act without full compensation...................................    17
    Future state legislative action could reduce the value of your investment in the transition bonds......................    17
    The Texas commission might take actions that could reduce the value of your investment in the transition bonds.........    18
SERVICING RISKS............................................................................................................    19
    Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on
        the transition bonds...............................................................................................    19
    Your investment in the transition bonds depends on CenterPoint Houston or its successor or assignee, acting as
        servicer of the transition property................................................................................    20
    If we replace CenterPoint Houston as the servicer, we may experience difficulties finding and using a replacement
        servicer...........................................................................................................    20
    It might be difficult to collect transition charges from retail electric providers.....................................    21
    Competitive metering services might result in unexpected problems in receiving accurate metering data..................    22
    Changes to billing and collection practices might reduce the value of your investment in the transition bonds..........    23
    Limits on rights to terminate service might make it more difficult to collect the transition charges...................    23
    Future adjustments to transition charges by customer class might result in insufficient collections....................    24
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY........................................................    24

    We will not receive transition charges for any series of transition bonds in respect of electric service provided
        more than 15 years from the date of issuance of that series of transition bonds....................................    24
    Foreclosure of the trustee's lien on the transition property might not be practical, and acceleration of the
        transition bonds before maturity might have little practical effect................................................    24
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER.......................................    25
    The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer's bankruptcy and reduce the value of your investment in the
        transition bonds...................................................................................................    25
    The bankruptcy of CenterPoint Houston or any successor seller might result in losses or delays in payments on the
        transition bonds...................................................................................................    25
    The sale of the transition property might be construed as a financing and not a sale in a case of CenterPoint
        Houston's bankruptcy which might delay or limit payments on the transition bonds...................................    27
    If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts
        owing on the transition bonds......................................................................................    28
    Claims against CenterPoint Houston or any successor seller might be limited in the event of a bankruptcy of the seller.    28
    The bankruptcy of CenterPoint Houston or any successor seller might limit the remedies available to the trustee........    28
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS........................................    29
    Retail electric providers may commingle the transition charges with other revenues they collect.  This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider
        enters bankruptcy proceedings......................................................................................    29
    If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held
        by the trustee might not be available to cover amounts owed by the retail electric provider........................    29
    If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to
        the bankruptcy estate of the retail electric provider..............................................................    29
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS..........................................................    30
    We may incur expenses in excess of caps on such expenses provided in the financing order...............................    30
    CenterPoint Houston's indemnification obligations under the sale and servicing agreements are limited and might not be
        sufficient to protect your investment in the transition bonds......................................................    30
    CenterPoint Houston's ratings might affect the market value of the transition bonds....................................... 31
    Technological change might make alternative energy sources more attractive in the future...............................    31
    The absence of a secondary market for the transition bonds might limit your ability to resell your transition bonds....    31
    You might receive principal payments later than you expect.............................................................    32

THE RESTRUCTURING ACT......................................................................................................    33
    The Restructuring Act's General Effect on the Electric Utility Industry in Texas.......................................    33
    Recovery of Qualified Costs for CenterPoint Houston and Other Texas Utilities..........................................    35
    CenterPoint Houston and Other Utilities May Securitize Qualified Costs.................................................    35
CENTERPOINT HOUSTON'S FINANCING ORDER......................................................................................    38
RETAIL ELECTRIC PROVIDERS..................................................................................................    43
THE SERVICER OF THE TRANSITION PROPERTY....................................................................................    47
    About CenterPoint Houston..............................................................................................    47
    Customer Classes.......................................................................................................    49
    Percentage Concentration of Large End-Use Retail Customers Served by CenterPoint Houston...............................    51
    How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage..........    51
    The Billing Process....................................................................................................    54
    The Collection Process.................................................................................................    54
THE ISSUER.................................................................................................................    56
    General................................................................................................................    56
    Our Purpose............................................................................................................    56
    Our Relationship With CenterPoint Houston..............................................................................    57
    Our Relationship With the State of Texas and the Texas Commission......................................................    57
    Our Managers...........................................................................................................    57
    Manager Fees and Limitation on Liabilities.............................................................................    58
    We Are a Separate and Distinct Legal Entity from CenterPoint Houston...................................................    58
    Administration Agreement...............................................................................................    59
USE OF PROCEEDS............................................................................................................    60
RELATIONSHIP TO THE SERIES 2001-1 TRANSITION BONDS.........................................................................    60
THE TRANSITION BONDS.......................................................................................................    60
    General Terms of the Transition Bonds..................................................................................    60
    Payments of Interest and Principal on the Transition Bonds.............................................................    62
    Floating Rate Transition Bonds.........................................................................................    64
    Redemption of the Transition Bonds.....................................................................................    64
    Credit Enhancement for the Transition Bonds............................................................................    64
    Transition Bonds Will Be Issued in Book-Entry Form.....................................................................    65
    Definitive Certificated Transition Bonds...............................................................................    68
    Registration and Transfer of the Transition Bonds......................................................................    68
    The Transition Bonds May Be Issued in Various Series or Tranches.......................................................    69
    The Security for the Transition Bonds..................................................................................    69
    The Collection Account for the Transition Bonds........................................................................    71
    How Funds in the Collection Account Will Be Allocated..................................................................    75
    Reports to Holders of the Transition Bonds.............................................................................    77
    Enhanced Continuing Disclosure.........................................................................................    78
    We and the Trustee May Modify the Indenture............................................................................    79
    What Constitutes an Event of Default on the Transition Bonds...........................................................    82
    Our Covenants..........................................................................................................    85
    Access to the List of Transition Bondholders...........................................................................    87
    We Must File an Annual Compliance Statement............................................................................    87
    The Trustee Must Provide an Annual Report to All Transition Bondholders................................................    87
    What Will Trigger Satisfaction and Discharge of the Indenture..........................................................    88
    Our Legal Defeasance and Covenant Defeasance Options...................................................................    88
    The Trustee............................................................................................................    90
    Governing Law..........................................................................................................    90
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS....................................................    90
THE SALE AGREEMENTS........................................................................................................    91
    CenterPoint Houston's Sale and Assignment of the Transition Property...................................................    91

    CenterPoint Houston's Representations and Warranties...................................................................    92
    CenterPoint Houston's Covenants........................................................................................    96
    CenterPoint Houston's Obligation to Indemnify Us and the Trustee and to Take Legal Action..............................    99
    Successors to CenterPoint Houston......................................................................................   100
    Amendment..............................................................................................................   100
THE SERVICING AGREEMENTS...................................................................................................   100
    Servicing Procedures...................................................................................................   100
    The Statutorily Guaranteed Transition Charge Adjustment Process........................................................   104
    Servicer Compensation..................................................................................................   105
    CenterPoint Houston's Representations and Warranties as Servicer.......................................................   106
    The Servicer Will Indemnify Us, Other Entities and the Texas Commission in Limited Circumstances.......................   107
    The Servicer Will Provide Statements to Us, the Texas Commission and the Trustee.......................................   108
    The Servicer Will Provide Compliance Reports Concerning the Servicing Agreement........................................   108
    Matters Regarding CenterPoint Houston as the Servicer..................................................................   109
    Events Constituting a Default by the Servicer..........................................................................   110
    The Trustee's Rights if the Servicer Defaults..........................................................................   111
    The Obligations of a Successor Servicer................................................................................   111
    Amendment..............................................................................................................   111
    Intercreditor Agreement................................................................................................   112
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT................................................................................   112
MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS....................................................   116
    General................................................................................................................   116
    Income Tax Status of the Transition Bonds and the Issuer...............................................................   116
    Taxation of Transition Bondholders.....................................................................................   117
    Definition of United States Person.....................................................................................   117
    Tax Consequences to U.S. Holders.......................................................................................   117
    Tax Consequences to Non-U.S. Holders...................................................................................   118
ERISA CONSIDERATIONS.......................................................................................................   119
    Plan Asset Issues for an Investment in the Transition Bonds............................................................   119
    Prohibited Transaction Exemptions......................................................................................   120
    General Investment Considerations for Prospective Plan Investors in the Transition Bonds...............................   120
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS..............................................................................   121
    Distribution...........................................................................................................   121
    Compensation to Underwriters...........................................................................................   121
    Other Distribution Matters.............................................................................................   122
RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES..............................................................   122
RATINGS FOR THE TRANSITION BONDS...........................................................................................   122
WHERE YOU CAN FIND MORE INFORMATION........................................................................................   122
LEGAL MATTERS..............................................................................................................   123
EXPERTS....................................................................................................................   123

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. By using this process, we may offer the transition bonds in one or more offerings. This prospectus provides you with a description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "Where You Can Find More Information."


      References in this prospectus and the prospectus supplement to the terms "we," "us," "our" or "the issuer" mean CenterPoint Energy Transition Bond Company II, LLC. References to "CenterPoint Houston" or "the seller" mean CenterPoint Energy Houston Electric, LLC, and references to the "integrated utility" mean Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its restructuring and the onset of competition in the retail electric services market in Texas on January 1, 2002, as mandated by the 1999 utility restructuring amendments to the Public Utility Regulatory Act, which we refer to as the "Restructuring Act." Unless the context otherwise requires, the term "customer" means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the "Texas commission." You can find a glossary of some of the other defined terms we use in this prospectus on page A-1 of this prospectus.


      You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading "Where You Can Find More Information," are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will," or other similar words.

      We have based our forward-looking statements on our management's beliefs, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

      The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

      - state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of laws or regulations applicable to other aspects of our business;


      - non-payment of transition charges due to financial distress of retail electric providers;


      - the accuracy of the servicer's estimates of market demand and prices for energy;

      - the accuracy of the servicer's estimates of industrial, commercial and residential growth in CenterPoint Houston's service territory;

      -     changes in market demand and demographic patterns;

      - weather variations and other natural phenomena affecting retail electric customer energy usage;

      - the operating performance of CenterPoint Houston's facilities and the facilities of third-party suppliers of electric energy in CenterPoint Houston's service territory;

      - the accuracy of the servicer's forecast of electrical consumption or the payment of transition charges;

      - the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in CenterPoint Houston's service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc.; and

      - other factors we discuss in this prospectus, any prospectus supplement and our other Securities and Exchange Commission filings.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

                               PROSPECTUS SUMMARY

      This summary contains a brief description of the transition bonds and applies to all series of transition bonds we may offer by use of this prospectus. You may find information relating to a specific series of our transition bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the transition bonds following this summary.

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE YOU INVEST IN THE TRANSITION BONDS.

SUMMARY OF THE TRANSITION BONDS

The issuer of the transition bonds:   CenterPoint Energy Transition Bond Company
                                      II, LLC, a direct, wholly owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own transition property, to issue one or more series of transition bonds secured by transition property and to perform any activity incidental thereto.


                                      We are responsible to the State of Texas commission. Specifically, pursuant to the financing order of the Texas commission relating to the initial series of transition bonds,



                                        -    our organizational documents and
                                             transaction documents for the
                                             initial series of transition bonds
                                             prohibit us from engaging in any
                                             activities other than acquiring
                                             transition property, issuing
                                             transition bonds and performing
                                             other activities as specifically
                                             authorized by that financing order,



                                        -    we must respond to representatives
                                             of the Texas commission throughout
                                             the process of offering the initial
                                             series of transition bonds, with
                                             the financing order directing the
                                             Texas commission's financial
                                             advisor to veto any proposal that
                                             does not comply with all criteria
                                             established in the financing order,
                                             and



                                        -    the servicer will file periodic
                                             adjustments to transition charges
                                             with the Texas commission on our
                                             behalf.



                                      We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.



                                      Subsequent financing orders relating to
                                      additional series of transition bonds may impose additional or different requirements. Please read "CenterPoint Houston's Financing Order."



The issuer's address:                 1111 Louisiana, Suite 4655B, Houston,
                                      Texas 77002

The issuer's telephone number:        (713) 207-5222



The seller of the transition
property:                             CenterPoint Energy Houston Electric, LLC,
                                      a regulated utility organized under Texas law. CenterPoint Houston is engaged in the transmission and distribution of electric energy in a 5,000 square-mile area located along the Texas Gulf Coast that has a population of approximately 5 million people. As of June 30, 2005, CenterPoint
                                      Houston provided electric transmission and distribution service to approximately 1.9 million metered customers in this area.
                                      CenterPoint Houston is an indirect, wholly owned subsidiary of CenterPoint Energy,
                                      Inc., a public utility holding company
                                      created in August 2002 as part of the
                                      corporate restructuring of Reliant Energy,
                                      Incorporated. CenterPoint Energy is a
                                      holding company registered under the
                                      Public Utility Holding Company Act of
                                      1935.


CenterPoint Houston's address:        1111 Louisiana, Houston, Texas 77002

CenterPoint Houston's
telephone number:                     (713) 207-3000

The servicer of the transition        CenterPoint Houston, acting as the initial
property:                             servicer, and any successor servicer,
                                      referred to in this prospectus as the
                                      "servicer," will service the transition
                                      property under a servicing agreement with us. CenterPoint Houston currently services under a separate servicing agreement other transition property securing the Series
                                      2001-1 Transition Bonds issued by
                                      CenterPoint Energy Transition Bond
                                      Company, LLC, also a wholly owned
                                      subsidiary of CenterPoint Houston, which we refer to in this prospectus as "Transition Bond Company I." Please read
                                      "Relationship to the Series 2001-1
                                      Transition Bonds."


The trustee:                          The trustee for each series of transition
                                      bonds will be named in the applicable
                                      prospectus supplement.



Transaction overview:                 The Restructuring Act's mandate to
                                      transition to a competitive electric
                                      market created stranded investment and
                                      other balances for electric utilities
                                      within the State of Texas. The
                                      Restructuring Act permits electric
                                      utilities to recover certain of these
                                      stranded investments and other balances
                                      through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission. The Restructuring Act also permits the Texas commission to impose an irrevocable nonbypassable transition charge on all retail electric customers, including the State of Texas and other governmental entities, within a utility's certificated service territory as it existed on May 1, 1999, for payment of the transition bonds. We refer to this area in this prospectus and the prospectus supplement, with regard to CenterPoint
                                      Houston and the integrated utility, as
                                      "CenterPoint Houston's service territory."
                                      The amount and terms for collections of
                                      these transition charges are governed by one or more financing orders issued to an electric utility by the Texas commission.
                                      The Restructuring Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility's right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under a financing order, upon transfer to the issuer, constitute transition property.
                                      Under the Restructuring Act, transition
                                      property does not come into existence
                                      until an electric utility first transfers to an assignee or pledges in connection with the issuance of transition bonds its rights under a related financing order.
                                      However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of CenterPoint
                                      Houston's rights under such a financing
                                      order is sometimes referred to as the sale or purchase of transition property.
                                      References in this prospectus to a
                                      "financing order" are to a financing order of the Texas commission as described above, unless the context indicates that the reference is to the financing order issued by the Texas commission on March
                                      16, 2005 which is further described below.
                                      Any subsequent financing order relating to a separate series of transition bonds will be described in the applicable prospectus supplement.



                                      On March 16, 2005, the Texas commission
                                      issued a financing order to CenterPoint
                                      Houston authorizing the issuance of
                                      transition bonds in one or more series in an aggregate amount not to exceed $1,493,747,264 plus (a) the principal portion of excess mitigation credits (which are credits on the bills of retail electric customers that were required by prior order of the Texas commission) provided by CenterPoint Houston after August 31, 2004 through the date of issuance of the transition bonds, or the date of the termination of such excess mitigation credits, whichever is earlier,
                                      (b) interest on stranded costs accrued
                                      after August 31, 2004 through the date of issuance of the transition bonds, and (c) up-front qualified costs as set forth in the financing order. The qualified costs authorized in the financing order, which we refer to in this prospectus and any applicable prospectus supplement as "qualified costs," include CenterPoint Houston's stranded cost balance (including the excess mitigation credits, interest and up-front costs described above), certain costs of issuing, supporting and servicing the transition bonds and certain costs of retiring and refunding CenterPoint Houston's existing debt and equity securities in connection with the issuance of the transition bonds. The Texas commission guarantees that it will take specific action pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that transition charge revenues are sufficient to pay principal and interest on the series 2005-1 transition bonds.


                                      The primary transactions underlying the
                                      offering of each series of transition
                                      bonds are as follows:


                                       -  CenterPoint Houston will sell
                                          transition property to us in exchange
                                          for the net proceeds from the sale of
                                          a series of transition bonds,



                                       -  we will sell the series of
                                          transition bonds, which will be
                                          secured primarily by the related
                                          transition property, to the
                                          underwriters named in the prospectus
                                          supplement, and



                                       -  CenterPoint Houston will act as the
                                          servicer of the transition property.



                                      The transition bonds are not obligations of the trustee, our managers, CenterPoint Houston, CenterPoint Energy or of any of their affiliates other than us. The transition bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas. However, the State of Texas and other governmental entities, as retail electric customers, will be obligated to pay transition charges securing the transition bonds. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

PARTIES TO TRANSACTION AND RESPONSIBILITIES


      The following chart represents a general summary of the parties to the transactions underlying the offering of a series of transition bonds, their roles and their various relationships to the other parties:


[Chart summarizing the parties to the transactions underlying the offering of the transition bonds, their roles and relationships to the other parties. The Texas commission issues a financing order. CenterPoint Energy Transition Bond Company II, LLC issues the transition bonds and purchases transition property from CenterPoint Houston. CenterPoint Houston, as servicer, calculates charges by customer class to meet the payment schedule, prepares true-ups and submits filings to the Texas commission, which approves the transition charges on customer bills. The 1.9 metered million retail electric customers pay the transition charges to retail electric providers who remit transition charges to CenterPoint Houston, as servicer. CenterPoint Houston, as servicer, then remits on a daily basis, all transition charges collected to the indenture trustee, who then pays principal and interest semi-annually to the transition bondholders.]



FLOW OF FUNDS



      The following chart represents a general summary of the flow of funds:



[Chart describing the flow of funds as follows: Retail customers remit transition charges to the retail electric providers, who remit the billed transition charges to CenterPoint Houston, as the servicer. CenterPoint Houston, as the servicer, remits transition charges to the indenture trustee for payment of principal and interest to the transition bondholders.]

THE COLLATERAL


      Each series of transition bonds will be secured under the indenture by the indenture's trust estate relating to that series. The principal asset of the trust estate will be transition property, which is a present property right created under the Restructuring Act enacted by the Texas legislature in June 1999 by a financing order issued by the Texas commission. The indenture's trust estate will also consist of:


      - our rights under a sale agreement pursuant to which we will acquire the related transition property, under an administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to the sale agreement,

      - our rights under a servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

      - the collection account for the particular series of transition bonds and all subaccounts of the collection account,


      - our rights under any interest rate swap agreement or hedging agreement entered into with respect to the issuance of a floating rate tranche of a particular series of transition bonds,


      - our rights in the deposits of retail electric providers required under the applicable financing order,

      - all of our other property related to the series of transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

      - all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

      - all payments on or under and all proceeds in respect of any or all of the foregoing.

      The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please read "The Transition Bonds -- The Security for the Transition Bonds."

THE TRANSITION PROPERTY


      In general terms, all of the rights and interests of CenterPoint Houston under a financing order, upon transfer to us pursuant to a sale agreement, are referred to in this prospectus and the prospectus supplement as "transition property." Transition property includes the right to impose, collect and receive, through the transition charges payable by retail electric customers within CenterPoint Houston's service territory which, subject to certain limitations specified in the Restructuring Act, continue to consume electricity that is delivered through the distribution system or produced in new on-site generation, including the State of Texas and other governmental entities, an amount sufficient to recover the qualified costs of CenterPoint Houston authorized in the applicable financing order, including the right to receive transition charges in amounts and at times sufficient to pay principal and interest and to make other deposits in connection with the related series of transition bonds. During the twelve months ended June 30, 2005, approximately 42% of CenterPoint Houston's total deliveries were to industrial customers, approximately 26% were to commercial customers and approximately 32% were to residential customers, with the State of Texas and other governmental entities included in all categories and comprising approximately 5% of CenterPoint Houston's total deliveries. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.



      The transition property is not a receivable, and the principal collateral securing a series of transition bonds will not be a pool of receivables. Transition charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Texas commission, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with transition bonds. See "CenterPoint Houston's Financing Order -- True Ups." All revenues and collections resulting from transition charges are part of the transition property with respect to a particular series of transition bonds.

      We will purchase transition property from CenterPoint Houston to support the issuance of the related series of transition bonds. The servicer will collect the applicable transition charges from "retail electric providers," which are entities certified under Texas law that provide electricity and related services to retail electric customers within CenterPoint Houston's service territory, and will remit the collections to the trustee. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Houston's service territory. Each retail electric provider will include the transition charges in its bills to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers' bills.

      Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider's other funds. Please refer to "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers," "Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment -- Bankruptcy of a Retail Electric Provider" in this prospectus.


      The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please refer to "Retail Electric Providers" in this prospectus. For information on how electric service to retail electric customers may be terminated, see "Risk Factors -- Servicing Risks -- Limits on rights to terminate service might make it more difficult to collect the transition charges" in this prospectus. Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within CenterPoint Houston's service territory, the amount of collections may vary substantially from year to year. Please refer to "The Servicer of the Transition Property" in this prospectus.


INTEREST PAYMENTS


      Interest on each tranche or series of transition bonds will accrue from the date we issue the tranche or series of transition bonds at the interest rate stated in the related prospectus supplement. On each payment date, we will pay interest on each tranche or series of transition bonds equal to the following amounts:


      - if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and


      - accrued interest on the principal balance of each tranche or series of transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of each tranche or series of transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.



      We will pay interest on each tranche or series of transition bonds before we pay the principal of each tranche or series of transition bonds. Please refer to "The Transition Bonds -- Payments of Interest and Principal on the Transition Bonds." If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the trustee will distribute interest pro rata to each series and tranche of transition bonds based on the amount of interest payable on each outstanding series and tranche. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL PAYMENTS AND RECORD DATES AND PAYMENT SOURCES

      On each payment date specified in the prospectus supplement for each series of transition bonds, referred to in this prospectus as a "payment date," we will pay amounts then due or scheduled to be paid on outstanding series of the transition bonds from amounts available in the collection account for that series and the related subaccounts held by the trustee. We will make these payments to the holders of record of the transition bonds on each record date specified in the prospectus supplement, referred to in this prospectus as a "record date." These available amounts, which will include the applicable transition charges collected by the servicer for us since the last payment date, are described in greater detail under "The Transition Bonds -- The Collection Account for the Transition Bonds."

PRIORITY OF DISTRIBUTIONS

      Unless otherwise specified in a prospectus supplement, on each payment date for a series of transition bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following order of priority:

            1. payment of the trustee's fees, expenses and any outstanding indemnity amounts relating to that series, the total amount of which will be fixed as specified in the indenture,

            2. payment of the servicing fee, which will be a fixed amount specified in the servicing agreement for that series, plus any unpaid servicing fees from prior payment dates,

            3. payment of a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston, and a pro rata portion of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,

            4. payment of all of our other ordinary periodic operating expenses relating to that series, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the applicable servicing agreement,

            5. payment of the interest then due on that series of transition bonds, and payment of amounts, if any, specified in the prospectus supplement that are payable in respect of interest to the swap counterparty under any interest rate swap agreement,

            6. payment of the principal then required to be paid on that series of transition bonds at final maturity or upon redemption or acceleration,

            7. payment of the principal then scheduled to be paid on that series of transition bonds,

            8. payment of any amounts payable to any other credit enhancement providers with respect to that series,


            9. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to that series, including all remaining indemnity amounts owed to the trustee, and any other amounts owed pursuant to any interest rate swap agreement, other than swap termination payments,


            10. replenishment of any amounts drawn from the capital subaccount for that series,

            11. any swap termination payments, which will be payable only after all of the transition bonds have been paid in full unless the swap termination payments are payable as a result of (i) failure to pay as a result of insufficient collection of transition charges (up to a cap specified in the prospectus supplement), (ii) breach of the swap agreement by us or the indenture trustee (up to a cap specified in the prospectus supplement), (iii) our bankruptcy, (iv) our merger without assumption or (v) failure or termination of the security interest of the trustee under the indenture,



            12. release to us of an amount equal to investment earnings on amounts in the capital subaccount for that series, so long as no event of default has occurred and is continuing, and



            13. allocation of the remainder, if any, to the excess funds subaccount.



      The amounts paid during any calendar year in respect of the trustee's fees and expenses in clause 1, the servicing fee in clause 2, the administration and independent managers' fees in clause 3, the ordinary periodic operating expenses in clause 4 and the remaining periodic expenses in clause 9 may not exceed $1,055,500 in the aggregate for all series (for so long as CenterPoint Houston is the servicer), unless the Texas commission approves a different aggregate amount of such payments. If more than one series of transition bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series. Please read "Risk Factors -- Other Risks Associated with an Investment in the Transition Bonds -- We may incur expenses in excess of caps on such expenses provided in the financing order."


      The trustee's fees, expenses and indemnity amounts referred to in clause 1 above and the amount of the servicer's fee referred to in clause 2 above will be described in the prospectus supplement for the related series of the transition bonds. The priority of distributions for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated," as well as in the prospectus supplement for each series of the transition bonds.

FLOATING RATE TRANSITION BONDS


      If, in connection with the issuance of any tranche of transition bonds paying interest at a floating rate, referred to as a floating rate tranche, we arrange for any interest rate swap transactions, the material terms of those transactions will be described in the related prospectus supplement.


CREDIT ENHANCEMENT

      Unless otherwise specified in the prospectus supplement, credit enhancement for the transition bonds will be as follows:


      - The Texas commission will approve adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected transition charges. We sometimes refer to these adjustments as the statutorily guaranteed "true-up adjustments" or the "true-up mechanism." These adjustments will be made semi-annually if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

            Please refer to "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups."


            - Collection Account -- Under the indenture, the trustee will hold a collection account for each series of transition bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:


                  - the capital subaccount -- CenterPoint Houston will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of each series of the transition bonds and



                  - the excess funds subaccount -- any excess amount of collected transition charges and investment earnings not released to us will be held in the excess funds subaccount.



      Each of these subaccounts will be available to make payments on the transition bonds on each payment date. Interest rate swaps and other hedging arrangements may be used to fix synthetically the interest on floating rate transition bonds. Tranche subaccounts for related floating rate transition bonds may also be established in the event interest rate swaps or other hedging arrangements are utilized.


      Retail electric providers in CenterPoint Houston's service territory that do not maintain a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively, are required to provide a cash deposit of two months' maximum expected transition charge collections, an affiliate guarantee, surety bond or letter of credit from an entity with such a credit rating providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of transition bonds of the related series. Please see "Retail Electric Providers -- Rating, Deposit and Related Requirements" and " -- Remedies Upon Default."

      Additional credit enhancement for any series may include other surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for each series will be specified in the related prospectus supplement. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE


      The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the Restructuring Act, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. The transition bonds are not a debt or an obligation of the State of Texas, the Texas commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

ALLOCATIONS AND DISTRIBUTIONS OF TRANSITION CHARGES



      [Chart describing the flow of transition charges as follows: Retail electric customers pay transition charges to retail electric providers, who remit transition charges to the servicer; the servicer remits the transition charges to the indenture trustee for deposit to the collection account for the series of transition bonds; the swap counterparty also pays any amounts due under any interest rate swap for deposit in the tranche subaccount for the series of transition bonds; all amounts in the collection account are then applied to the general subaccount and the other subaccounts to make payments in accordance with the "waterfall" described in this prospectus.]


OPTIONAL REDEMPTION

      The prospectus supplement may provide for redemption of a series of the transition bonds at our option at a redemption price not less than the outstanding principal of and accrued interest on that series of the transition bonds.

PAYMENT AND RECORD DATES

      The payment and record dates for each series of transition bonds will be specified in the related prospectus supplement.

SCHEDULED FINAL PAYMENT DATES AND FINAL MATURITY DATES


      Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any tranche or series by the scheduled final payment date will not result in a default with respect to that tranche or series. The failure to pay the entire outstanding principal balance of the transition bonds of any tranche or series will result in a default only if such payment has not been made by the final maturity date for the tranche or series, or on any date set for redemption of the series. We will specify the scheduled final payment date and the final maturity date of each series and tranche of transition bonds in the related prospectus supplement.


RATINGS FOR THE TRANSITION BONDS

      It will be a condition of issuance for each series of transition bonds that the series be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard and Poor's Rating Services, a Division of The McGraw-Hill Companies and "AAA" by Fitch, Inc. See "Ratings for the Transition Bonds" in this prospectus.

REPORTS TO TRANSITION BONDHOLDERS

      Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the related series of transition bonds. Unless and until the transition bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please refer to "The Transition Bonds -- The Trustee Must Provide an Annual Report to All Transition Bondholders."

SERVICING COMPENSATION

      We will pay the servicer on each payment date the servicing fee with respect to all series of the transition bonds. As long as CenterPoint Houston or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the initial series of transition bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Texas commission consents, exceed 0.60% of the initial principal balance of the initial series of transition bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

FEDERAL INCOME TAX STATUS


      In the opinion of Baker Botts L.L.P., counsel to us and CenterPoint Houston, for United States federal income tax purposes, we will not be considered an entity separate from CenterPoint Energy and the transition bonds will constitute debt of CenterPoint Energy. This opinion is based upon recently released guidance from the Internal Revenue Service and certain representations that we have made to tax counsel. If you purchase a transition bond, you agree to treat it as debt of CenterPoint Energy for United States federal income tax purposes. Please refer to "Material Federal Income Tax Consequences for the Transition Bondholders."


ERISA CONSIDERATIONS

      Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, please refer to "ERISA Considerations."

                                  RISK FACTORS


     Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and in "Cautionary Statement Regarding Forward-Looking Information," before deciding whether to invest in the transition bonds. We will describe material risks of investing in any tranches of floating rate transition bonds in the applicable prospectus supplement.






YOU MAY EXPERIENCE MATERIAL PAYMENT DELAYS OR INCUR A LOSS ON YOUR INVESTMENT IN THE TRANSITION BONDS BECAUSE THE SOURCE OF FUNDS FOR PAYMENT IS LIMITED.



     The only source of funds for payment of the transition bonds will be our assets, which consist of the transition property securing that series of transition bonds, including:



     -    the right to impose, collect and receive transition charges;



     -    the funds on deposit in the accounts held by the trustee;



     -    our rights under various contracts we describe in this prospectus; and



     - any credit enhancement as set forth in the related prospectus supplement.






     The transition bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the transition bonds be insured or guaranteed by CenterPoint Houston, including in its capacity as the servicer, or by its ultimate parent, CenterPoint Energy, any of its affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of the transition bonds solely upon collections of the transition charges, funds on deposit in the related accounts held by the trustee and any other credit enhancement described in the prospectus supplement. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please refer to "The Issuer" in this prospectus.


RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS


     Neither we nor CenterPoint Houston will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Restructuring Act, that may affect the value of your transition bonds. CenterPoint Houston will agree in each sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Restructuring Act that would be materially adverse to us, the trustee or transition bondholders. Please refer to

"The Sale Agreements -- CenterPoint Houston's Covenants" in this prospectus. However, we cannot assure you that CenterPoint Houston would be able to take this action or that any such action would be successful.


FUTURE JUDICIAL ACTION COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.


     The transition property is the creation of the Restructuring Act and one or more financing orders that may be issued by the Texas commission to CenterPoint Houston. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the transition property is a creation of the Restructuring Act, any judicial determination affecting the validity of or interpreting the Restructuring Act, the transition property or our ability to make payments on the transition bonds might have an adverse effect on the transition bonds. Several parties appealed the financing order described in this prospectus, but the financing order was affirmed on appeal to the district court of Travis County, Texas and the deadline established under the Restructuring Act for further appeal has expired. If the Restructuring Act is invalidated, however, the financing order might also be invalidated.



     Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state's law would not automatically invalidate the Restructuring Act or the financing order, but it might provoke a challenge to the Restructuring Act, establish a legal precedent for a successful challenge to the Restructuring Act or heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

THE FEDERAL GOVERNMENT MIGHT PREEMPT THE RESTRUCTURING ACT WITHOUT FULL COMPENSATION.



     In the past, bills have been introduced in Congress that would prohibit the recovery of all or some types of stranded costs, but none of those bills was enacted. Congress could, however, pass a law or adopt a rule or regulation negating the existence of or reducing the value of the transition property.



     If federal legislation preempting the Restructuring Act or the financing order is enacted, there is no assurance that the courts would consider it a "taking" under the United States Constitution for which the government would be required to pay just compensation or, if it is considered a "taking," that any amount provided as compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.





FUTURE STATE LEGISLATIVE ACTION COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.


     Despite its pledge in the Restructuring Act not to take or permit certain actions that would impair the value of the transition property or the transition charges, the Texas legislature might attempt to repeal or amend the Restructuring Act in a manner that limits or alters the transition property so as to reduce its value. For a description of the State's pledge, please refer to "The Restructuring Act -- CenterPoint Houston and Other Utilities May Securitize Qualified Costs" in this prospectus. It might be possible for the Texas legislature to repeal or amend the Restructuring Act notwithstanding the State's pledge if the legislature acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the transition bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the transition bonds.


     If an action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges were considered a "taking" under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the transition bonds or to offset interest lost pending such recovery.






     Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Texas Constitution, the Restructuring Act cannot be amended or repealed by direct action of the electorate.



THE TEXAS COMMISSION MIGHT TAKE ACTIONS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.



     The Restructuring Act provides that a financing order is irrevocable and that the Texas commission may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the transition charges authorized under a financing order, except for the true-up adjustments to the transition charges. However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting CenterPoint Houston. The Texas commission also retains the power to interpret the financing order granted to CenterPoint Houston, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the Texas commission might affect the ability of the servicer to collect the transition charges in full and on a timely basis, the rating of the transition bonds or their price and, accordingly, the amortization of the transition bonds and their weighted average lives.



     The servicer is required to file with the Texas commission, on our behalf, certain adjustments of the transition charges. Please refer to "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups" and " -- Adjustments to Allocation of Transition Charges" in this prospectus. True-up adjustment procedures have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the transition bonds. Also, any litigation might materially delay transition charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the transition bonds.


                                 SERVICING RISKS


INACCURATE CONSUMPTION FORECASTING OR UNANTICIPATED DELINQUENCIES OR CHARGE-OFFS MIGHT REDUCE SCHEDULED PAYMENTS ON THE TRANSITION BONDS.



     The transition charges are generally assessed based on forecasted customer usage. The amount and the rate of transition charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer of these transition bonds inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the transition charges, there could be a shortfall or material delay in transition charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the transition bonds. Please refer to "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups" and " -- Adjustments to Allocation of Transition Charges" in this prospectus.



     The servicer of Transition Bond Company I's transition charges (which will also be the servicer for the transition bonds unless otherwise specified) has experienced difficulties from time to time in making accurate forecasts of electricity consumption because of unexpected weather conditions. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from CenterPoint Houston's service territory or reduce their electricity consumption; the occurrence of a natural disaster or an act of terrorism or other catastrophic event; changes in the market structure of the electric industry; customers consuming less electricity because of increased energy prices, increased conservation efforts; or customers switching to alternative sources of energy, including self-generation of electric power.

     The servicer's use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force CenterPoint Houston or retail electric providers to grant additional payment relief to more customers, or any other change in law that makes it more difficult for CenterPoint Houston or retail electric providers to terminate service to nonpaying customers or that requires CenterPoint Houston or retail electric providers to apply more lenient credit standards in accepting retail electric customers.


YOUR INVESTMENT IN THE TRANSITION BONDS DEPENDS ON CENTERPOINT HOUSTON OR ITS SUCCESSOR OR ASSIGNEE, ACTING AS SERVICER OF THE TRANSITION PROPERTY.


     CenterPoint Houston, as servicer, will be responsible for, among other things, calculating, billing and collecting the transition charges from retail electric providers, submitting requests to the Texas commission to adjust these charges, monitoring the collateral for the transition bonds and taking certain actions in the event of non-payment by a retail electric provider. The trustee's receipt of collections in respect of the transition charges, which will be used to make payments on the transition bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Texas and servicer have in place for transition charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. CenterPoint Houston, as servicer of the transition charges of Transition Bond Company I, experienced some difficulties in implementing and maintaining the systems and procedures required to perform the duties required of it by the servicing agreement relating to Transition Bond Company I. If the servicer fails to make collections for any reason, then the servicer's payments to the trustee in respect of the transition charges might be delayed or reduced. In that event, our payments on the transition bonds might be delayed or reduced.


IF WE REPLACE CENTERPOINT HOUSTON AS THE SERVICER, WE MAY EXPERIENCE DIFFICULTIES FINDING AND USING A REPLACEMENT SERVICER.


     If CenterPoint Houston ceases to service the transition property, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than CenterPoint Houston and might experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges and billing and/or payment arrangements may change, resulting in collection disruption. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to CenterPoint Houston as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the bankruptcy code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment. Please refer to "The Servicing Agreements" in this prospectus.



IT MIGHT BE DIFFICULT TO COLLECT TRANSITION CHARGES FROM RETAIL ELECTRIC PROVIDERS.



     As required by the Restructuring Act, retail electric customers will pay the transition charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the transition charges from retail electric customers. Please refer to "Retail Electric Providers" in this prospectus. Because the retail electric providers will bill most retail electric customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. As of June 30, 2005, CenterPoint Houston did business with approximately 63 retail electric providers. Reliant Energy, through its subsidiaries, is CenterPoint Houston's largest customer, accounting for approximately 64% of CenterPoint Houston's outstanding receivables from retail electric providers as of June 30, 2005.



     Failure by the retail electric providers to remit transition charges to the servicer might cause delays in payments on the transition bonds and adversely affect your investment in the transition bonds. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections.

     Adjustments to the transition charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer, might not be sufficient to protect the value of your investment in the transition bonds. Please refer to "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-ups" in this prospectus.



     The Restructuring Act provides for one or more retail electric providers in each area to be designated the "provider of last resort" for that area or a specified customer classes. The provider of last resort is required to offer basic electric service to retail electric customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the provider of last resort.



     Retail electric providers may issue a single bill to retail customers that includes all charges related to the purchase of electricity, without separately itemizing the transition charge component of the bill. A retail electric provider's use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against transition charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the transition property and would make it more difficult to terminate the services of a bankrupt retail electric provider or collect transition charges from its customers.



COMPETITIVE METERING SERVICES MIGHT RESULT IN UNEXPECTED PROBLEMS IN RECEIVING ACCURATE METERING DATA.



     Under the Restructuring Act, commercial and industrial retail customers that are required by ERCOT to have an interval data recorder meter may choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a retail electric provider, the transmission and distribution utility or another person authorized by the customer. As of June 30, 2005, CenterPoint Houston continued to provide metering services related to the installation and removal of meters, meter testing and calibration, data collection and data management. Please refer to "The Restructuring Act -- The Restructuring Act's General Effect on the Electric Utility Industry in

Texas -- `Price to Beat' and Services" in this prospectus. Should the Texas commission allow third parties to perform those metering services in CenterPoint Houston's service territory, there might be problems converting to the third party's metering system, taking accurate meter readings and collecting and processing accurate metering data. Inaccurate metering data might lead to inaccuracies in the calculation and imposition of transition charges and might give rise to disputes between the servicer and retail electric providers regarding payments and payment shortfalls resulting in missing or delayed payments of principal and interest and lengthened weighted average life of the transition bonds.



CHANGES TO BILLING AND COLLECTION PRACTICES MIGHT REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.



     The financing order specifies the methodology for determining the amount of the transition charges we may impose. The servicer may not change this methodology without approval from the Texas commission. However, the servicer may set its own billing and collection arrangements with retail electric providers and retail electric customers, if any, from whom it collects transition charges directly, provided that these arrangements comply with the Texas commission's customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider's payment schedule or to write off the remaining portion of the bill, including the transition charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce transition charge collections, thereby limiting our ability to make scheduled payments on the transition bonds. Separately, the Texas commission might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the transition charges and adversely affect the value of your investment in the transition bonds. Please refer to "The Servicer of the Transition Property -- How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage" in this prospectus.



LIMITS ON RIGHTS TO TERMINATE SERVICE MIGHT MAKE IT MORE DIFFICULT TO COLLECT THE TRANSITION CHARGES.



     The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of transition charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for transition charges, the servicer may terminate transmission and distribution service to the customer for non-payment of transition charges pursuant to the applicable rules of the Texas commission. Nonetheless, Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to disconnect service. For example, retail electric providers generally may not terminate service to a customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given. To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect transition charges from these retail electric customers. Although retail electric providers will have to pay the servicer the transition charges on behalf of those customers (subject to any charge-off allowance and reconciliation rights if non-paying customers make up a sufficiently large part of the retail electric providers customers), required service to non-paying customers could affect the ability of retail electric providers to make such payment.



FUTURE ADJUSTMENTS TO TRANSITION CHARGES BY CUSTOMER CLASS MIGHT RESULT IN INSUFFICIENT COLLECTIONS.



     The customers who pay transition charges are divided into customer classes. Transition charges will be allocated among customer classes and assessed in accordance with the formula required under the Restructuring Act and specified in the financing order. A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class. If customers in a class fail to pay transition charges or cease to be customers, the servicer might have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes. This effect might be more extreme in the case of the large industrial and the interruptible customer classes, which consist of a small number of large customers. These increases could lead to further failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.





          RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY


WE WILL NOT RECEIVE TRANSITION CHARGES FOR ANY SERIES OF TRANSITION BONDS IN RESPECT OF ELECTRIC SERVICE PROVIDED MORE THAN 15 YEARS FROM THE DATE OF ISSUANCE OF THAT SERIES OF TRANSITION BONDS.



     CenterPoint Houston will not be entitled to charge transition charges for any series of transition bonds for electricity delivered after the fifteenth anniversary of the issuance of that series of transition bonds. If transition charges collected for electricity delivered through the fifteenth anniversary of a series of transition bonds, or from any credit enhancement funds, are not sufficient to repay that series of the transition bonds in full, no other funds will be available to pay the unpaid balance due on that series of the transition bonds.



FORECLOSURE OF THE TRUSTEE'S LIEN ON THE TRANSITION PROPERTY MIGHT NOT BE PRACTICAL, AND ACCELERATION OF THE TRANSITION BONDS BEFORE MATURITY MIGHT HAVE LITTLE PRACTICAL EFFECT.



     Under the Restructuring Act and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing the transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the transition bonds will be due and payable upon acceleration of the transition bonds before maturity, transition charges likely would not be accelerated and the nature of our business will result in principal being paid as funds become available. If there is an acceleration, all tranches of transition bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

            RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF
                           THE SELLER OR THE SERVICER


     For a detailed discussion of the following bankruptcy risks, please refer to "How a Bankruptcy Might Affect Your Investment" in this prospectus.



THE SERVICER WILL COMMINGLE THE TRANSITION CHARGES WITH OTHER REVENUES IT COLLECTS, WHICH MIGHT OBSTRUCT ACCESS TO THE TRANSITION CHARGES IN CASE OF THE SERVICER'S BANKRUPTCY AND REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.



     The servicer will be required to remit collections to the trustee within two business days of receipt. The servicer will not segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The transition charges will be segregated only when the servicer pays them to the trustee.






     Despite this requirement, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available to make payments on the transition bonds.



     The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with any other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.



THE BANKRUPTCY OF CENTERPOINT HOUSTON OR ANY SUCCESSOR SELLER MIGHT RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS.



     The Restructuring Act and the financing order provide that as a matter of Texas state law:


     - the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller,

     - the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail customers do not yet owe,

     - upon the transfer to us, the rights will become transition property, and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred, and

     - a transfer of the transition property from the seller, or its affiliate, to us that expressly states the transfer is a sale or other absolute transfer is a true sale of the transition property, not a pledge of the transition property to secure a financing by the seller.


Please refer to "The Restructuring Act" in this prospectus. These provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of CenterPoint Houston. In addition, the transaction has been structured with the objective of keeping us legally separate from CenterPoint Houston and its affiliates in the event of a bankruptcy of CenterPoint Houston or any such affiliates.



     A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a CenterPoint Houston bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the transition bonds might be similar to the treatment you would receive in a CenterPoint Houston bankruptcy if the transition bonds had been issued directly by CenterPoint Houston. A decision by the bankruptcy court that, despite our separateness from CenterPoint Houston, our assets and liabilities and those of CenterPoint Houston should be consolidated would have a similar effect on you as a bondholder.



     We have taken steps together with CenterPoint Houston, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston or an affiliate. Nonetheless, these steps might not be completely effective, and thus if CenterPoint Houston or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of CenterPoint Houston or an affiliate of the seller. This might cause material delays in payment of, or losses on, your transition bonds and might materially reduce the value of your investment in the transition bonds. For example:



     - without permission from the bankruptcy court, the trustee might be prevented from taking actions against CenterPoint Houston or recovering or using funds on your behalf or replacing CenterPoint Houston as the servicer,






     - the bankruptcy court might order the trustee to exchange the transition property for other property, of lower value,



     - tax or other government liens on CenterPoint Houston's property might have priority over the trustee's lien and might be paid from collected transition charges before payments on the transition bonds,

     - the trustee's lien might not be properly perfected in the collected transition property collections prior to or as of the date of CenterPoint Houston's bankruptcy, with the result that the transition bonds would represent only general unsecured claims against CenterPoint Houston,


     - the bankruptcy court might rule that neither our property interest nor the trustee's lien extends to transition charges in respect of electricity consumed after the commencement of CenterPoint Houston's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against CenterPoint Houston,

     - we and CenterPoint Houston might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

     - CenterPoint Houston might be able to alter the terms of the transition bonds as part of its plan of reorganization,

     - the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

     - the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against CenterPoint Houston that may be difficult to prove or, if proven, to collect in full.


     Furthermore, if CenterPoint Houston enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the transition bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds.



THE SALE OF THE TRANSITION PROPERTY MIGHT BE CONSTRUED AS A FINANCING AND NOT A SALE IN A CASE OF CENTERPOINT HOUSTON'S BANKRUPTCY WHICH MIGHT DELAY OR LIMIT PAYMENTS ON THE TRANSITION BONDS.



     The Restructuring Act provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and CenterPoint Houston will treat the transaction as a sale under applicable law, although for financial reporting and state income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy might assert that the sale of the transition property to us was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of CenterPoint Houston in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against CenterPoint Houston. See " -- The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer's bankruptcy and reduce the value of your investment in the transition bonds" above. Even if we had a security interest in the transition property, we would not likely have access to the transition charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the transition bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.



IF THE SERVICER ENTERS BANKRUPTCY PROCEEDINGS, THE COLLECTIONS OF THE TRANSITION CHARGES HELD BY THE SERVICER AS OF THE DATE OF BANKRUPTCY MIGHT CONSTITUTE PREFERENCES, WHICH MEANS THESE FUNDS MIGHT BE UNAVAILABLE TO PAY AMOUNTS OWING ON THE TRANSITION BONDS.



     In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an "insider" with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an "insider" of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover such amount.



CLAIMS AGAINST CENTERPOINT HOUSTON OR ANY SUCCESSOR SELLER MIGHT BE LIMITED IN THE EVENT OF A BANKRUPTCY OF THE SELLER.



     If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in the sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.



THE BANKRUPTCY OF CENTERPOINT HOUSTON OR ANY SUCCESSOR SELLER MIGHT LIMIT THE REMEDIES AVAILABLE TO THE TRUSTEE.



     Upon an event of default under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to transition bondholders of all revenues arising with respect to the transition property. There can be no assurance, however, that the Texas commission or the Travis County, Texas district court would issue this order after a CenterPoint Houston bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property. There can be no assurance that a court would grant either order.

                   RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY
                    PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS


RETAIL ELECTRIC PROVIDERS MAY COMMINGLE THE TRANSITION CHARGES WITH OTHER REVENUES THEY COLLECT. THIS MAY CAUSE LOSSES ON OR REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS IN THE EVENT A RETAIL ELECTRIC PROVIDER ENTERS BANKRUPTCY PROCEEDINGS.



     A retail electric provider is not required to segregate from its general funds the transition charges it collects, either on a series basis or otherwise, but will be required to remit to the servicer amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, within 35 days of the billing by the servicer. A retail electric provider nevertheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available on the next payment date to make timely payments on one or more series of the transition bonds.



     The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts. This decision might cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.



IF A RETAIL ELECTRIC PROVIDER ENTERS BANKRUPTCY PROCEEDINGS, ANY CASH DEPOSIT OF THE RETAIL ELECTRIC PROVIDER HELD BY THE TRUSTEE MIGHT NOT BE AVAILABLE TO COVER AMOUNTS OWED BY THE RETAIL ELECTRIC PROVIDER.



     If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months' maximum expected transition charge collections. Please refer to "Retail Electric Providers" in this prospectus. That cash deposit will be held by the trustee under the indenture. However, it is unclear whether the Restructuring Act creates a lien on the cash deposit in favor of the trustee. If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider, and the trustee might be required to return that cash deposit to the retail electric provider's bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, the issuer might only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider's bankruptcy proceedings. Two retail electric providers with which CenterPoint Houston has done business have filed for bankruptcy. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I, was able to recover the full amount or a substantial majority of the transition charges relating to those transition bonds from cash deposits or a combination of cash deposits and payments from these retail electric providers, but there is no assurance that CenterPoint Houston will be able to recover such amounts from any bankrupt retail electric providers in the future. For additional information regarding the bankruptcies of these retail electric providers, please read "The Servicer of the Transition Property -- Customer Classes -- Relationship With Retail Electric Providers."



IF A RETAIL ELECTRIC PROVIDER ENTERS BANKRUPTCY PROCEEDINGS, TRANSITION CHARGE PAYMENTS MADE BY THAT RETAIL ELECTRIC PROVIDER TO THE SERVICER MIGHT CONSTITUTE PREFERENCES, AND THE SERVICER MAY BE REQUIRED TO RETURN SUCH FUNDS TO THE BANKRUPTCY ESTATE OF THE RETAIL ELECTRIC PROVIDER.



     In the event of a bankruptcy of a retail electric provider, a party in interest might take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the retail electric provider by us or the servicer. To the extent that transition charges have been commingled with the general funds of the retail electric provider, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer might be considered an "insider" with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an "insider" of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the retail electric provider. If any funds were required to be returned to the bankruptcy estate of the retail electric provider, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.


     Furthermore, the mere fact of a retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.




     OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS


WE MAY INCUR EXPENSES IN EXCESS OF CAPS ON SUCH EXPENSES PROVIDED IN THE FINANCING ORDER.



     Under the financing order, transition charges may not be imposed for certain of our ongoing expenses to the extent they exceed caps provided in the financing order for such amounts. In addition, our other assets, substantially all of which are pledged to the trustee for the transition bonds under the indenture, may not be used by the trustee to pay such excess amounts. Examples of these caps include payment of specified fees and expenses of the trustee and the servicer and other specified operating expenses. Please refer to "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated." We cannot be sure that we will not incur expenses for these purposes in excess of the cap levels and, if this were to occur, we would not have funds to make payments for these excess amounts. Creditors of ours which are owed these amounts and not paid may obtain judgment liens against our assets or seek to place us in bankruptcy.



CENTERPOINT HOUSTON'S INDEMNIFICATION OBLIGATIONS UNDER THE SALE AND SERVICING AGREEMENTS ARE LIMITED AND MIGHT NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT IN THE TRANSITION BONDS.



     CenterPoint Houston is obligated under each sale agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders, only in specified circumstances and will not be obligated to repurchase any transition property in the event of a breach of any of its representations, warranties or covenants regarding the transition property. Similarly, CenterPoint Houston is obligated under each servicing agreement to indemnify us, the trustee, for itself and on behalf of the transition bondholders, and the Texas commission only in specified circumstances. Please refer to "The Sale Agreements" and "The Servicing Agreements" in this prospectus.



     Neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach under a sale agreement or a servicing agreement, absent an event of default under the indenture as described in "The Transition Bonds -- What Constitutes an Event of Default on the Transition Bonds." Furthermore, CenterPoint Houston might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by CenterPoint Houston might not be sufficient for you to recover all of your investment in the transition bonds. In addition, if CenterPoint Houston becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of CenterPoint Houston with respect to any of these indemnification amounts.



CENTERPOINT HOUSTON'S RATINGS MIGHT AFFECT THE MARKET VALUE OF THE TRANSITION BONDS.



     A downgrading of the credit ratings on the debt of CenterPoint Houston might have an adverse effect on the market value of your transition bonds.



TECHNOLOGICAL CHANGE MIGHT MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE IN THE FUTURE.



     Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through CenterPoint Houston's distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail customers. Electric customers within CenterPoint Houston's service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less are not required to pay transition charges under the Restructuring Act except for transition charges associated with services actually provided by the transmission and distribution utility. Technological developments might allow greater numbers of retail customers to avoid transition charges under such provisions, which may reduce the total number of retail customers from which transition charges will be collected.



THE ABSENCE OF A SECONDARY MARKET FOR THE TRANSITION BONDS MIGHT LIMIT YOUR ABILITY TO RESELL YOUR TRANSITION BONDS.



     The underwriters for the transition bonds might assist in resales of the transition bonds, but they are not required to do so. A secondary market for the transition bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your transition bonds. Please refer to "Plan of Distribution for the Transition Bonds" in this prospectus.

YOU MIGHT RECEIVE PRINCIPAL PAYMENTS LATER THAN YOU EXPECT.



     The amount and the rate of collection of the transition charges, together with the transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If the servicer collects the transition charges at a slower rate than expected from any retail electric provider, it might have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the transition bonds. Please refer to "The Transition Bonds" in this prospectus.

                              THE RESTRUCTURING ACT



THE RESTRUCTURING ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN TEXAS



      An Overview of the Restructuring Act. The Restructuring Act was enacted by the Texas legislature in June 1999 and became effective on September 1, 1999. The Restructuring Act substantially amended the regulatory structure governing electric utilities in Texas in order to transition to a competitive electric market, thereby creating stranded investment and other balances for electric utilities within the State of Texas. The Restructuring Act, among other things,



      - authorized competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,



      - required a rate freeze for all retail electric customers until January 2002, and access to certain reduced rates for residential and small commercial retail electric customers through the so-called "price to beat" mechanism for up to five years thereafter,



      - permitted electric utilities to recover certain stranded investments and other balances through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the Texas commission,



      - permitted the Texas commission to impose an irrevocable nonbypassable transition charge on all retail electric customers, including the State of Texas and other governmental entities, within a utility's certificated service territory as it existed on May 1, 1999, for payment of transition bonds, and



      - provided for a proceeding in 2004 to determine the recoverable stranded cost and other true-up balances.


      Unbundling. Each electric utility was required to separate its customer-related energy services activities that are otherwise already widely available in the competitive market from its regulated activities by September 1, 2000. By January 1, 2002, each electric utility was required to separate its business into the following units:

      -     a power generation company,

      -     a retail electric provider, and

      - a transmission and distribution utility or separate transmission and distribution utilities.


A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service territory. A retail electric provider sells electric energy to retail electric customers. A retail electric provider may not own or operate generation assets. A transmission and distribution utility owns or operates facilities to transmit or distribute electricity. Pursuant to the unbundling provisions of the Restructuring Act, the terms of a business separation plan approved by the Texas commission and separation agreements among the companies, the integrated electric utility business of the integrated utility that was a predecessor of CenterPoint Houston was split among three separate companies. Texas Genco, LP was, until December 2004 as described below, the power generation company which owned and operated the electric generation assets formerly owned by the integrated utility and sold electricity in wholesale transactions. CenterPoint Houston is a transmission and distribution utility that now owns and operates the transmission and distribution facilities used to transmit and distribute electricity. Reliant Energy Retail Services, LLC and Reliant Energy Solutions, LLC are the retail electric providers that succeeded to the retail customers which, prior to January 2002, had been served by the integrated utility. CenterPoint Houston is a wholly owned subsidiary of CenterPoint Energy. Texas Genco, LP is a wholly owned indirect subsidiary of Texas Genco Holdings, Inc., approximately 81% of the common stock of which is indirectly owned by CenterPoint Energy. In December 2004, Texas Genco Holdings and Texas Genco, LP completed the sale of all of Texas Genco, LP's fossil generation assets to third parties for approximately $2.2 billion. In the second step of the transaction, which was completed in April 2005, the buyers acquired Texas Genco Holdings and the remaining nuclear generation assets for approximately $700 million. Reliant Energy Retail Services and Reliant Energy Solutions are wholly owned subsidiaries of Reliant Energy, Inc. (Reliant Energy), formerly Reliant Resources, Inc., which was formed as a subsidiary of the integrated utility and the equity of which was then either sold or distributed to the public in connection with the business separation plan. Reliant Energy is and has been a separate legal entity from Reliant Energy, Incorporated, the integrated utility and predecessor to CenterPoint Houston. Reliant Energy and CenterPoint Energy have no overlapping board members or executive officers, and neither owns any stock in the other; however, under provisions of the Restructuring Act, Reliant Energy Retail Services and Reliant Energy Solutions are considered to be the "affiliated retail electric providers."



      Retail Competition. Beginning in January 2002, all retail electric customers in most of Texas, including the area historically served by the integrated utility, were able to choose their own retail electric provider. Any customer in the CenterPoint Houston service territory that has not chosen a new retail electric provider is served by Reliant Energy Retail Services and Reliant Energy Solutions as the affiliated retail electric providers. As of June 30, 2005, there were approximately 63 retail electric providers providing electric service in CenterPoint Houston's service territory. Reliant Energy Retail Services and Reliant Energy Solutions are the largest retail electric providers in CenterPoint Houston's service territory. Together, the retail electric providers owned by Reliant Energy serve approximately 53% of the total retail kWh billed by CenterPoint Houston in its service territory.



      "Price to Beat" and Services. From January 1, 2002 until January 1, 2007, the affiliated retail electric provider of a utility is required to make available a "price to beat" to residential and small commercial retail electric customers in the electric utility's service territory. The "price to beat" is a rate that, on a bundled basis, is six percent less than the affiliated electric utility's corresponding average residential and small commercial rates, on a bundled basis, that were in effect on January 1, 1999, adjusted to take into account changes in the cost of fuel. The Restructuring Act prohibits the affiliated retail electric provider from charging residential and most small commercial retail electric customers rates that are different than the "price to beat" until the earlier of January 1, 2005 or the date 40% of the electric load of retail electric customers in that class in that service territory have chosen new retail electric providers. Thereafter, it requires the affiliated retail electric provider to offer to sell to residential and most small commercial retail electric customers at the "price to beat" but does not prohibit the affiliated retail electric provider and its customers from agreeing to rates that are either higher or lower than the "price to beat".



      The Texas commission designates a "provider of last resort" for each customer class in each service territory in the state. The provider of last resort is required to offer, in its service territory, a standard retail service package for its class of retail electric customers at a fixed rate approved by the Texas commission. The provider of last resort is required to offer the service to any retail electric customer in the class it serves in that service territory who requests service, whose selected retail electric provider goes out of business, or who is transferred to the provider of last resort by other retail electric providers for reasons other than non-payment. The providers of last resort for CenterPoint Houston's service territory are CPL Retail Energy (for Direct Energy) (for the residential class), Constellation Energy (for the small non-residential class) and Tenaska Power Service Company d/b/a TPS III (for the large non-residential class).



      Under the Restructuring Act, commercial and industrial retail customers that are required by ERCOT to have an interval data recorder meter are able to choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a retail electric provider, the transmission and distribution utility or another person authorized by the customer. As of June 30, 2005, however, no such commercial or industrial retail customer has requested competitive metering services. Whether or not the commercial or industrial retail customer chooses an alternative meter owner, until the Texas commission authorizes otherwise, CenterPoint Houston will continue to provide metering services related to the installation and removal of meters, meter maintenance, meter testing and calibration, data collection and data management, including the transfer of meter data to ERCOT. The Texas commission's rules require ERCOT to file with the Texas commission quarterly updates as to the operational readiness of the support systems necessary for the Texas commission to authorize an entity other than the transmission and distribution utility to provide these metering services. For residential and nonresidential customers other than those required by ERCOT to have an interval data recorder meter within CenterPoint Houston's service territory, metering services shall continue to be provided by CenterPoint Houston.


RECOVERY OF QUALIFIED COSTS FOR CENTERPOINT HOUSTON AND OTHER TEXAS UTILITIES


      The Restructuring Act allows utilities to recover certain costs associated with the transition to competitive retail electric markets in Texas. Final determination of the amount of utilities' recoverable transition costs was required to be made by the Texas commission in a final true-up proceeding in 2004. In CenterPoint Houston's case, the Texas commission issued an order on December 17, 2004 determining that CenterPoint Houston is entitled pursuant to the Restructuring Act to recover approximately $2.3 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004 and plus interest accrued after August 31, 2004 on certain balances until collected. Of that amount, approximately $1.343 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004 represents stranded costs and approximately $150 million represents regulatory assets. The remaining amount represents other recoverable true-up balances. The Restructuring Act provides for recovery of stranded costs and regulatory assets as determined in the final true-up proceeding through non-bypassable competition transition charges on retail electric customers' bills or through issuance of transition bonds to be paid and secured by non-bypassable transition charges. The Texas commission has determined that the other true-up balances cannot be securitized and may only be collected through competition transition charges. In general, the retail electric customers within the utility's service territory as it existed on May 1, 1999 will be assessed competition transition charges regardless of whether the retail electric customers receive service from the utility that historically served them or another entity. Competition transition charges are similar to transition charges in the way they are imposed and collected, but competition transition charges are not securitized.


CENTERPOINT HOUSTON AND OTHER UTILITIES MAY SECURITIZE QUALIFIED COSTS


      We May Issue Transition Bonds to Recover CenterPoint Houston's Qualified Costs. The Restructuring Act authorizes the Texas commission to issue financing orders approving the issuance of transition bonds to recover certain qualified costs of an electric utility. A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Restructuring Act, proceeds of transition bonds must be used to reduce the amount of recoverable transition costs through the refinancing or retirement of the electric utility's debt or equity. The transition bonds are secured by, and payable from, transition property, which includes the right to impose, collect and receive the transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent Texas commission order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.



      The Restructuring Act contains a number of provisions designed to facilitate the securitization of qualified costs.



      Creation of Transition Property. Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the order, are first transferred to an assignee or pledged in connection with the issuance of transition bonds.

      A Financing Order is Irrevocable. A financing order, once effective, together with the transition charges authorized in the order, is irrevocable and not subject to reduction, impairment or adjustment by the Texas commission except for adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to timely provide for payments of debt service and other required amounts in connection with the transition bonds. Although a financing order is irrevocable, the Restructuring Act allows applicants to apply for one or more new financing orders to provide for retiring and refunding of transition bonds.



      The State Pledge. Under the Restructuring Act, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property or, except for adjustments discussed in "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-ups," reduce, alter or impair the transition charges to be imposed, collected and remitted to transition bondholders, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. For a description of risks related to the enforcement of this pledge, see "Risks Associated with Potential Judicial, Legislative or Regulatory Actions" in this Prospectus.



      Constitutional Matters. To date, no cases addressing the repeal or amendment of securitization provisions such as those contained in the Restructuring Act have been decided in Texas or other states. There have been cases in other states in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise reducing or eliminating the security for bonds. Based upon this case law, Baker Botts L.L.P., counsel to CenterPoint Houston and us, expects to deliver an opinion prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus to the effect that the pledge described above would be treated as creating a contractual obligation for purposes of the Contract Clauses of the United States and Texas constitutions, and the State of Texas could not, consistent with the Contract Clauses of the United States and Texas Constitutions, take any action of a legislative character, including the repeal or amendment of the securitization provisions of the Restructuring Act, that would substantially impair the value of the transition property or substantially reduce, alter or impair the transition charges in a manner violative of the State's pledge described above, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the public purpose justifying such action. It may be possible for the Texas legislature to repeal or amend the Restructuring Act notwithstanding the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety.



      In addition, any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a "taking" under the United States or Texas Constitutions. Baker Botts L.L.P. has advised us that they are not aware of any federal or Texas court cases addressing the applicability of the federal or Texas Takings Clauses in a situation analogous to that which could be involved in an amendment or repeal of the Restructuring Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Restructuring Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States or Texas Constitution, Baker Botts L.L.P. expects to render an opinion prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus to the effect that under existing case law the State of Texas could not repeal or amend the securitization provisions of the Restructuring Act, or take any other action in contravention of the State's pledge described above, that substantially impairs the rights of the transition bondholders without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so:



      - under the federal Takings Clause, would constitute a permanent appropriation of a substantial property interest of the transition bondholders in the transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds or



      - under the Texas Takings Clause, did not accomplish a legitimate goal (that is, was not substantially related to the health, safety or general welfare of the people) or was not reasonable, as determined under a case-by-case analysis taking into account such factors as whether the action taken would render the transition bonds wholly useless, would cause a disproportionate diminution in economic value to the transition bondholders or was for the State's own advantage.



In connection with the foregoing, Baker Botts L.L.P. has advised us that the determination of whether a substantial impairment or a permanent appropriation of a substantial property interest had occurred would be subject to determination under case law standards developed primarily with respect to uses of real property and that there is little guidance as to how those standards would be applied to a financial obligation. The degree of impairment necessary to meet the standards for relief under a takings analysis could be substantially in excess of what a transition bondholder would consider material. If such a legislative action were determined to be a taking, the State of Texas might be obligated to pay compensation for the taking, but there is no assurance that any amount provided as compensation would be sufficient for you to fully recover your investment in the transition bonds. We will file a copy of the Baker Botts L.L.P. opinion as an exhibit to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.



      The Texas Commission May Adjust Transition Charges. The Restructuring Act requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds:


      - to correct any overcollections or undercollections during the preceding 12 months, and

      - to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.


      Transition Charges are Nonbypassable. The Restructuring Act provides that the transition charges are nonbypassable. Nonbypassable means that a utility collects transition charges attributable to all existing and future retail electric customers located within the utility's service territory as it existed on May 1, 1999, except for certain categories of existing customers whose load had been lawfully served by a fully operational qualifying facility before September 1, 2001 if the facility was supported by substantially complete filings for site-specific environmental permits on or before December 31, 1999, or by an on-site power production facility with a rated capacity of 10 megawatts or less, or customers in a multiply certificated service territory that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999. The utility is generally entitled to collect transition charges attributable to non-exempted customers even if they are receiving transmission or distribution service from another utility or choose to operate self-generation equipment.



      The Restructuring Act Protects the Transition Bonds' Lien on Transition Property. The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time value is received for the transition bonds.


      On perfection through the filing of a notice with the Secretary of State, the security interest (1) will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and (2) will have a priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for the transition bonds, the security interest is perfected retroactive to the date value was received. Otherwise, the security interest is perfected as of the date of filing.


The Restructuring Act provides that priority of security interests in transition property will not be impaired by:


      - commingling of funds collected from transition charges with other funds, or

      - modifications to the financing order resulting from any true-up adjustment.

Please refer to "Risk Factors -- Risks Associated With the Unusual Nature of the Transition Property."


      The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale. The Restructuring Act provides that an electric utility's or an assignee's transfer of transition property is a "true sale" under state law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please refer to "The Sale Agreements" and "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer" in this prospectus.



      Tax Exemption. The Restructuring Act provides that transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.


                      CENTERPOINT HOUSTON'S FINANCING ORDER


      Background. On March 31, 2004, CenterPoint Houston, Texas Genco and Reliant Energy Retail Services jointly applied to the Texas commission for an order determining CenterPoint Houston's stranded cost and other true-up balances pursuant to the Restructuring Act. On December 17, 2004, the Texas commission issued its final order determining that CenterPoint Houston is entitled pursuant to the Restructuring Act to recover approximately $2.3 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004 and plus interest accrued after August 31, 2004 on certain balances until collected. Of that amount, approximately $1.343 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004 represents stranded costs and approximately $150 million represents regulatory assets. The remaining amount represents other recoverable true-up balances. In December 2004, CenterPoint Houston filed an application with the Texas commission for a financing order to permit securitization of the approximately $2.3 billion determined by the Texas commission in its December 17, 2004 order, plus (a) the principal portion of excess mitigation credits provided by CenterPoint Houston after August 31, 2004 through the date of issuance of the transition bonds or the date of the termination of such excess mitigation credit, whichever is earlier, (b) interest on stranded costs accrued after August 31, 2004 through the date of issuance of the transition bonds, and (c) up-front qualified costs. The Texas commission determined that the true-up balances other than stranded costs and regulatory assets cannot be securitized and may only be recovered through competition transition charges. The Texas commission issued the financing order on March 16, 2005 authorizing CenterPoint Houston to securitize an amount not to exceed $1,493,747,264 plus the amounts specified in (a), (b) and (c) above. Several parties appealed the financing order, but the financing order was affirmed on appeal by the district court in Travis County, Texas and the deadline established under the Restructuring Act for further appeal has expired.

      We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to the financing order,



      - our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds and performing other activities as specifically authorized by that financing order,



      - we must respond to representatives of the Texas commission throughout the process of offering the transition bonds provided for therein, with the financing order directing the Texas commission's financial advisor to veto any proposal that does not comply with all criteria established in the financing order, and



      - the servicer will file periodic adjustments to transition charges with the Texas commission on our behalf.



We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.



      We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.



      The Texas commission guarantees that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that transition charge revenues are sufficient to pay principal and interest on the transition bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Texas commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the transition bonds, and are legally enforceable against the State of Texas and the Texas commission.



      Issuance of Transition Bonds. The financing order authorizes CenterPoint Houston to cause us to issue transition bonds in an aggregate principal amount not to exceed $1,493,747,264 plus the amounts described in (a), (b) and (c) above.



      Collection of Transition Charges. The financing order authorizes CenterPoint Houston to collect transition charges from the retail electric providers serving retail electric customers in CenterPoint Houston's service territory in an amount sufficient to recover its aggregate qualified costs which include principal and interest and certain ongoing fees and expenses associated with the transition bonds. There is no "cap" on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest on the transition bonds. However, we may not charge transition charges for a series of transition bonds for electricity delivered after the fifteenth anniversary of the date of issuance of that series of transition bonds.



      Issuance Advice Letter. Within twenty-four hours following the determination of the final terms of the transition bonds and prior to their issuance, CenterPoint Houston is required to file with the Texas commission an issuance advice letter, which will:


      -     demonstrate compliance with the requirements of the financing order,

      - evidence the actual terms on which the transition bonds will be issued,

      -     show the actual dollar amount of the initial transition charges,

      -     identify the transition property we will purchase,

      -     identify us, and

      - certify that, based on information reasonably available, the structuring and pricing of the transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of the financing order.



      Both the issuance advice letter and the accompanying compliance tariff become effective on the date of issuance of the transition bonds unless the Texas commission issues an order prior to noon on the fourth business day after the determination of the final terms of the transition bond, that the proposed issuance does not comply with the requirements of the Restructuring Act or the financing order.


      Allocation. Under the terms of the financing order, CenterPoint Houston will initially allocate the qualified costs among its transition charge customer classes as follows:

                                                                     ALLOCATION
              TRANSITION CHARGE CUSTOMER CLASS                         FACTOR
              --------------------------------                       ----------
Residential...................................................
MGS (miscellaneous general service)...........................
LGS (large general service)...................................
LOS-A (large overhead service -- A)...........................
LOS-B (large overhead service -- B)...........................
Non-Metered Lighting..........................................
Standby Electric Service -- Distribution......................
Interruptible Service Supplemental -- Distribution............
Interruptible Service -- 30 Minute Notice.....................
Interruptible Service -- 10 Minute Notice.....................
Interruptible Service -- Instantaneous........................
Interruptible Service Supplemental -- Transmission............
Standby Electric Service -- Transmission......................
Standby Interruptible Service.................................
SCP (special contract pricing)................................

The allocation factors for each class are subject to periodic adjustment. See " -- Adjustments to Allocation of Transition Charges" below.


      Statutorily Guaranteed True-Ups. The Restructuring Act and the irrevocable financing order guarantee that transition charges on all retail electric customers will be reviewed and adjusted annually and, if necessary, semi-annually to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the transition bonds. The financing order requires CenterPoint Houston and any successor servicer to make periodic adjustment filings pursuant to the following true-up mechanism and reconciliation procedures:



      True-up adjustments will be based upon the cumulative differences between the periodic payment requirement, which is discussed in the paragraph below (including scheduled principal and interest payments on the transition bonds), and the amount of transition charge remittances to the trustee. In order to provide for adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the transition charges will reflect both a projection of uncollectible transition charges and payment lags between the billing and collection of transition charges based upon the servicer's and the retail electric provider's most recent experience regarding collection of transition charges. The calculation of transition charges will also take into account any amounts due any retail electric providers as a result of the reconciliation of the remittances and collections. There is no "cap" on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest on transition bonds.



      There are two types of true-ups that may occur under the financing order.



      - First, pursuant to the Restructuring Act, the servicer is required to make a filing with the Texas commission for an adjustment at least annually



            - to correct any undercollection or overcollection of transition charges and



            - to provide for the billing of transition charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the transition bonds (including ongoing fees and expenses, amounts required to be deposited in or allocated to any collection account or subaccount, trustee indemnities, payments due in connection with any swap agreements and any expenses incurred by the trustee to enforce bondholder rights and all other payments pursuant to the waterfall of payments described under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated" or otherwise in the waterfall of payments set forth in a prospectus supplement applicable to a particular series of transition bonds) during the period for which such adjusted transition charges are to be in effect.



            These amounts are referred to as the "periodic payment requirement."



      - Second, the servicer will be required under each servicing agreement to seek an interim true-up adjustment with respect to a series of transition bonds once every six months, or quarterly in the fourteenth and fifteenth years:



            - if the servicer expects, at the next payment date, more than a 5% variation between (a) the actual principal balance of the transition bonds of that series, taking into account amounts on deposit in the excess collections subaccount for that series, and (b) the expected principal balance on the expected amortization schedule,

            - as needed to meet any rating agency requirement that the transition bonds of that series be paid in full at scheduled maturity, or



            - to correct any undercollection of transition charges, regardless of cause, in order to assure timely payment of the transition bonds of that series based on rating agency and transition bondholder considerations, including a mandatory interim true-up in connection with each semi-annual payment date if the servicer forecasts that collections of transition charges during the next semi-annual payment period will be insufficient to make all scheduled payments of interest, principal and other amounts in respect of the transition bonds of that series and to replenish the capital subaccount for that series to its required level.



      Statutorily Guaranteed True-Ups -- Credit Risk. The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full.



      The broad-based nature of the true-up mechanism and this pledge by the State of Texas, along with other elements of the transition bonds, will serve to effectively eliminate, for all practical purposes and circumstances, any credit risk associated with the transition bonds (i.e., sufficient funds will be available and paid to discharge all principal and interest obligations on the transition bonds when due). See the financing order, Finding of Fact 107, and "The Restructuring Act -- CenterPoint Houston and Other Utilities May Securitize Qualified Costs," "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information" for further information. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche.



      Statutorily Guaranteed True-Ups: Entire Private Sector Default. In the unlikely events that (i) all retail electric customers in CenterPoint Houston's service territory (other than state and local government accounts) leave the CenterPoint Houston service territory or for whatever reason fail to pay the transition charges that service the transition bonds and (ii) the state and local government accounts physically located within the CenterPoint Houston service territory continue to use electricity either delivered through CenterPoint Houston's transmission and distribution system or produced from new on-site generation, these entities, pursuant to the statutorily guaranteed true-up mechanism described above, would be responsible for paying transition charges sufficient to service the transition bonds. Such transition charges would be a direct claim on such governments, but only in their capacity as retail electric customers. The State of Texas and other governmental entities, subdivisions, agencies, authorities and instrumentalities of the State of Texas, only in their capacity as retail electric customers, will be obligated to provide funds to make payments on the transition bonds. The diagram below depicts the operation of the statutorily guaranteed true-up mechanism if these unlikely events were ever to occur. There is no assurance that the State of Texas or such local government agencies, even though there is a direct claim on them, would pay such transition charges.



      [Chart depicting operation of statutorily guaranteed true-up mechanism with respect to the Texas public sector (as retail electric customers) in the unlikely event of a default by the entire Texas private sector.]



      Adjustments to Allocation of Transition Charges. In the financing order, the Texas commission requires CenterPoint Houston and any successor servicer to request periodic adjustments to the allocation of the transition charges among various classes of customers. The allocation may be adjusted to reflect load losses that a transition charge class or group of transition charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the Texas commission. The financing order specifically provides for an additional true-up and adjustment of allocation applicable to industrial customers, whereby the first 10% of load loss within an industrial class is borne by that class, with the excess load loss over 10% allocated to the remaining industrial classes. Adjustments to the allocation of the transition charges will take place at the same time as the annual true-up adjustments described above.

      Servicing Agreement. In the financing order, the Texas commission authorized CenterPoint Houston, as the servicer, to enter into a servicing agreement described under "The Servicing Agreements" in this prospectus.

      Binding on Successors. The financing order, along with the transition charges authorized in the financing order, is binding on:

      -     CenterPoint Houston,

      - any successor to CenterPoint Houston that provides transmission or distribution service in CenterPoint Houston's service territory,

      - any other entity that provides transmission or distribution service to retail electric customers within CenterPoint Houston's service territory,

      - each retail electric provider that sells electric energy to retail electric customers located within CenterPoint Houston's service territory or any such retail electric provider's successor,

      - any other entity responsible for imposing, billing, collecting and remitting transition charges on our behalf, or

      -     any successor to the Texas commission.

      Subsequent Financing Orders. We may issue additional series of transition bonds secured by separate transition property under a subsequent financing order of the Texas commission. We will describe the material terms of any such financing order in the related prospectus supplement.

                            RETAIL ELECTRIC PROVIDERS


      Under the Restructuring Act, beginning in January 2002, certain electric utilities, including CenterPoint Houston, were required to cease selling electricity to their retail customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. Each retail customer may choose a retail electric provider from among those who have been certified under standards set by the Texas commission. As of the date of this prospectus, neither CenterPoint Houston nor its parent CenterPoint Energy directly or indirectly owns or controls or is owned or controlled by any retail electric provider. In the future, either company may directly or indirectly own or control a retail electric provider. Under the Restructuring Act, Reliant Energy Retail Services and Reliant Energy Solutions, retail electric providers owned by Reliant Energy, are considered "affiliated retail electric providers."


      CenterPoint Houston and any successor servicer will bill and collect transition charges from the retail electric providers in CenterPoint Houston's service territory. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Energy's service territory. Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Please refer to " -- Payment of Transition Charges." Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider's other funds. Please refer to "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers" and "How a Bankruptcy May Affect Your Investment -- Bankruptcy of a Retail Electric Provider" in this prospectus.

      Each retail electric provider will deliver a combined bill to each retail electric customer for the electric power sold by it to the retail electric customer, for the related transmission and distribution service provided by the electric utility, for the transition charge, for transition charges associated with the transition bonds issued in 2001 by Transition Bond Company I and for other charges approved by the Texas commission. The retail electric providers will collect the combined amounts and then allocate the appropriate amounts to itself, to the electric utility, to the servicer, to the servicer of the Series 2001-1 Transition Bonds issued by Transition Bond Company I and to other parties, if any, entitled to receive a portion of such amounts. Transition charges will be remitted to the servicer, less an estimated allowance for charge-offs. Please refer to "Risk Factors -- Servicing Risks -- It might be difficult to collect transition charges from retail electric providers" in this prospectus. The retail electric provider will have custody of the transition charges collected from its retail electric customers until remitted to the servicer and may commingle the transition charges with its other funds.


      Rating, Deposit and Related Requirements. The financing order will allow a retail electric provider to provide retail electric service within CenterPoint Houston's service territory and collect transition charges if it either (1) has a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively, or (2) provides (A) a cash deposit of two months' maximum expected transition charge collections, (B) an affiliate guarantee, surety bond or letter of credit providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or (C) a combination of any of the foregoing. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively. A retail electric provider that does not have or maintain the requisite long-term, unsecured credit rating may select, in its sole discretion, which alternate form of deposit, credit support or combination thereof it will utilize.

      If the long-term, unsecured credit rating from either S&P or Moody's of a retail electric provider that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below "BBB-" or "Baa3" (or the equivalent), the retail electric provider must provide an alternate form of deposit, credit support or combination thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A retail electric provider failing to make such provision must comply with the provisions set forth below in " -- Remedies Upon Default."

      The computation of the size of a required deposit must be agreed upon by the servicer and the retail electric provider and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (1) the retail electric provider must remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer must instruct the trustee to remit to the retail electric provider any amount in excess of such required deposit. A retail electric provider failing to so remit any such shortfall must comply with the provisions set forth below in " -- Remedies Upon Default." Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on retail electric provider cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the retail electric provider at the end of the term of the transition bonds unless otherwise utilized for the payment of the retail electric provider's obligations for transition charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 days after such event) instruct the trustee in writing to remit the amount in the segregated account to the retail electric provider.

      Billing and Collection Standards. Retail electric providers must comply with the billing, collection and remittance procedures and information access requirements established by the financing order. These standards relate only to the billing and collection of transition charges authorized under the financing order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all retail electric providers other than retail electric providers, if any, that have contracted with the transmission and distribution utility to have it bill and collect transition charges from retail electric customers. Retail electric providers may contract with parties other than the transmission and distribution utility to bill and collect transition charges from retail customers, but such retail electric providers will remain subject to these standards. If the Texas commission later determines that different standards are to be applied to retail electric providers in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the financing order, but only if the rating agency condition (as described below) is satisfied. Upon adoption of any rule addressing any of these retail electric provider standards, the Texas commission's staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent written notification to each of the rating agencies that have rated the transition bonds and confirmation from S&P and Fitch that such modifications will not cause a reduction or withdrawal of the ratings on the transition bonds, referred to in this prospectus and the prospectus supplement as the "rating agency condition."


      Payment of Transition Charges. On a daily basis, the servicer will bill each retail electric provider for transition charges owed by the retail electric provider's retail customers. Payments of transition charges are due 35 days following each billing by the servicer to the retail electric provider, without regard to whether or when the retail electric provider receives payment from its retail electric customers. The servicer must accept payment by electronic funds transfer, wire transfer and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 days; however, a 10 calendar- day grace period will be allowed before the retail electric provider is considered to be in default. A retail electric provider in default must comply with the provisions set forth below in " -- Remedies Upon Default." The 5% penalty will be a one-time assessment measured against the current amount overdue from the retail electric provider to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th day after the billing by the servicer. Any and all penalty payments will be made to the trustee to be applied against transition charge obligations. If there is a shortfall in a retail electric provider's payment of an amount billed, the amount paid shall first be proportioned between the transition charges and other fees and charges (including transition charges attributable to the transition bonds issued by Transition Bond Company I), other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. A retail electric provider will not be obligated to pay the overdue transition charges of another retail electric provider. If a retail electric provider agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another retail electric provider that has decided to terminate service to those customers for any reason, the new retail electric provider will not be assessed the 5% penalty upon such transition charges; however, the prior retail electric provider will not be relieved of the previously assessed penalties.


      Remedies Upon Default. After the 10 calendar-day grace period (the 46th day after the billing date) referred to above under the heading " -- Payment of Transition Charges," the servicer will direct the trustee to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the retail electric provider, and will avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the retail electric provider's deposit or alternate form of credit support. In addition, a retail electric provider that is in default with respect to the requirements set forth above in " - -- Rating, Deposit and Related Requirements" and " -- Payment of Transition Charges" must select and implement one of the following options:

      - allow its billing and collection responsibilities to be immediately assumed by another retail electric provider of the retail electric customer's choosing or by the applicable provider of last resort,

      - arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before remaining amounts are released to the retail electric provider and with all costs associated with the lock-box to be borne solely by the retail electric provider, or

      - immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements to avoid a suspension, withdrawal or downgrade of the ratings of the transition bonds.

If a retail electric provider that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth above in " -- Rating, Deposit, and Related Requirements" and " -- Payment of Transition Charges" and the payment of all past-due amounts and associated penalties, the retail electric provider will no longer be required to comply with this paragraph.

      Billing by Providers of Last Resort. The provider of last resort appointed by the Texas commission must meet the minimum credit rating or deposit/credit support requirements described above in " -- Rating, Deposit and Related Requirements" in addition to any other standards that may be adopted by the Texas commission. If the provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new provider of last resort can be named by the Texas commission or the customer requests the services of another retail electric provider. Retail electric customers may never be re-billed by the successor retail electric provider (although future transition charges will reflect retail electric provider and other system-wide charge-offs).

      Disputes. In the event that a retail electric provider disputes any amount of billed transition charges, the retail electric provider must pay the disputed amount under protest according to the timelines detailed above in " -- Payment of Transition Charges." The retail electric provider and the servicer must first attempt to informally resolve the dispute, but if they fail to do so within 30 days, either party may file a complaint with the Texas commission. If the retail electric provider is successful in the dispute process (informal or formal), the retail electric provider will be entitled to interest on the disputed amount paid to the servicer at the Texas commission-approved interest rate. Disputes about the date of receipt of transition charge payments and related penalties or the size of a required retail electric provider deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts may not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

      Metering Data. If the servicer is providing metering services, metering data will be provided to the retail electric provider at the same time the servicer bills the retail electric provider. If the servicer is not providing metering services, the entity providing the metering services will be responsible for complying with Texas commission rules and ensuring that the servicer and the retail electric provider receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-ups.

      Charge-Off Allowance. The retail electric provider will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. For the initial year of the transition bonds, the retail electric provider will remit payments based on the charge-off percentage in effect on the first day of the month preceding issuance of the transition bonds for transition charges being collected on behalf of Transition Bond Company I or, in the case of a new retail electric provider, based on the same system-wide charge-off percentage then being used for payments to the servicer for Transition Bond Company I. On an annual basis in connection with the true-up process, the retail electric provider and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the retail electric provider and the servicer, provided that:

      - the retail electric provider's right to reconciliation for charge-offs will be limited to retail electric customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing transition charges) have been written off,

      - the retail electric provider's recourse will be limited to a credit against future transition charge payments unless the retail electric provider and the servicer agree to alternative arrangements, but in no event will the retail electric provider have recourse to the trustee, us or our funds for such payments, and

      - the retail electric provider is required to provide information on a timely basis to the servicer so that the servicer can include the retail electric provider's default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the retail electric provider's rights to credit will not take effect until after such adjusted transition charge rates have been implemented.

      Service Termination. In the event that the servicer is billing retail electric customers for transition charges, the servicer will have the right to terminate transmission and distribution service to the retail electric customer for non-payment by the retail electric customer pursuant to applicable Texas commission rules. Under current rules of the Texas commission adopted in April 2004 and effective June 2004, any non-paying residential or small non-residential customers are subject to disconnection by any retail electric provider. Non-paying large non-residential customers can be disconnected by any retail electric provider if the customer's contract does not preclude disconnection.

                     THE SERVICER OF THE TRANSITION PROPERTY

ABOUT CENTERPOINT HOUSTON


      Background Information. CenterPoint Houston is a fully regulated utility engaged in the transmission and distribution of electric energy in a 5,000-square mile area located along the Texas Gulf Coast, including the City of Houston. CenterPoint Houston is an indirect wholly owned subsidiary of CenterPoint Energy, a public utility holding company created on August 31, 2002 as part of the corporate restructuring of the integrated utility in response to the Restructuring Act. The transmission and distribution function that CenterPoint Houston performs remains subject to traditional utility rate regulation. CenterPoint Houston recovers the cost of its service through an energy delivery charge approved by the Texas commission.



      CenterPoint Energy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (1935 Act). The 1935 Act and related rules and regulations impose a number of restrictions on the activities of CenterPoint Energy and its subsidiaries, including CenterPoint Houston. The 1935 Act has been repealed by the Energy Policy Act of 2005. However, we are required to obtain approval from the SEC under the 1935 Act in order to issue transition bonds prior to February 2006, which is when the repeal becomes effective.


      CenterPoint Houston's principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-3000).


      Service Territory. CenterPoint Houston provides electric transmission and distribution service to approximately 1.9 million metered customers in its service territory, which has a population of approximately 5 million people. With the exception of Texas City, CenterPoint Houston serves nearly all of the Houston/Galveston metropolitan area. Effective January 2002, electric utilities, including CenterPoint Houston, were required to cease selling their electricity to their retail electric customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. The retail electric providers in CenterPoint Houston's service territory are CenterPoint Houston's primary customers.


      Area Economic Profile. Although the city has undergone a decade of diversification, Houston's economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil firms, (2) one of the world's largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world's largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston, the Johnson Space Center, the Texas Medical Center and a growing technology industry. Together, Houston's energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

      Area Economic Outlook. Most sectors in Houston's economy are currently performing well, and the outlook is for moderate growth over the next several years. As a result of the current economic outlook, CenterPoint Houston expects the number of residential retail electric customers to increase by approximately 2% per year for the next 5 years. KWh sales to the residential class are expected to grow at about the same rate. KWh sales to the commercial class, which have increased rapidly for several years, are expected to moderate to an approximate 2% growth rate. The industrial sector, which already has a large amount of self-generation capacity in place, is forecast to remain relatively flat.

      In recent years, the number of customers in CenterPoint Houston's service territory has grown steadily. Reflecting the strength of the local economy, CenterPoint Houston's service territory has added over 25,000 residential customers in each year since 1994, including over 42,000 new residential customers in 2004. As a consequence, energy sales in CenterPoint Houston's service territory have also increased for all customer classes other than the large industrial customer class. Energy sales to large industrial customers in 2004 were approximately 9% above levels in 1994. Industrial sales are sensitive to increased use of self-generation and the unfavorable impact that high natural gas prices have had on the competitiveness of Houston's petrochemical industry. On a weather-adjusted basis, energy sales to the residential, commercial and small industrial customer classes have increased an average of 3.3%, 3.7% and 1.0%, respectively, over the ten -year period ended December 31, 2003. There can be no assurance that future usage rates will be similar to historical experience.


      Electric Transmission. CenterPoint Houston transports electricity from power plants to substations and from one substation to another and to retail electric customers taking power above 69 kilovolts (kV) in locations throughout the control area managed by ERCOT on behalf of retail electric providers. CenterPoint Houston provides transmission services under tariffs approved by the Texas commission.

      Electric Distribution. CenterPoint Houston distributes electricity for retail electric providers in its certificated service territory by carrying lower-voltage power from the substation to the retail electric customer. CenterPoint Houston's distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users through distribution feeders. Its operations include construction and maintenance of electric transmission and distribution facilities, metering services, outage response services and call center operations. CenterPoint Houston provides distribution services under tariffs approved by the Texas commission. Texas commission rules and market protocols govern the commercial retail operations of distribution companies and other market participants.


      ERCOT Market Framework. CenterPoint Houston is a member of ERCOT. ERCOT is a network of retail customers, investor and municipally owned electric utilities, rural electric co-operatives, river authorities, independent generators, power marketers and retail electric providers, which serves as the regional reliability coordinating council for member electric power systems in Texas. The ERCOT market includes much of the State of Texas, other than a portion of the panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 85% of the demand for power in Texas and is one of the nation's largest power markets. The ERCOT market includes an aggregate net generating capacity of approximately 77,000 megawatts (MW). There are only limited direct current interconnections between the ERCOT market and other power markets in the United States.


      The ERCOT market operates under the reliability standards set by the North American Electric Reliability Council. The Texas commission has primary jurisdiction over the ERCOT market to ensure the adequacy and reliability of electricity supply across the state's main interconnected power transmission grid. The ERCOT independent system operator (ERCOT ISO) is responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT ISO does not procure energy on behalf of its members other than to maintain the reliable operations of the transmission system. Members are responsible for contracting sales and purchases of power bilaterally. The ERCOT ISO also serves as agent for procuring ancillary services for those who elect not to provide their own ancillary services.

      CenterPoint Houston's electric transmission business supports the operation of the ERCOT ISO and all ERCOT members. The transmission business has planning, design, construction, operation and maintenance responsibility for the portion of the transmission grid and for the load-serving substations it owns, primarily within its certificated area. The transmission business is participating with the ERCOT ISO and other ERCOT utilities to plan, design, obtain regulatory approval for and construct new transmission lines necessary to increase bulk power transfer capability and to remove existing constraints on the ERCOT transmission grid.

CUSTOMER CLASSES

      General. CenterPoint Houston will recover transition charges from the following customer classes:

      -     residential,

      -     commercial,

      -     industrial, and

      -     other, which includes government and municipal street lighting.


Residential customers are those in individually metered single-family or multi-family homes, apartments or mobile homes. Master-metered apartments are included in the commercial class. Commercial customers typically have a maximum usage level less than 500 kVA and include such customers as offices, retail stores, schools and other businesses. Industrial customers, which generally use more than 600 kVA on a sustained basis, range from large office buildings and small manufacturing concerns (small industrials) to massive chemical, oil refining and other process plants and facilities (large industrials). Other is primarily municipal street lighting. During the twelve months ended June 30, 2005, approximately 42% of CenterPoint Houston's total deliveries were to industrial customers, approximately 26% were to commercial customers and approximately 32% were to residential customers, with the State of Texas and other governmental entities included in all categories and comprising approximately 5% of CenterPoint Houston's total deliveries. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.


      Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by CenterPoint Houston and approved by the Texas commission and are subject to change. The rate classes from which transition charges will be billed and collected have been established as part of the financing order. These rate classes are not subject to change and will remain in effect for the duration of the securitization financing.

      Statistics Regarding Retail Electric Customers in CenterPoint Houston's Service Territory. The following table shows various operating statistics by customer class. CenterPoint Houston will bill transition charges according to rate schedules for each customer class. For the transition charges assessed to individual rate schedules as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement.


      CenterPoint Houston has changed its method of accounting for some customers as a result of the implementation of the Restructuring Act. Before January 1, 2002, some points of delivery were combined into a single point of delivery and accounted for as a single customer. CenterPoint Houston is now required to account for those points separately.



      The transmission and distribution revenue data for the years ended December 31, 2002, 2003 and 2004 represents CenterPoint Houston's revenues for transmission and distribution charges billed to retail electric providers.



      Actual usage fluctuations are highly dependent on weather conditions. On a weather adjusted basis, the compound annual growth rate for actual usage for the ten-year period ended December 31, 2004 was 3.0% for the residential customer class and 2.5% for the combined commercial and small industrial classes. We cannot assure you that future usage rates will be similar to historical experience. In particular, we cannot assure you that total retail electric customers, the composition of total retail electric customers by customer class, usage levels or revenues for each customer class will remain at or near the levels reflected in the following table. See "Risk Factors -- Servicing Risks" in this prospectus.

    Retail Electric Customers. Over the past ten years, there has been growth in residential retail electric usage as well as in usage by the combined commercial and small industrial classes, in each case on a weather adjusted basis. However, trends are less discernible and less meaningful within the commercial and industrial classes since customer counts within specific rates can change as a result of reclassification within these classes due to voltage and usage level determinants. The following table sets forth customer usage as of December 31 of each year shown and as of June 30, 2005, a measure that illustrates current totals more accurately than the average number of retail electric customers for those periods.


                HISTORICAL SALES, REVENUE AND CUSTOMER STATISTICS


                           RETAIL ELECTRIC USAGE (AS MEASURED BY BILLED MWH SALES) BY CUSTOMER CLASS AND PERCENTAGE COMPOSITION
                      --------------------------------------------------------------------------------------------------------------
                                                                                                                       SIX
                                                                                                                      MONTHS
     CUSTOMER                                                                                                          ENDED
      CLASS              2000              2001               2002               2003                2004            6/30/05
--------------------  ----------        ----------         ----------         ----------          ----------        ----------
Residential.........  22,415,359  30.7% 21,764,703   30.6% 22,867,469  32.9%  23,588,945   33.4%  23,583,782 32.1%   9,573,484 28.8%
Commercial..........  17,489,472  24.0% 17,809,507   25.0% 18,289,012  26.3%  18,777,752   26.6%  19,052,995 26.0%   8,914,185 26.8%
Industrial..........  32,915,840  45.1% 31,398,074   44.2% 28,201,753  40.6%  28,101,238   39.8%  30,598,650 41.7%  14,640,007 44.1%
Other...............     145,184   0.2%     141,75    0.2%    150,544   0.2%     153,075    0.2%     156,433  0.2%      78,920  0.2%
                      ---------- -----  ----------  -----  ---------- -----   ----------  -----   ---------- ----   ---------- ----
Total Retail........  72,965,854 100.0% 71,114,041  100.0% 69,508,779 100.0%  70,621,010  100.0%  73,391,860  100%  33,206,595  100%



                    TRANSMISSION AND DISTRIBUTION REVENUE BY CUSTOMER CLASS AND PERCENTAGE COMPOSITION (DOLLARS IN THOUSANDS)
                   ------------------------------------------------------------------------------------------------------------
                                                                                                        SIX
                                                                                                       MONTHS
    CUSTOMER                                                                                            ENDED
      CLASS           2002                        2003                        2004                     6/30/05
-----------------  ----------                  ----------                  ----------                  ---------
Residential......  $  608,778       51.8%      $  632,612        52.1%     $  643,818        51.6%     $ 271,932          46.9%
Commercial.......     355,605       30.2%         375,528        30.9%        389,789        31.2%       195,651          33.7%
Industrial.......     185,854       15.8%         180,967        14.9%        187,958        15.1%        98,868          17.0%
Other............      25,496        2.2%          25,712         2.1%         26,473         2.1%        13,434           2.3%
                   ----------      -----       ----------       -----      ----------       -----      ---------         -----
Total Retail.....  $1,175,733      100.0%      $1,214,819       100.0%     $1,248,038       100.0%     $ 579,885         100.0%



                               SERVICE TERRITORY NUMBER OF METERED RETAIL ELECTRIC CUSTOMERS AND PERCENTAGE COMPOSITION
                    ---------------------------------------------------------------------------------------------------------------
                                                                     DECEMBER 31,
                    ---------------------------------------------------------------------------------------------------------------
                                                                                                                     JUNE
   CUSTOMER                                                                                                           30,
    CLASS            2000               2001               2002                2003               2004               2005
-----------------  ---------          ---------          ---------           ---------          ---------          ---------
Residential......  1,501,148   87.9%  1,529,103   87.8%  1,569,230    87.7%  1,615,921   88.0%  1,658,076   88.0%  1,681,005   88.0%
Commercial.......    204,069   12.0%    209,689   12.0%    218,720    12.2%    218,739   11.9%    223,174   11.9%    227,495   11.9%
Industrial.......      1,729    0.1%      1,824    0.1%      1,863     0.1%      1,981    0.1%       2,03    0.1%      2,076    0.1%
                   ---------  -----   ---------  -----   ---------   -----   ---------  -----   ---------  -----   ---------   ----
Total Retail.....  1,706,946  100.0%  1,740,616  100.0%  1,789,813   100.0%  1,836,641  100.0%  1,883,288  100.0%  1,910,576    100%



      Relationship with Retail Electric Providers. In accordance with the Restructuring Act, in January 2002, CenterPoint Houston ceased selling electricity to its retail customers. Those retail customers became customers of the various retail electric providers which were providing service in CenterPoint Houston's service territory. Those retail electric providers became CenterPoint Houston's primary customers in its service territory. As of June 30, 2005, CenterPoint Houston did business with approximately 63 retail electric providers. Reliant Energy, through its subsidiaries, is CenterPoint Houston's largest customer, accounting for approximately 64% of CenterPoint Houston's outstanding receivables from retail electric providers as of June 30, 2005. Since January 2002, other than the bankruptcies described below and minor delays and payment discrepancies, these retail electric providers generally have made timely payments for the electricity and other services provided by CenterPoint Houston and have generally been cooperative in coordinating billing and payment systems with CenterPoint Houston's and the State of Texas' systems in the implementation of the Restructuring Act. CenterPoint Houston has no long-term contract with any retail electric provider.


      Two retail electric providers with which CenterPoint Houston has done business filed for bankruptcy in June 2002 and March 2003, respectively. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I, recovered from one of these retail electric providers the full amount of the transition charges relating to those transition bonds from a cash deposit provided by that retail electric provider. CenterPoint Houston recovered all but a minimal amount of the pre-petition balance of transition charges relating to the transition bonds issued by Transition Bond Company I from payments and a cash deposit provided by the other retail electric provider. For additional information regarding retail electric providers' obligation to make cash deposits in order to provide retail electric service and collect transition charges within CenterPoint Houston's service territory, please read "Retail Electric Providers -- Rating, Deposit and Related Requirements." For discussions of potential difficulties in collecting transition charges from retail electric providers and risks associated with the bankruptcy of a retail electric provider, please read "Risk Factors -- Servicing Risks -- It might be difficult to collect transition charges from retail electric providers" and " -- Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers," respectively.

PERCENTAGE CONCENTRATION OF LARGE END-USE RETAIL CUSTOMERS SERVED BY CENTERPOINT HOUSTON


      For the year ended December 31, 2004, the largest end-use retail electric customer served by retail electric providers in CenterPoint Houston's service territory represented approximately 2.28%, and the ten largest end-use retail electric customers represented approximately 10.04%, of the total electric usage by end-use retail electric customers in CenterPoint Houston's service territory. All of those customers were in the industrial customer class. We cannot assure you that the current end-use customers in CenterPoint Houston's service territory will remain in the territory or that the levels of end-use customer concentration in the future will be similar to those experienced in the past.


HOW CENTERPOINT HOUSTON FORECASTS THE NUMBER OF RETAIL ELECTRIC CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE


      Accurate projections of the number of retail electric customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges. The transition charges must be sufficient to make principal and interest payments on the transition bonds, to replenish any amounts drawn from the capital subaccount and to pay the trustee's fee, the servicing fee and the other expenses and costs included in qualified costs. Please refer to "CenterPoint Houston's Financing Order" and "Risk Factors -- Risks Associated With the Unusual Nature of the Transition Property" in this prospectus.


         Historical Forecasting Methodology. Prior to 2002, CenterPoint Houston's forecast of energy deliveries and peak demand focused primarily on supporting the long-term planning needs of an integrated utility. In this capacity, the forecast played a key role in the long-term planning for new generation resources and for transmission facilities. Forecasts were routinely prepared for all customer classes and reviewed by the Texas commission for reasonableness and accuracy in regulatory proceedings.

      Currently, CenterPoint Houston relies extensively on the use of end-use modeling, particularly in the preparation of its residential and commercial forecasts. These models combine information on weather, appliance saturation and energy intensity along with key economic parameters as part of the process of developing the forecast. For example, residential usage of electricity is forecast utilizing economic data on electricity prices and real income in conjunction with average household size, the number of appliances, appliance efficiency and normal weather. The commercial and small industrial models forecast electric energy deliveries based on electricity price, employment, floor space and energy intensity by commercial building type. Large industrial customers are forecast in detail based on knowledge of their past activity and expected activity and how it relates to their energy needs. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity delivery projections, based on information CenterPoint Houston obtains through multiple sources, including in-house research. CenterPoint Houston uses economic forecasts, prepared by independent economic forecasting and consulting firms, as inputs to its forecasting models.

      Sales Forecast Variances. CenterPoint Houston will use its annual forecast to determine the appropriate levels of transition charges. Actual deliveries can deviate from forecast deliveries for many reasons, including the general economic climate in the service territory, the impact of weather on air-conditioning and heating usage, levels of business activity, the availability of more energy efficient appliances, new energy conservation technologies and the customers' ability to acquire these new products. CenterPoint Houston's ability to predict energy consumption accurately may affect the timing of collections of transition charges.


      The table below compares actual usage in MWh for a particular period to the most recent forecast, usually prepared during the preceding year. For example, the annual 2004 variance is based on a forecast prepared in 2003. The variances for the residential customer class ranged from -3.6% to 8.2%. The variances for the commercial customer class ranged from 0.0% to 4.6% and for the industrial class from -5.6% to 9.1%. Variances for the other customer class ranged from -3.1% to 13.2%. We cannot assure you that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, "variance" represents percentage deviation from the forecast amount of electricity usage.


            FORECAST VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED


                                                                                                           Six Months
                                                                                                             ended
                                        2000          2001          2002          2003          2004        6/30/05
                                     ----------    ----------    ----------    ----------    ----------    ----------
RESIDENTIAL
Forecast (MWH).................      20,710,864    21,338,086    22,177,812    23,591,423    23,990,031     9,926,624

Actual (MWH)...................      22,415,359    21,764,703    22,867,469    23,588,945    23,583,782     9,573,484

Variance.......................             8.2%          2.0%          3.1%          0.0%         -1.7%         -3.6%

COMMERCIAL
Forecast (MWH).................      16,728,189    17,209,406    17,645,969    18,768,660    18,978,028     8,873,912

Actual (MWH)...................      17,489,472    17,809,507    18,289,012    18,777,752    19,052,995     8,914,185

Variance.......................             4.6%          3.5%          3.6%          0.0%          0.4%          0.5%

INDUSTRIAL
Forecast (MWH).................      32,351,426    32,100,649    29,861,371    28,617,844    28,036,906    14,185,108

Actual (MWH)...................      32,915,840    31,398,074    28,201,753    28,101,238    30,598,650    14,640,007

Variance.......................             1.7%         -2.2%         -5.6%         -1.8%          9.1%          3.2%

                                                                                                           Six Months
                                                                                                             ended
                                        2000          2001          2002          2003          2004        6/30/05
                                     ----------    ----------    ----------    ----------    ----------    ----------
OTHER
Forecast (MWH).................         130,214       131,575       132,936       157,891       155,174        79,213

Actual (MWH)...................         145,184       141,757       150,544       153,075       156,433        78,920

Variance.......................            11.5%          7.7%         13.2%         -3.1%          0.8%         -0.4%

TOTAL
Forecast (MWH).................      69,920,693    70,779,715    69,818,088    71,135,818    71,160,137    33,064,858

Actual (MWH)...................      72,965,854    71,114,042    69,508,779    70,621,010    73,391,861    33,206,595

Variance.......................             4.4%          0.5%         -0.4%         -0.7%          3.1%          0.4%



      The table below compares the actual number of customers for a particular period to the related forecast of the number of customers for such period prepared during the previous year. Variance, expressed as a percentage, represents the difference between forecast and actual numbers of customers. A positive variance means there were more customers than forecast. A negative variance means there were fewer customers than forecast. The variances for the residential customer class ranged from 0.4% to 1.1%. The variances for the commercial customer class ranged from -2.1% to 5.3%. The variances for the industrial customer class ranged from -2.5% to 5.6%. We cannot assure you that the future variance between actual and expected numbers of customers in the aggregate or by customer class will be similar to the historical experience set forth below. Any updated information relating to this table will be set forth in a prospectus supplement. In this table, "variance" represents percentage deviation from the forecast number of customers.

              FORECAST VARIANCE FOR THE NUMBER OF METERED CUSTOMERS



                                                                                                    Six months
                                                                                                      ended
                                     2000         2001         2002         2003         2004        6/30/05
                                   ---------    ---------    ---------    ---------    ---------    ----------
RESIDENTIAL
Forecast...................        1,487,206    1,520,206    1,554,206    1,602,916    1,640,280    1,673,700

Actual.....................        1,501,148    1,529,103    1,569,230    1,615,921    1,658,076    1,681,005

Variance...................              0.9%         0.6%         1.0%         0.8%         1.1%         0.4%

COMMERCIAL
Forecast...................          196,917      202,619      207,712      223,415      224,265      225,961

Actual.....................          204,069      209,689      218,720      218,739      223,174      227,495

Variance...................              3.6%         3.5%         5.3%        -2.1%        -0.5%         0.7%

INDUSTRIAL
Forecast...................            1,773        1,820        1,853        1,903        1,930        1,990

Actual.....................            1,729        1,824        1,863        1,981        2,038        2,076

Variance...................             -2.5%         0.2%         0.5%         4.1%         5.6%         4.3%

TOTAL
Forecast...................        1,685,896    1,724,645    1,763,771    1,828,234    1,866,475    1,901,651

Actual.....................        1,706,946    1,740,616    1,789,813    1,836,641    1,883,288    1,910,576

Variance...................              1.2%         0.9%         1.5%         0.5%         0.9%         0.5%


THE BILLING PROCESS

      Retail electric providers issue a single bill to retail electric customers purchasing electricity from a retail electric provider. This single bill includes all charges related to purchasing electricity from the retail electric provider, transmission and distribution services from CenterPoint Houston, the applicable transition charges and any other charges authorized by the Texas commission.

      Under the servicing agreement, any changes CenterPoint Houston institutes to customary billing and collection practices will apply to the servicing of transition property so long as CenterPoint Houston is the servicer. CenterPoint Houston expects that any such changes would be designed to enhance its ability to make timely recovery of amounts billed.

THE COLLECTION PROCESS

      Retail electric customers will pay the transition charges to retail electric providers who supply them with electric power as part of their single bill for electric service. The retail electric providers will be obligated to remit to the servicer payments of the transition charges as described under "Retail Electric Providers -- Payment of

Transition Charges." The servicer will have rights only under very limited circumstances to collect transition charges directly from retail electric customers. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections. If a retail electric provider defaults in the payment of transition charges, the retail electric provider must implement one of the courses of action described under "Retail Electric Providers -- Remedies Upon Default."


      Write-Off Experience. The table below sets forth net write-off experience with respect to payments owed to the retail electric providers CenterPoint Houston serves. The information in the table is derived from data provided to the servicer by retail electric providers. Neither we nor the servicer has independently verified this information. We cannot assure you that this historical data will be indicative of future experiences. The statutorily guaranteed true-up mechanism mitigates the effect of any write-offs on the scheduled payment of the transition bonds. Please read "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups."



                                 Net write-off for 12 months ended May 31,
                                 -----------------------------------------
                                     2003          2004          2005
                                     ----          ----          ----
Residential customers                2.7%          3.4%          1.9%
Non-residential customers            0.5%          0.6%          0.4%

                                   THE ISSUER

GENERAL

      We are a limited liability company formed under the Delaware Limited Liability Company Act pursuant to the limited liability company agreement executed by our sole member, CenterPoint Houston, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. The limited liability company agreement will be amended and restated in its entirety prior to the date we enter into the sale agreement relating to the initial series of transition bonds with CenterPoint Houston. We have filed the form of the amended and restated limited liability company agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the amended and restated limited liability company agreement below.


      As of the date of this prospectus, we have not carried on any business activities and have no operating history. We have included our audited financial statements as a part of this prospectus. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas but are responsible to the State of Texas and the Texas commission as described below under the caption " -- Our Relationship with the State of Texas and the Texas Commission." Immediately following our issuance of the initial series of transition bonds, our assets will include:


      -     the related transition property,

      - our rights under the applicable sale agreement, under the administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to the sale agreement,

      - our rights under the applicable servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with the servicing agreement,

      - the applicable collection account and all subaccounts of the collection account,

      - our rights under any interest rate swap agreement or hedging agreement entered into with respect to the issuance of a series of floating rate bonds,

      - our rights in the deposits of retail electric providers required under the applicable financing order,

      - all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

      - all payments on or under and all proceeds in respect of any or all of the foregoing.

Following the issuance of subsequent series of transition bonds our assets will include similar property related to each such series. The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount, will be pledged by us to the trustee. Pursuant to the indenture, the collected transition charges remitted to the trustee by the servicer must be used to pay the transition bonds and our other obligations specified in the indenture.

OUR PURPOSE

      We were created for the specific purposes of:

      - purchasing and owning transition property and other transition bond collateral,

      -     issuing and registering one or more series of transition bonds,

      - pledging our interest in transition property and other transition bond collateral to the trustee pursuant to the terms of the indenture in order to secure the related series of transition bonds,

      -     making payments on the transition bonds,

      -     distributing amounts released to us, and

      - performing other activities that are necessary, suitable or convenient to accomplish these purposes, including the execution of any interest rate swap or hedging agreement related to the issuance of transition bonds.

      The amended and restated limited liability company agreement does not permit us to engage in any activities not directly related to these purposes.

OUR RELATIONSHIP WITH CENTERPOINT HOUSTON

      On the issue date for each series of the transition bonds, except in the event of a permitted refunding of outstanding transition bonds, CenterPoint Houston will sell transition property to us pursuant to a sale agreement between us and CenterPoint Houston. Pursuant to a servicing agreement between us and CenterPoint Houston, CenterPoint Houston will serve as the initial servicer of the transition property. We will pay CenterPoint Houston fixed fees for performing these services. Pursuant to an administration agreement between us and CenterPoint Houston, CenterPoint Houston will provide administrative services to us.


OUR RELATIONSHIP WITH THE STATE OF TEXAS AND THE TEXAS COMMISSION



      We are responsible to the State of Texas and the Texas commission. Specifically, pursuant to a financing order,



      - our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring transition property, issuing transition bonds and performing other activities as specifically authorized by that financing order,



      - we must respond to representatives of the Texas commission throughout the process of offering the transition bonds provided for therein, with the financing order directing the Texas commission's financial advisor to veto any proposal that does not comply with all criteria established in the financing order, and



      - the servicer will file periodic adjustments to transition charges with the Texas commission on our behalf.



We have also agreed that certain reports concerning transition charge collections will be provided to the Texas commission.


OUR MANAGERS


      Pursuant to the amended and restated limited liability company agreement, our affairs will be managed by managers, whom we refer to in this prospectus and the prospectus supplement as our "managers." CenterPoint Houston will appoint our managers from time to time or, in the event CenterPoint Houston transfers its interest in us, the new owner or owners will appoint our managers. Following the initial issuance of the transition bonds, we will have at least two independent managers at all times who, among other things, are not and have not been for at least five years prior to the date of their appointment:


      - a direct or indirect legal or beneficial owner of us, CenterPoint Houston, any of our affiliates or any of CenterPoint Houston's affiliates,

      - a relative, supplier, employee, officer, director or manager (other than as an independent director or manager of us, CenterPoint Houston or any of its affiliates, as the case may be), contractor or material creditor of us, CenterPoint Houston or any of its affiliates, or

      -     a person who controls CenterPoint Houston or any of its affiliates.


The persons who serve as independent managers of Transition Bond Company I may also serve as our independent managers. The remaining managers will be employees or officers of CenterPoint Houston. The managers will devote the time necessary to conduct our affairs. As of the date of this prospectus, Marc Kilbride, who is 53 years of age and the Vice President and Treasurer of CenterPoint Houston, is our sole manager. We expect that CenterPoint Houston will appoint two of its employees or officers to serve as managers with Mr. Kilbride and the independent managers in connection with the initial issuance of transition bonds.





      None of our managers has been involved in any legal proceedings which are specified in Item 401(k) of the SEC's regulation S-K.

MANAGER FEES AND LIMITATION ON LIABILITIES


      As of the date of this prospectus, we have not paid any compensation to any manager since the date we were formed. We will not compensate our managers, other than our independent managers, for their services performed on our behalf. The independent managers will be paid a manager's fee from our assets and will be reimbursed for their reasonable expenses including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the independent managers may employ in connection with the performance of their respective duties under the amended and restated limited liability company agreement.


      Under the amended and restated limited liability company agreement, our managers will not be liable under any circumstances except for:

      - liabilities arising from their own willful misconduct or gross negligence,

      - liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

      - taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

      Under the amended and restated limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except in the circumstances described above.

WE ARE A SEPARATE AND DISTINCT LEGAL ENTITY FROM CENTERPOINT HOUSTON

      Under the amended and restated limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers (including our independent managers). CenterPoint Houston has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. The amended and restated limited liability company agreement, except for financing reporting purposes and for federal and state income tax purposes, requires us to:

      - take all reasonable steps to continue our identity as a separate legal entity,

      - make it apparent to third persons that we are an entity with assets and liabilities distinct from those of CenterPoint Houston, other affiliates of CenterPoint Houston, our managers or any other person, and

      - make it apparent to third persons that we are not a division of CenterPoint Houston or any of its affiliates or any other person.


      Our principal place of business is 1111 Louisiana, Suite 4655B, Houston, Texas 77002, and our telephone number at such address is (713) 207-5222.


ADMINISTRATION AGREEMENT

      CenterPoint Houston will provide administrative services to us pursuant to an administration agreement between CenterPoint Houston and us. We will pay CenterPoint Houston a fixed fee for performing these services, plus all reimbursable expenses.

                                 USE OF PROCEEDS

      We will use the proceeds of the issuance of a series of transition bonds to pay the expenses of the issuance and sale of the transition bonds and to purchase related transition property from CenterPoint Houston. In accordance with the applicable financing order, CenterPoint Houston will use the proceeds it receives from the sale of the transition property to reduce its debt and equity and to adjust its capitalization on its regulatory books.

               RELATIONSHIP TO THE SERIES 2001-1 TRANSITION BONDS


      In October 2001, CenterPoint Energy Transition Bond Company, LLC (which we refer to in this prospectus and any accompanying prospectus supplement as "Transition Bond Company I"), a special purpose, wholly owned subsidiary of CenterPoint Houston, issued $749 million of Series 2001-1 transition bonds. These bonds were issued to securitize CenterPoint Houston's generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the Texas commission on May 31, 2000.



      Although CenterPoint Houston is the servicer with respect to the Series 2001-1 transition bonds and will be the initial servicer with respect to transition bonds described in this prospectus, as more fully described under "The Servicer of the Transition Property," we are a separate legal entity from Transition Bond Company I, and the transition bonds described herein will be payable from collateral that is separate from that securing the Series 2001-1 transition bonds. Transition Bond Company I will have no obligations under our transition bonds, and we will have no obligations under the Series 2001-1 transition bonds. Please read "The Restructuring Act -- CenterPoint Houston and Other Utilities May Securitize Qualified Costs," "CenterPoint Houston's Financing Order" and "The Transition Bonds -- The Security for the Transition Bonds."


                              THE TRANSITION BONDS


      We will issue the transition bonds under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have filed the form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of each series of the transition bonds will be provided in the indenture and a related supplemental indenture. We have summarized selected provisions of the indenture and the transition bonds below. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the indenture. We will describe the particular terms of each series of the transition bonds in a supplement to this prospectus. You should carefully read the summary below, the applicable prospectus supplement and the terms and provisions of the indenture that may be important to you before investing in the transition bonds. Please refer to "Where You Can Find More Information" in this prospectus.


GENERAL TERMS OF THE TRANSITION BONDS


      Transition bonds may be issued under the indenture from time to time to finance the purchase by us of transition property. The aggregate principal amount of the transition bonds that may be authenticated and delivered under the indenture and the financing order issued by the Texas commission on March 16, 2005 may not exceed $1,493,747,264 plus (a) the principal portion of excess mitigation credits provided by CenterPoint Houston after August 31, 2004 through the date of issuance of the transition bonds or the date of the termination of such excess mitigation credits, whichever is earlier, (b) interest on stranded costs accrued after August 31, 2004 through the date of issuance of the transition bonds, and (c) up-front qualified costs as set forth in the financing order, although the indenture permits the issuance of additional series of transition bonds secured by other transition property in accordance with one or more subsequent financing orders of the Texas commission. Any series of the transition bonds may include one or more tranches which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one tranche, in which case the terms of all transition bonds of the same tranche will be identical. The particular terms of the transition bonds of any series and, if applicable, tranches thereof, will be set forth in the supplemental indenture for that series. The terms of a series of


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


transition bonds, and any tranches thereof, will not be subject to consent of the transition bondholders of any previously issued series. Please refer to "Risk Factors -- Other Risks Associated with an Investment in the Transition Bonds" in this prospectus. Each series of transition bonds may include one or more tranches that accrue interest at a variable rate, and one or more interest rate swap agreements may be entered into in connection with the issuance of any such variable rate transition bonds. Please refer to " -- Floating Rate Transition Bonds" below.



      The prospectus supplement for a series of transition bonds will describe the following terms of that series of transition bonds and, if applicable, the tranches of that series:



      - the designation of the series and, if applicable, the tranches of that series,



      - the principal amount of the series and, if applicable, the tranches of that series,


      - the annual rate at which interest accrues or the method or methods of determining such annual rate,

      -     the payment dates,


      - the scheduled final payment date and the final maturity date of the series and, if applicable, the tranches of that series,


      -     the issuance date of the series,

      -     the collateral for the series,

      -     the authorized denominations,


      -     any provisions for optional redemption of the series or tranche,



      - the expected amortization schedule for principal of the series and, if applicable, the tranches of that series,



      - any other material terms of the tranche that are not inconsistent with the provisions of the indenture and that will not result in any rating agency's reducing or withdrawing its rating of any outstanding tranche of transition bonds,


      -     the identity of the trustee, and

      - only if a series includes floating rate transition bonds, the terms of any swap agreement executed to permit such issuance and the identity of any swap counterparty related thereto.


      The transition bonds are not a debt, liability or other obligation of the State of Texas or of any political subdivision, agency or instrumentality of the State and do not represent an interest in or legal obligation of CenterPoint Energy, CenterPoint Houston or any of their affiliates, other than us. None of CenterPoint Energy, CenterPoint Houston or any of their affiliates will guarantee or insure the transition bonds. A financing order authorizing the issuance of transition bonds does not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the transition bonds under the Restructuring Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the transition bonds or to make any appropriation for their payment.

PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS


      Interest will accrue on the principal balance of the transition bonds at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders on each payment date, commencing on the payment date specified in the related prospectus supplement. Interest payments for each series will be made from collections of related transition charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount for each series. In the event of default by a retail electric provider, the amounts in the retail electric provider security deposit subaccount or available from other credit support (up to an amount of the lesser of the payment default of that retail electric provider or the amount of that retail electric provider's deposit or other credit support amount) will be used to make payments in respect of the transition bonds of the related series.



      On any payment date with respect to any series, we generally will pay principal of transition bonds only until the outstanding principal balance has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series of transition bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such series, except in the case of an applicable optional redemption or acceleration. Please refer to "Risk Factors -- Other Risks Associated With an Investment in the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.



      The trustee will retain in the excess funds subaccount for that series for payment on later payment dates any collections of transition charges in excess of amounts payable as:


      - fees and expenses of the servicer (including the servicing fee), the independent managers and the trustee,

      - payments of interest and principal on the transition bonds for that series,





      -     allocations to the capital subaccount for that series, and


      - investment earnings on amounts in the capital subaccount released to us.

      If the trustee receives insufficient collections of transition charges for a series of transition bonds for any payment date, and amounts in the collection account for that series (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of that series of transition bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on the transition bonds of a series because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture, except for the failure to make the scheduled payment of principal due upon the final maturity of the transition bonds.

      The trustee will distribute on each payment date to the transition bondholders of a particular series to the extent of available funds in the related collection account all payments of principal and interest then due on such transition bonds (other than special payments as defined in the indenture). The trustee will make each such payment to the transition bondholders, other than the final payment, on the applicable record date. If the transition bonds are ever issued in definitive certificated form, however, the final payment with respect to the transition bonds will be made only upon presentation and surrender of such transition bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. The trustee will mail notice of the final payment to the transition bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

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


           The transition bonds will originally be issued in book-entry form, and we do not expect that the transition bonds will be issued in definitive certificated form. At the time, if any, we issue the transition bonds of any series in the form of definitive transition bonds and not to The Depository Trust Company ("DTC") or its nominee, the trustee will make payments with respect to that tranche as described below under " -- Definitive Certificated Transition Bonds." Upon application by a holder of any tranche of transition bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.


      On each payment date, the amount to be paid as principal on the transition bonds of each series will equal:

      - the unpaid principal amount of each series due on the final maturity date of that series, plus

      - the unpaid principal amount of each series upon acceleration following an event of default, plus

      - the unpaid principal amount of any transition bonds of each series called for redemption, plus

      -     the overdue payments of principal, plus

      -     the unpaid and previously scheduled payments of principal, plus

      - the principal scheduled to be paid on each series on that payment date.

      The failure to pay accrued interest on a series of transition bonds on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for that series of transition bonds unless such failure is cured within five business days. If interest is not paid within that five-day period, the issuer will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are transition bondholders on a special record date (as defined in the indenture). The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). The issuer will fix any special record date and special payment date and, at least 10 days before such special record date, the issuer will mail to each affected transition bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid. An event of default under one series of transition bonds will not automatically trigger an event of default under other outstanding series of transition bonds. See " -- What Constitutes an Event of Default on the Transition Bonds" below.

      The entire unpaid principal amount of a series of transition bonds will be due and payable:

      -     on the final maturity date of that series,

      -     on the date of redemption, if any, and

      - if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of that series of transition bonds have declared that series of transition bonds to be immediately due and payable.


However, the nature of our business will result in payment of principal upon an acceleration of a series of transition bonds being made as funds become available. See "Risk Factors -- Foreclosure of the trustee's lien on the transition property might not be practical, and acceleration of the transition bonds before maturity might have little practical effect" and "-- You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited."


      If any special payment date or other date specified herein for distribution of any payments to transition bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next succeeding business day, and no interest will accrue upon such payment during the intervening period. "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Houston, Texas, are required or authorized by law or executive order to remain closed.

      Neither we nor CenterPoint Houston makes any representation or warranty that any amounts actually collected arising from transition charges will in fact be sufficient to meet payment obligations on related series of transition bonds or that assumptions made in calculating transition charges will in fact be realized.

FLOATING RATE TRANSITION BONDS


      If we issue any tranche of floating rate transition bonds, we may enter into or arrange for one or more interest rate swap transactions. Generally, a swap agreement, on each payment date, will obligate us to pay to the swap counterparty, solely from payments of transition charges, an amount equal to the fixed interest due under the swap agreement on the payment date. The swap agreement will obligate the swap counterparty to pay to us an amount equal to the product of (1) a floating rate comparable to the rate accruing on the floating rate transition bonds and (2) the principal balance of the floating rate transition bonds as of the close of business on the preceding payment date, after giving effect to all payments of principal made to the floating rate transition bond holders on the preceding payment date.


      The related prospectus supplement will include a description of:

      -     the material terms of any interest rate swap transaction,

      -     the identity of any interest rate swap counterparty,

      - any payments due to be paid by or to us or the trustee under any interest rate swap transaction,


      - scheduled deposits in and withdrawals from any tranche subaccount of the collection account with respect to any interest rate swap transaction,



      - the formula for calculating the floating rate of interest of any floating interest rate tranche, and


      - the rights of transition bondholders with respect to any interest rate swap transaction, including any right of termination of or amendment to the interest rate swap agreement.

      Under the indenture, we are obligated to perform all of our obligations pursuant to any interest rate swap agreement to which we are a party.

REDEMPTION OF THE TRANSITION BONDS

      We will specify the redemption provisions, if any, for any series of the transition bonds in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series as it relates to redemption include any premium that might be payable on the transition bonds if the transition bonds of the series are redeemed. The trustee will give notice of redemption of any series of the transition bonds to each registered holder of a transition bond of such series by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as we may specify in the related prospectus supplement. The redemption price will, in each case, include accrued interest to, but excluding, the date of redemption. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights to transition bonds called for redemption after the specified redemption date, except to receive from the trustee payment of the redemption price of such transition bonds and unpaid interest accrued to the date fixed for redemption.

CREDIT ENHANCEMENT FOR THE TRANSITION BONDS


      Credit enhancement with respect to the transition bonds of each series will be provided principally by adjustments to the related transition charges, amounts on deposit in the excess funds subaccount and the capital subaccount for that series and cash deposits and other credit support provided in respect of transition charges allocable to a series by retail electric providers who do not meet specified credit rating requirements. In addition, for any series of the transition bonds or one or more tranches of the transition bonds, additional credit enhancement may be provided. We will describe the amounts and types of credit enhancement, if any, and the provider of credit enhancement with respect to each series of the transition bonds or one or more tranches of the transition bonds in the applicable prospectus supplement. Additional credit enhancement may be in the form of:



      -     an additional excess funds subaccount,


      -     subordination,




      -     a financial guaranty insurance policy,

      -     a letter of credit,

      -     a credit or liquidity facility,

      -     a repurchase obligation for certain obligations and warranties,

      -     a third-party payment or other support,

      -     a cash deposit or other credit enhancement, or

      - any combination of the foregoing, as we may describe in the applicable prospectus supplement.

      If specified in the applicable prospectus supplement, credit enhancement for a series of the transition bonds may cover one or more other series of the transition bonds.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

      Unless we specify otherwise in the related prospectus supplement, the transition bonds will be available to investors only in the form of book-entry transition bonds. You may hold your bonds through DTC in the U.S., Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

      The Role of DTC, Clearstream and Euroclear. Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      The Function of Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of transition bonds. Clearstream's United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

      The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of transition bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

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

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      DTC Will Be the Holder of the Transition Bonds. Transition bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, transition bonds may do so only through participants and indirect participants. In addition, transition bondholders will receive all distributions of principal of and interest on the transition bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, transition bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or transition bondholders. It is anticipated that the only "bondholder" will be Cede & Co., as nominee of DTC. The trustee will not recognize transition bondholders as bondholders, as that term is used in the indenture, and transition bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of transition bondholders through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the transition bonds and is required to receive and transmit distributions of principal and interest on the transition bonds. Participants and indirect participants with whom transition bondholders have accounts with respect to the transition bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess transition bonds, transition bondholders will receive payments and will be able to transfer their interests.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a transition bondholder to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those transition bonds.

      DTC has advised us that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

      How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Distributions with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please refer to "Material Federal Income Tax Consequences for the Transition Bondholders" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

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

DEFINITIVE CERTIFICATED TRANSITION BONDS


      The Circumstances That Will Result in the Issuance of Definitive Certificated Transition Bonds. Unless we specify otherwise in the related prospectus supplement, each tranche of the transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or other intermediaries, rather than to DTC or its nominee, only if:


      - DTC or we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates for the transition bonds and we are unable to locate a qualified successor,

      - we advise the trustee in writing that we elect to discontinue use of book-entry-only transfers through DTC and deliver certificated transition bonds to DTC, or

      - after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal balance of the transition bonds of all affected series advise us, the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the transition bondholders' best interest.

      The Delivery of Definitive Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), the trustee will be required to notify all affected beneficial owners of transition bonds of the occurrence of the event and the availability through DTC of definitive certificated transition bonds. Upon surrender by DTC of the global bond or bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated transition bonds to the beneficial owners, and the trustee will recognize the holders of the definitive certificate transition bonds as bondholders under the indenture.

      The Payment Mechanism for Definitive Certificated Transition Bonds. Payments of principal of, and interest on, definitive certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated transition bonds in whose names the definitive certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee or, in certain cases, by wire transfer.

      The Transfer or Exchange of Definitive Certificated Transition Bonds. Definitive certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but we and the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

      Final Payments on Definitive Certificated Transition Bonds. The final payment on any transition bond, however -- whether a definitive certificated note or a note registered in the name of Cede & Co. -- will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The trustee will be required to mail that notice to registered bondholders not later than the fifth day of the month of the final payment.

REGISTRATION AND TRANSFER OF THE TRANSITION BONDS


      If specified in the related prospectus supplement, we may issue one or more tranches of transition bonds in definitive form, which will be transferable and exchangeable as described above under " -- Definitive Certificated Transition Bonds." Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the transition bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

      We will issue each tranche of transition bonds in the minimum initial denominations set forth in the related prospectus supplement and, except as otherwise provided in the related prospectus supplement, in integral multiples thereof.


      The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the transition bonds were registered on the applicable record date.


THE TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR TRANCHES


      Under the indenture, the trustee will authenticate and deliver an additional series of the transition bonds only on the satisfaction of specified conditions, including the following:

      - all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and our limited liability company agreement, as amended or restated,


      - the seller must have irrevocably assigned all of its right, title and interest in the applicable transition property to us and made the filing required by Section 39.309 of the Restructuring Act with respect to the assignment,


      - the trustee must have received written confirmation from each rating agency that the new series of transition bonds will be rated as set forth in the related prospectus supplement,

      -     the seller must receive and deliver to us and the trustee:

            - an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that we will not be subject to United States federal income tax as an entity separate from CenterPoint Energy and that the new series of transition bonds will be treated as debt of CenterPoint Energy for United States federal income tax purposes,

            - an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) or, if the seller so chooses, a ruling from the IRS, in either case to the effect that, for United States federal income tax purposes, the issuance of the new series of transition bonds will not result in gross income to the seller, and

            - an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that such issuance of the additional series of transition bonds will not adversely affect the characterization of any then outstanding transition bonds as obligations of CenterPoint Energy.

                  The opinion of outside tax counsel described above may, if the seller so chooses, be conditioned on the receipt by the seller of one or more letter rulings from the IRS and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the IRS in connection with such letter rulings, and


      - we must deliver certain certificates and opinions specified in the indenture to the trustee and, in certain instances, to the Texas commission.


THE SECURITY FOR THE TRANSITION BONDS

      To secure the payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds of each series pursuant to the indenture, we will grant to the trustee for the benefit of

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the transition bondholders of each series a security interest in all of our right, title and interest, whether now owned or later acquired, in and to the following collateral with respect to that series, which collectively constitutes the trust estate under the indenture:

      -     the transition property related to that series,


      -     our rights under the statutorily guaranteed true-up mechanism,


      -     our rights under the applicable sale agreement,

      - all bills of sale delivered by CenterPoint Houston pursuant to the applicable sale agreement,

      - our rights under the applicable servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

      -     our rights under the administration agreement,


      - our rights in the applicable collection account and all subaccounts of the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount and all cash, securities, instruments, investment property or other assets credited to or deposited in the collection account or any subaccount of the collection account from time to time or purchased with funds from the collection account, and all financial assets and securities entitlements carried therein or credited thereto,



      - our rights under any interest rate swap agreement or hedging agreement entered into with respect to the issuance of a floating rate tranche of a particular series of transition bonds,


      - our rights in the deposits of retail electric providers required under the applicable financing order,

      - all of our other property related to the series of transition bonds, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount,

      - all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

      - all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The security interest does not extend to:

      - amounts (including net investment earnings) on deposit in a retail electric provider security deposit subaccount that have been released to the servicer or a retail electric provider,

      - amounts representing investment earnings on the capital subaccount released to us,


      - amounts deposited in the capital subaccount for that series that have been released to us or as we direct following retirement of that series of transition bonds,


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      -     amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of transition bonds (together with any interest earnings thereon), and

      - amounts in the segregated trust account held for the benefit of the trustee to pay certain expenses of the trustee.

      The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please refer to " -- How Funds in the Collection Account Will Be Allocated."


      Section 39.309(b) of the Restructuring Act provides that a valid and enforceable security interest in transition property will attach and be perfected by the means set forth in Section 39.309. Specifically, Section 39.309(b) provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the transition bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Secretary of State of Texas under Section 39.309(d) of the Restructuring Act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.


THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

      Under the indenture, we will establish a collection account with the trustee or at another eligible institution for each series of transition bonds. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as the benefit of the bondholders of the related series of transition bonds. Funds received from collections of the applicable transition charges will be deposited into the collection account. The collection account for each series of transition bonds will be divided into the following subaccounts, which need not be separate bank accounts:

      -     the general subaccount,




      -     the capital subaccount,



      -     the excess funds subaccount, and



      - one or more tranche subaccounts with respect to floating rate transition bonds, if any.


      All amounts in the collection account for each series of transition bonds not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account for any series of transition bonds include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral. The following institutions are eligible institutions for the establishment of the collection account:

      - the corporate trust department of the trustee so long as any of the securities of the trustee are rated investment grade by each rating agency, or

      - the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank, which:

            - has deposits insured by the Federal Deposit Insurance Corporation, and has either:

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

                  - a long-term unsecured debt rating of "AA-" by S&P and "A2" by Moody's and, if applicable, the equivalent of the lower of those two ratings by Fitch, or

                  - a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's and, if applicable, the equivalent of the lower of those two ratings by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies.

      Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all or a portion of the funds in the collection account for each series of transition bonds must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:

            1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America,

            2. demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than such depository institution or trust company, shall have either (A) a long-term unsecured debt rating from Moody's and S&P of at least "Aa3" and "AA", respectively, or (B) a certificate of deposit rating by Moody's and S&P of at least "P-1" and "A-1+", respectively,

            3. commercial paper or other short-term obligations of any corporation (other than CenterPoint Houston, Reliant Energy, Inc. or any of their affiliates), whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody's and S&P of at least "P-1" and "A-1+", respectively,

            4. investments in money market funds having a rating from Moody's and S&P of "Aaa" and "AAA", respectively, including funds for which the trustee or any of its affiliates act as investment manager or advisor,

            5. bankers' acceptances issued by any depository institution or trust company referred to in clause 2 above,

            6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above,

            7. repurchase obligations with respect to any security or whole loan entered into with:

                  a. depository institution or trust company, acting as principal, described in clause 2 above,

                  b. broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's and at least "A-1+" by S&P at the time of entering into this repurchase obligation, or

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

                  c. an unrated broker/dealer, acting as principal, that is a wholly owned subsidiary of a nonbank or bank holding company the unsecured short-term debt obligations of which are rated at least "P-1" by Moody's and at least "A-1+" by S&P at the time of purchase, or

            8.    any other investment permitted by each of the rating agencies;

provided, however, that:

                  a. any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured short-term debt rating of at least "P-1" by Moody's, and at least "A-1+" by S&P, and

                  b. any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured long-term debt rating of at least "AA-" by S&P or "Aa3" by Moody's and an unsecured short-term debt rating of at least "P-1" by Moody's or the equivalent thereof by S&P, provided, that unless otherwise permitted by the applicable rating agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

      If Fitch provides a rating for any of the securities, instruments or entities described above, then such security, instrument or entity must have a rating from Fitch not less than the equivalent of the lower of the ratings thereon from Moody's and S&P.

      These eligible investments may not:

      - unless otherwise provided in the prospectus supplement, mature later than the next payment date, or

      - be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

      No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person.

      Remittances to the Collection Account. On each remittance date, the servicer will remit all collected transition charges, any indemnity amounts and any other proceeds of the trust estate securing that series to the trustee for deposit in the related collection account. Indemnity amount means any amount paid by the servicer or CenterPoint Houston to the trustee, for the trustee or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the servicing agreement or the sale agreement. Please refer to "The Servicing Agreements" and "The Sale Agreements" in this prospectus. To the extent that the combined amounts remitted by a retail electric provider are insufficient to satisfy amounts owed in respect of transition charges relating to the transition bonds or any other bonds being serviced by the servicer or transmission and distribution service provided to the retail electric provider (other than late fees), the remitted amounts will be allocated pro rata among such transition charges and transmission and distribution charges. If a retail electric provider defaults in the payment of transition charges, it must implement one of the actions described under "Retail Electric Providers -- Remedies Upon Default."

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


      General Subaccount. Collected transition charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under " -- How Funds in the Collection Account Will Be Allocated." Amounts in the general subaccount will be invested in the eligible investments described above.









      Capital Subaccount. Upon the issuance of each series of the transition bonds, CenterPoint Houston will make a capital contribution to us in an amount stated in the prospectus supplement. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 9 in " -- How Funds in the Collection Account Will Be Allocated," below, amounts on deposit in the general subaccount and, the excess funds subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 9 in " -- How Funds in the Collection Account Will Be Allocated," below, to the capital subaccount in an amount sufficient to replenish any amounts drawn from the capital subaccount. If any series of the transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.



         Excess Funds Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay clauses 1 through 12 in " -- How Funds in the Collection Account Will Be Allocated," below, to the excess funds subaccount. The trustee will invest amounts in the excess funds subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the excess funds subaccount in allocating funds in accordance with clauses 1 through 11 in " -- How Funds in the Collection Account Will Be Allocated," below, to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 11.



         Tranche Subaccount. If specified in the prospectus supplement, upon the issuance of a specified tranche of floating rate transition bonds, a tranche subaccount will be established with respect to that tranche. On or before each payment date, a fixed amount specified in the prospectus supplement will be allocated to that tranche subaccount from the general subaccount and payments to and from any swap counterparty pursuant to the related interest rate swap agreement will be made from or allocated to, as applicable, that tranche subaccount as described in the prospectus supplement. On or before each payment date, amounts on deposit in the tranche subaccount will be applied to make payments with respect to the related tranche, as specified in the prospectus supplement.


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HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED


      Amounts remitted by the servicer to the trustee with respect to a series of transition bonds, including any indemnity amounts, amounts paid by a swap counterparty in accordance with any interest rate swap agreement, if any, and all investment earnings on amounts in the subaccounts in the collection account will be deposited into the general subaccount of the collection account. Unless otherwise specified in the prospectus supplement, on each payment date or other date specified in the prospectus supplement with respect to a particular tranche or series, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following priority:


            1. payment of the trustee's fees, expenses and any outstanding indemnity amounts relating to that series, the total amount of which will be fixed as specified in the indenture,

            2. payment of the servicing fee, which will be a fixed amount specified in the servicing agreement for that series, plus any unpaid servicing fees from prior payment dates,

            3. payment of a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston, and a pro rata portion of the fees of our independent managers, which will be in an amount specified in an agreement between us and our independent managers,

            4. payment of all of our other ordinary periodic operating expenses relating to that series, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the applicable servicing agreement,

            5. payment of the interest then due on that series of transition bonds, and payment of amounts, if any, specified in the prospectus supplement that are payable in respect of interest to the swap counterparty under any interest rate swap agreement,

            6. payment of the principal then required to be paid on that series of transition bonds at final maturity or upon redemption or acceleration,

            7. payment of the principal then scheduled to be paid on that series of transition bonds,

            8. payment of any amounts payable to any other credit enhancement providers with respect to that series,


            9. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to that series, including all remaining indemnity amounts owed to the trustee, and any other amounts owed pursuant to any interest rate swap agreement, other than swap termination payments,


            10. replenishment of any amounts drawn from the capital subaccount for that series,





            11. any swap termination payments, which will be payable only after all of the transition bonds have been paid in full unless the swap termination payments are payable as a result of (i) failure to pay as a result of insufficient collection of transition charges (up to a cap specified in the prospectus supplement), (ii) breach of the swap agreement by us or the indenture trustee (up to a cap specified in the prospectus supplement), (iii) our bankruptcy, (iv) our merger without assumption or (v) failure or termination of the security interest of the trustee under the indenture,

            12. release to us of an amount equal to investment earnings on amounts in the capital subaccount for that series, so long as no event of default has occurred and is continuing, and



            13. allocation of the remainder, if any, to the excess funds subaccount.



      The amounts paid during any calendar year in respect of the trustee's fees and expenses in clause 1, the servicing fee in clause 2, the administration and independent managers' fees in clause 3, the ordinary periodic operating expenses in clause 4 and the remaining periodic expenses in clause 9 may not exceed $1,055,500 in the aggregate for all series (for so long as CenterPoint Houston is the servicer), unless the texas commission approves a different aggregate amount of such payments. If more than one series of transition bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series. Please read "Risk Factors -- Other Risks Associated with an Investment in the Transition Bonds -- We may incur expenses in excess of caps on such expenses provided in the financing order."



      Interest means, for any payment date for any series or tranche of the transition bonds, the sum, without duplication, of:



      - an amount equal to the interest accrued on that series or tranche at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that series or tranche,


      - any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest,

      - if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon, and


      - with respect to a series or tranche to be redeemed prior to the next payment date, the amount of interest that will be payable as interest on such series or tranche upon such redemption.



      Principal means, with respect to any payment date and any series or tranche of the transition bonds, the sum, without duplication, of:


      - the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds,


      - the amount of principal due on the final maturity date of any series or tranche,


      - the amount of principal and premium, if any, due as a result of a redemption of the transition bonds prior to such payment date pursuant to the indenture,

      -     any overdue payments of principal, and


      - the amount of principal scheduled to be paid on such payment date in accordance with the expected amortization schedule.



      If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 11 of the first paragraph of this subsection with respect to a series of transition bonds, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:



            1. from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 11, and


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


            2. from the capital subaccount for allocations and payments contemplated by clauses 1 through 9.



      If, on any payment date, available collections of transition charges allocable to a series of transition bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding transition bonds of that series on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche in that series. If, on any payment date, remaining collections of transition charges allocable to a series of transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding transition bonds of that series on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of transition charges allocable to a series of transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding transition bonds of that series, amounts available will be allocated pro rata based on the principal amounts of each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges related to that series or tranche will take into account, among other things, the need to replenish those amounts.


REPORTS TO HOLDERS OF THE TRANSITION BONDS


      With respect to each series of the transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the servicer to each transition bondholder of that series, to the Texas commission and to the rating agencies. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:



      - the amount to be paid to transition bondholders of that series and the related tranches in respect of principal,



      - the amount to be paid to transition bondholders of that series and the related tranches in respect of interest,



      - the transition bond balance and the projected transition bond balance of that series and the related tranches as of that payment date,



      - the amount on deposit in the capital subaccount for that series as of that payment date,



      - the amount, if any, on deposit in the excess funds subaccount for that series as of that payment date,


      - the amount to be paid to and by any counterparty under any interest rate swap agreement or hedge agreement relating to that series,

      - the amount to be paid to the trustee relating to that series on that payment date,

      - the amount to be paid to the servicer relating to that series on that payment date, and

      - any other transfers and payments relating to that series made pursuant to the indenture.

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ENHANCED CONTINUING DISCLOSURE


      We will not voluntarily suspend or terminate our filing obligations with the SEC and, to the extent permitted by and consistent with our legal obligations, we will post on our website or furnish or file in the periodic reports and other reports to be filed with the SEC pursuant to the Exchange Act, as described below, the following information with respect to each series of outstanding transition bonds to the extent such information is reasonably available to us:

      - statements of transition charge remittances made to the trustee (to be included in a Form 10-Q or Form 10-K),

      - a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available (to be included in a Form 10-Q or Form 10-K),

      - a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on each series of the transition bonds versus the expected periodic payments (to be included in the next Form 10-Q or Form 10-K filed),

      - the semi-annual servicer's certificate which is required to be submitted pursuant to the servicing agreement (to be filed with a Form 10-Q, Form 10-K or Form 8-K),

      - the text (or a link to the website where a reader can find the text) of each true-up filing and the results of each true-up filing following the issuance of the series of transition bonds (to be included in either a Form 10-Q, Form 10-K or Form 8-K),

      - any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies (to be filed or furnished in a Form 8-K),

      - material legislative or regulatory developments directly relevant to the outstanding transition bonds (to be filed or furnished in a Form 8-K); and

      - a quarterly statement (to be included in each Form 10-Q and Form 10-K) either affirming that, to our knowledge, in all material respects, for each materially significant retail electric provider,
            (a) each such retail electric provider has been billed in compliance with the requirements outlined in the applicable financing order;
            (b) each such retail electric provider has made payments in compliance with the requirements outlined in the applicable financing order, and (c) each such retail electric provider satisfies the creditworthiness requirements of the applicable financing order or describing the servicer's actions if (a), (b) or
            (c) has not occurred.


      Internet-Based Information and Special Website. In addition, we will, to the extent permitted by and consistent with the issuer's obligations under applicable law, cause to be posted on the website associated with CenterPoint
Houston:


      - the final prospectus for each series of outstanding transition bonds,

      - the semi-annual servicer's certificate delivered for each series of transition bonds pursuant to the servicing agreements,

      -     the periodic reports described above, and

      - a current organization chart for the issuer and servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

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WE AND THE TRUSTEE MAY MODIFY THE INDENTURE


      Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the Texas commission (other than with respect to the supplemental indenture establishing the initial series of transition bonds), we and the trustee may execute a supplemental indenture for any of the following purposes:


      - to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject additional property to the lien of the indenture,

      - to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the transition bonds,

      - to add to our covenants, for the benefit of the holders of the transition bonds, or to surrender any right or power therein conferred upon us,

      - to convey, transfer, assign, mortgage or pledge any property to the trustee,

      - to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture, to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, to change in any manner or eliminate any provisions of the indenture or to modify in any manner the rights of the transition bondholders under the indenture; provided, however, that:

            - this action shall not adversely affect in any material respect the interests of any transition bondholder, and

            - the rating agency condition shall have been satisfied with respect thereto,

      - to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trust estate under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

      - to qualify the transition bonds for registration with a clearing agency,

      - to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act,

      - to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, or

      -     to satisfy any rating agency requirements.


      Additional Modifications to the Indenture That Do Not Require the Consent of Transition Bondholders. We may also, without the consent of any of the transition bondholders but, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the Texas commission, execute one or more other agreements supplemental to the indenture as long as:


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      -     the supplemental agreement does not adversely affect in any material respect the interests of any transition bondholder, and

      - the rating agency condition shall have been satisfied with respect thereto.


      Modifications to the Indenture That Require the Approval of the Transition Bondholders. We and the trustee also may, with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or tranche to be affected by the supplemental indenture and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the Texas commission, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, this supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or tranche affected thereby:


      - change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount thereof, the interest rate thereon or the redemption price or the premium, if any, with respect thereto,

      - change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the coin or currency in which any transition bond or any interest thereon is payable,


      - impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment, reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or tranche thereof, the consent of the transition bondholders of which is required for any supplemental indenture, or the consent of the transition bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,


      - reduce the percentage of the outstanding amount of the transition bonds required to direct the trustee to direct us to sell or liquidate the collateral,

      - modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby,


      - modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules, series final maturity dates or tranche final maturity dates of any transition bonds,



      - decrease the required capital amount with respect to any series, modify or alter the provisions of the indenture regarding the voting of the transition bonds held by us, CenterPoint Houston, an affiliate of either of them or any obligor on the transition bonds,


      - decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or other related agreements specified therein, or

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      -     permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture.


      Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by CenterPoint Houston, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee and the Texas commission in writing and the trustee must notify the transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of the series or tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing qualified costs as defined in the applicable financing order requires the prior written consent or deemed consent of the Texas commission.


      If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the transition bonds of all affected series shall, exercise all of our rights, remedies, powers, privileges and claims against CenterPoint Houston, the administrator and servicer, under or in connection with the related sale agreements, administration agreements, intercreditor agreements and servicing agreements, and any right of ours to take this action shall be suspended.


      Modifications to the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement. With the prior written consent of the trustee, the sale agreement, the intercreditor agreement, the administration agreement and the servicing agreement, in each case relating to a particular series of transition bonds, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders of the related series but, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the Texas commission (other than with respect to an intercreditor agreement). However, this amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds of the affected series. The parties to the servicing agreement acknowledge that the financing order provides that the Texas commission, acting through its authorized legal representative and for the benefit of Texas ratepayers, may enforce the servicer's obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.


      Notification of the Rating Agencies, the Texas Commission, the Trustee and the Transition Bondholders of Any Modification. If we, CenterPoint Houston or the servicer or any other party to the applicable agreement:

      - proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

      - waives timely performance or observance by CenterPoint Houston or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

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in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding the rating agency condition, we must thereafter notify the trustee and the Texas commission in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of the series or tranches materially and adversely affected thereby.


WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

      An event of default with respect to a series of transition bonds is defined in the indenture as being:

            1. a default in the payment of any interest on any transition bond of that series when the same becomes due and payable and the continuation of this default for five business days,


            2. a default in the payment of the then unpaid principal of any transition bond of that series on the final maturity date for that series or, if applicable, any tranche on the final maturity date for that tranche,


            3. a default in the payment of the redemption price for any transition bond of that series on the redemption date therefor,

            4. a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1, 2 or 3 above, or any of our covenants or agreements made in any interest rate swap agreement, hedge agreement or credit enhancement agreement permitted under the indenture or any supplemental indenture or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made (other than a covenant, agreement or representation or warranty expressly included in the indenture solely for the benefit of a different series of transition bonds), and this default continues or is not cured for a period of 30 days after the earlier of (a) written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the transition bonds of the affected series or (b) the date we have actual notice of the default,

            5. the filing of a decree or order for relief by a court having jurisdiction in respect of us or any substantial part of the collateral securing that series in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property or for any substantial part of the collateral securing that series, or ordering the winding- up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

            6. the commencement by us of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral securing that series, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing,


            7. any act or failure to act by the State of Texas or any of its agencies (including the Texas commission), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Restructuring Act including,


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                  without limitation, the failure of the Texas Commission to implement the statutorily guaranteed true-up mechanism, or


            8. any other event designated as an event of default in the related series supplement.


      Remedies Available Following an Event of Default. If an event of default with respect to a series of transition bonds, other than event number 1 above, occurs and is continuing, the trustee or holders of a majority in principal amount of the transition bonds of that series may declare the unpaid principal balance of that series of transition bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of that series of the transition bonds. The nature of our business will result in payment of principal upon such a declaration being made as funds become available. See "Risk Factors -- Foreclosure of the trustee's lien on the transition property might not be practical, and acceleration of the transition bonds before maturity might have little practical effect" and "-- You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited."


      In addition to acceleration of the transition bonds described above, the trustee may, and upon the written direction of the holders of a majority in principal amount of the transition bonds of the series with respect to which a default has occurred, shall, exercise one or more of the following remedies upon an event of default (other than event number 1 above):

      - the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from us or the servicer moneys adjudged due,

      - the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral securing that series,


      - the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Restructuring Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the transition bondholders,


      - the trustee may sell the collateral securing that series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met, and

      - the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator and the servicer under or in connection with the administration agreement or the applicable sale agreement, intercreditor agreement or servicing agreement or against any swap counterparty under or in connection with, and pursuant to the terms of, any applicable swap agreement.

      If event of default number 1 above occurs, the trustee may to the extent allowed by law institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas and to collect any monetary damages incurred by the transition bondholders or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.

      When the Trustee Can Sell the Collateral. If a series of transition bonds has been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the transition bonds of such affected series, either:

      - subject to the paragraph immediately below, sell the collateral securing such series,

      - elect to have us maintain possession of the collateral securing such series, or

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

      - take such other remedial action as the trustee, at the written direction of the holders of a majority in principal amount of the transition bonds of such series then outstanding and declared to have been due and payable, may direct and continue to apply distributions on the collateral securing such series as if there had been no declaration of acceleration.


      The trustee is prohibited from selling the collateral securing such series of transition bonds following an event of default on such series other than (1) a default for five days or more in the payment of any interest on the transition bonds of such series, (2) a default in the payment of the then unpaid principal of the transition bonds of such series on the final maturity date for that series or (3) if applicable, any tranche on the final maturity date for that tranche, or a default in the payment of the redemption price for any transition bond of such series on the redemption date therefor unless:


      - the holders of 100% of the principal amount of all series of the transition bonds consent to the sale,

      - the proceeds of the sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds of such series, or

      - the trustee determines (based upon a report from an independent auditor) that funds provided by the collateral securing such series would not be sufficient on an ongoing basis to make all payments on the transition bonds of such series as these payments would have become due if the transition bonds of such series had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the transition bonds of such series.


      Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of the affected series, tranche or tranches will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:


      - this direction does not conflict with any rule of law or with the indenture,

      - the trustee may sell the collateral securing the affected series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met,

      - so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the collateral securing the affected series pursuant to the indenture and elects not to sell or liquidate that collateral, any direction to the trustee to sell or liquidate the collateral securing the affected series is by the holders of 100% of the principal amount of the affected series of the transition bonds then outstanding, and

      - the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the transition bonds of any series if:

      - it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request, or

      - it determines that this action might materially adversely affect the rights of any transition bondholder not consenting to the action.

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


      Waiver of Default. The holders of a majority in principal amount of the transition bonds of a series may, in those cases specified in the indenture, waive any default with respect to that series. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and tranches.



      Limitation of Proceedings. Under the indenture, no transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property pursuant to
Section 39.309 of the Restructuring Act, unless:


      - the holder previously has given to the trustee written notice of a continuing event of default,

      - the holders of not less than a majority in principal amount of the outstanding transition bonds of the affected series have made written request of the trustee to institute the proceeding in its own name as trustee,

      - the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

      - the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

      - no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of the affected series.

      In addition, each of the trustee, the transition bondholders and the servicer will covenant that it will not, prior to the date that is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. By purchasing transition bonds, each transition bondholder will be deemed to have made this covenant.

OUR COVENANTS

      Consolidation, Merger or Sale of Assets. We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity if:

      - the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all outstanding transition bonds and the performance of our obligations under the indenture,

      - the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party or under which we have rights pursuant to an assignment and assumption agreement executed and delivered to the trustee,

      - no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation, conversion or sale,

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

      - prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation, conversion or sale,

      - we have received an opinion of independent counsel to the effect that the merger, consolidation, conversion or sale:

            - will have no material adverse tax consequence to us or any transition bondholder,

            - complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation, conversion or sale, and

            - will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,


      - none of the transition property, the financing order or our rights under the Restructuring Act or the financing order are impaired thereby, and


      - any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

      Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. We will not, among other things:

      - permit the validity of the indenture to be impaired or the lien to be amended, subordinated or terminated or discharged,

      - permit any person to be released from any covenants or obligations except as expressly permitted by the indenture,

      - permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof,

      - except as expressly permitted by the indenture, any supplemental indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture,

      - claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon us or any part of the collateral,

      - terminate our existence, dissolve or liquidate in whole or in part, except as otherwise permitted by the indenture,

      - enter into any swap, hedge or other similar financial arrangement except as permitted by the indenture, any supplement thereto, the sale agreement or the servicing agreement,

      - take any action which is the subject of a rating agency condition if such action would result in a downgrade, or

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

      - elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action inconsistent with our treatment for federal income tax purposes as a disregarded entity not separate from our sole owner.

      We may not engage in any business other than purchasing and owning transition property, issuing transition bonds from time to time, pledging our interest in the collateral to the trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

      We may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement or any swap or hedge for any series of the transition bonds. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including the amended and restated limited liability company agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the transition property purchased from CenterPoint Houston pursuant to, and in accordance with, any sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture.

      The servicer will deliver to the trustee the annual accountant's report, compliance certificates and reports regarding distributions and other statements required by the servicing agreement. Please refer to "The Servicing Agreements" in this prospectus.

ACCESS TO THE LIST OF TRANSITION BONDHOLDERS

      Any transition bondholder who has owned a transition bond for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. In addition, a group of transition bondholders each of whom has owned a transition bond for at least six months may also obtain access to the list of all transition bondholders for the same purpose. The trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

WE MUST FILE AN ANNUAL COMPLIANCE STATEMENT


      We will be required to file annually with the trustee a written statement, a copy of which we will provide to each of the rating agencies and the Texas commission, as to the fulfillment of our obligations under the indenture. In addition, we will furnish to the trustee an opinion of counsel concerning filings made by us on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.


THE TRUSTEE MUST PROVIDE AN ANNUAL REPORT TO ALL TRANSITION BONDHOLDERS

      If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:

      - the trustee's eligibility and qualification to continue as the trustee under the indenture,

      -     any amounts advanced by it under the indenture,

      - the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee's individual capacity,

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      -     the property and funds physically held by the trustee,

      - any additional issue of a series of the transition bonds not previously reported, and

      - any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

      The transition bonds of any series, all moneys payable with respect to the transition bonds of that series and the indenture as it applies to that series will cease to be of further effect and the lien of the indenture will be released with respect to that series, interest will cease to accrue on the transition bonds of that series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds of that series, when:

      - either all transition bonds of that series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited with the trustee cash, in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the transition bonds of that series and to pay and discharge the entire indebtedness on those transition bonds not previously delivered to the trustee,

      - we have paid all other sums payable by us under the indenture with respect to the transition bonds of that series, and

      - we have delivered to the trustee an officer's certificate, an opinion of counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the transition bonds of that series.

OUR LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

      We may, at any time, terminate:

      - all of our obligations under the indenture with respect to the transition bonds of any series, or

      - our obligations to comply with some of the covenants in the indenture, including some of the covenants described under " -- Our Covenants."

      The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option with respect to any series of the transition bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

      We may exercise the legal defeasance option or the covenant defeasance option with respect to any series of the transition bonds only if:

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      -     we irrevocably deposit or cause to be deposited in trust with the trustee cash or U.S. government obligations specified in the indenture for the payment of principal of and premium, if any, and interest on the transition bonds of that series to the scheduled final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series,

      - we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

            - principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

            -     interest when due,

      - in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

      - no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

      - in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

            - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

            - since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

      - in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

      - we deliver to the trustee a certificate of one of our managers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

      -     we deliver to the trustee an opinion of counsel to the effect that
            (a) in a case under the bankruptcy code in which CenterPoint Houston (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the bankruptcy code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S.

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            government obligations) and us so as to order substantive
            consolidation under the bankruptcy code of our assets and liabilities with the assets and liabilities of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), and

      - each rating agency has notified us and the trustee that the exercise of the proposed defeasance option will not result in a downgrade or withdrawal of the then current rating of any then outstanding transition bonds.

THE TRUSTEE


      The trustee for each series of transition bonds will be named in the applicable prospectus supplement. The trustee may resign at any time upon 30 days' notice by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee and us in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudged insolvent, a receiver, administrator or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of the Trust Indenture Act, as amended, and the Investment Company Act of 1940, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating of "Baa3" or better by Moody's, BBB- or better by S&P and, if applicable, BBB- by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee. We and our affiliates may, from time to time, maintain various banking, investment banking and trust relationships with the trustee and its affiliates.


GOVERNING LAW

      The indenture will be governed by the laws of the State of Texas.

    WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS


      The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or tranche of the transition bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected transition charges by the trustee and the statutorily guaranteed true-up mechanism. The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The transition charges are required to be adjusted from time to time based in part on the actual rate of collected transition charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate. Please refer to "Risk Factors -- Servicing Risks," " -- Other Risks Associated With an Investment in the Transition Bonds" and "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups" in this prospectus.



      If the servicer receives transition charges at a slower rate than expected, the transition bonds may be retired later than expected. Except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each series or tranche of the transition bonds even if the receipt of collected transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Redemption of any tranche or series of the transition bonds and acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the


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related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, the transition bonds may have a longer weighted average life.

                               THE SALE AGREEMENTS

      The following summary describes particular material terms and provisions of each sale agreement pursuant to which we will purchase transition property from CenterPoint Houston. We have filed the form of the sale agreements with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the applicable sale agreement.

CENTERPOINT HOUSTON'S SALE AND ASSIGNMENT OF THE TRANSITION PROPERTY


      Any sale of transition property to us by CenterPoint Houston will be financed through the corresponding issuance of a series of transition bonds. Pursuant to a sale agreement, CenterPoint Houston will on each transfer date sell and assign to us, without recourse, except as provided therein, its rights and interests under the applicable financing order, which will become transition property upon such transfer pursuant to the Restructuring Act. The transition property will represent all rights and interests of CenterPoint Houston under the applicable financing order, including the right to impose, collect and receive the transition charges and the revenues and collections resulting from such transition charges authorized in the financing order with respect to the related series of the transition bonds. We will apply the net proceeds that we receive from the sale of each series of transition bonds to the purchase of the transition property acquired on that date.



      As provided by the Restructuring Act, our purchase of transition property from CenterPoint Houston pursuant to a sale agreement, which will expressly provide that such transfer is a sale, will be a true sale, and all title to the transition property, legal or equitable, will pass to us. Under the Restructuring Act, such sale will constitute a true sale under state law whether or not


      -     we have any recourse against CenterPoint Houston,

      - CenterPoint Houston retains any equity interest in the transition property under state law,

      - CenterPoint Houston acts as a collector of transition charges relating to the transition property, or

      - CenterPoint Houston treats the transfer as a financing for tax, financial reporting or other purposes.


      Under the Restructuring Act, all rights and interests under the applicable financing order will become transition property upon transfer of such rights to us by CenterPoint Houston. The transition property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.



      Upon the issuance of a financing order, the execution and delivery of the related sale agreement and bill of sale and the filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act, our purchase of the applicable transition property from CenterPoint Houston will be perfected as against all third persons, including subsequent judicial or other lien creditors. In accordance with the Restructuring Act, a valid and enforceable lien and security interest in the transition property will be created upon the issuance of the related financing order and the execution and delivery of the sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act, will be a continuously perfected lien and security interest in the transition property and all proceeds of the transition property.


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      The records and computer systems of CenterPoint Houston and CenterPoint
Energy will reflect each sale and assignment of CenterPoint Houston's rights and interests under each financing order to us. However, we expect that the transition bonds will be reflected as debt on CenterPoint Energy's consolidated financial statements. In addition, we anticipate that the transition bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. Please read "Material Federal Income Tax Consequences for the Transition Bondholders."

CENTERPOINT HOUSTON'S REPRESENTATIONS AND WARRANTIES

      In each sale agreement, CenterPoint Houston will make representations and warranties to us as of the applicable transfer date to the effect, among other things, that:

      1. subject to clause 9 below (assumptions used in calculating the transition charges as of the applicable transfer date), all written information, as amended or supplemented from time to time, provided by CenterPoint Houston to us with respect to the transferred transition property (including the applicable financing order and the issuance advice letter) is correct in all material respects;

      2. it is the intention of the parties to each sale agreement that, other than for specified tax purposes, each sale, transfer, assignment, setting over and conveyance contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of CenterPoint Houston in, to and under the applicable financing order to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property; upon execution and delivery of the sale agreement and the related bill of sale and payment of the purchase price, CenterPoint Houston will have no right, title or interest in, to or under the transferred transition property; and that such transferred transition property would not be a part of the estate of CenterPoint Houston in the event of the filing of a bankruptcy petition by or against CenterPoint Houston under any bankruptcy law;

      3.    a.    CenterPoint Houston is the sole owner of the rights and
                  interests under the financing order being sold to us on the applicable transfer date,


            b. on the applicable transfer date, immediately upon the sale under the sale agreement, the transferred transition property will have been validly sold, assigned, transferred, set over and conveyed to us free and clear of all liens (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents), and



            c. all actions or filings (including filings with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act and the Uniform Commercial Code) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) in the transferred transition property and to grant to the trustee a first priority perfected security interest in the transferred transition property, free and clear of all liens of CenterPoint Houston or anyone else (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) have been taken or made;



      4. the applicable financing order has been issued by the Texas commission in accordance with the Restructuring Act, the applicable financing order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Texas and the federal laws of the United States, and the applicable financing order is final, non-appealable and in full force and effect;


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


      5. as of the date of issuance of the related transition bonds, those transition bonds will be entitled to the protections provided by the Restructuring Act and the applicable financing order, and the applicable financing order and the transition charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Texas commission, except as permitted by Section 39.307 of the Restructuring Act, the issuance advice letter relating to the transferred transition property to be sold on such a date will have been filed in accordance with the applicable financing order, and the Texas commission will not have issued any order prior to noon on the fourth business day after submission of the issuance advice letter that those transition bonds do not comply with specified ordering provisions of the applicable financing order and the initial transition charges and the final term of the transition bonds set forth in the related issuance advice letter will have become effective;



      6.    a.    under the Restructuring Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property transferred under the applicable sale agreement or, except as permitted in Section
                  39.307 of the Restructuring Act, reduce, alter or impair the related transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds, have been paid and performed in full,



            b. under the laws of the State of Texas and the federal laws of the United States, the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Restructuring Act, which would substantially limit, alter or impair the transition property or other rights vested in the transition bondholders pursuant to the applicable financing order, or substantially limit, alter, impair or reduce the value or amount of the transition property, unless that action is a reasonable exercise of the State of Texas's sovereign powers and of a character reasonable and appropriate to the important public purpose justifying that action, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the Restructuring Act or take any other action in contravention of its pledge quoted above without paying just compensation to the related transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of those transition bondholders in the transition property and deprive those transition bondholders of their reasonable expectations arising from their investments in the transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on those transition bonds;



      7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, the applicable financing order or issuance advice letter, the transferred transition property or the related transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the applicable financing order;


      8. under the laws of the State of Texas and the federal laws of the United States in effect on the applicable transfer date, no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of CenterPoint Houston's rights and interests under the applicable financing order and our purchase of the transition property from CenterPoint Houston, except those that have been obtained or made;

      9. based on information available to CenterPoint Houston on the applicable transfer date, the assumptions used in calculating the transition charges in the applicable issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, CenterPoint Houston

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

            makes no representation or warranty, express or implied, that amounts actually collected arising from those transition charges will in fact be sufficient to meet the payment obligations on the related transition bonds or that the assumptions used in calculating such transition charges will in fact be realized;

      10.   a.    upon the effectiveness of the applicable issuance advice
                  letter, the transfer of CenterPoint Houston's rights and interests under the related financing order and our purchase of the transition property from CenterPoint Houston pursuant to the applicable sale agreement, the transferred transition property will constitute a present property right,

                  b. upon the effectiveness of the applicable issuance advice letter, the transfer of CenterPoint Houston's rights and interests under the applicable financing order and our purchase of the transition property from CenterPoint Houston pursuant to the applicable sale agreement, the transferred transition property will include, without limitation:


                        (1) the right to impose, collect and receive transition charges authorized in the related financing order, including, without limitation, the right to receive transition charges in amounts and at times sufficient to pay principal and interest on the transition bonds,


                        (2) all rights and interests of CenterPoint Houston under the applicable financing order,

                        (3) the rights to file for periodic adjustments of the transition charges as provided in the applicable financing order, and

                        (4) all revenues and collections resulting from transition charges,

                  c. upon the effectiveness of the applicable issuance advice letter and the transfer of CenterPoint Houston's rights and interests under the applicable financing order and our purchase of the transition property from CenterPoint Houston on such transfer date pursuant to such sale agreement, the transferred transition property will not be subject to any lien created by a previous indenture;

      11. CenterPoint Houston is a limited liability company duly organized and in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and conduct its business as currently owned or conducted;

      12. CenterPoint Houston has the limited liability company power and authority to obtain the applicable financing order and to execute and deliver the applicable sale agreement and to carry out its terms; CenterPoint Houston has the limited liability company power and authority to own the rights and interests under the applicable financing order, to sell and assign the rights and interests under the applicable financing order to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property; and the execution, delivery and performance of the applicable sale agreement have been duly authorized by CenterPoint Houston by all necessary limited liability company action;

      13. the sale agreement constitutes a legal, valid and binding obligation of CenterPoint Houston, enforceable against CenterPoint Houston in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors' rights and equitable principles;

      14. the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of

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


            organization or limited liability company regulations of CenterPoint Houston, or any indenture, mortgage, credit agreement or other agreement or instrument to which CenterPoint Houston is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of CenterPoint Houston's properties pursuant to the terms of any such indenture or agreement or other instrument (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to CenterPoint Houston of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties;



      15. except for continuation filings under the Uniform Commercial Code and other filings under the Restructuring Act and the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required under any applicable law, rule or regulation in connection with the execution and delivery by CenterPoint Houston of the applicable sale agreement, the performance by CenterPoint Houston of the transactions contemplated by such sale agreement or the fulfillment by CenterPoint Houston of the terms of such sale agreement, except those that have previously been obtained or made and those that CenterPoint Houston, in its capacity as servicer under the related servicing agreement, is required to make in the future pursuant to that servicing agreement;


      16. except as disclosed in this prospectus or a prospectus supplement, there are no proceedings pending, and to CenterPoint Houston's knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties involving or related to CenterPoint Houston or us or, to CenterPoint Houston's knowledge, to any other person:


                  a. asserting the invalidity of the applicable sale agreement, any of the other basic documents, the related transition bonds, the Restructuring Act or the applicable financing order,


                  b. seeking to prevent the issuance of the related transition bonds or the consummation of the transactions contemplated by the applicable sale agreement or any of the other basic documents,

                  c. seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CenterPoint Houston of its obligations under, or the validity or enforceability of, the applicable sale agreement or any of the other basic documents or the transition bonds, or

                  d. challenging CenterPoint Houston's treatment of the transition bonds as debt of CenterPoint Energy for federal or state income, gross receipts or franchise tax purposes;

      17. after giving effect to the sale of any transferred transition property under the applicable sale agreement, CenterPoint Houston:

                  a. is solvent and expects to remain solvent,

                  b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

                  c. is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

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

                  d. reasonably believes that it will be able to pay its debts as they become due, and

                  e. is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity; and

      18. CenterPoint Houston is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on CenterPoint Houston's business, operations, assets, revenues or properties).

      The representations and warranties made by CenterPoint Houston survive the sale of the transferred transition property to us and the pledge thereof on the applicable transfer date to the trustee. Any change in the law occurring after the applicable transfer date that renders any of the representations and warranties untrue does not constitute a breach under the related sale agreement.

CENTERPOINT HOUSTON'S COVENANTS

      In each sale agreement, CenterPoint Houston will make the following covenants:


      1. subject to its rights to assign its rights and obligations under the sale agreement, so long as the transition bonds of any series are outstanding, CenterPoint Houston will (i) keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the applicable sale agreement and each other instrument or agreement to which CenterPoint Houston is a party necessary to the proper administration of such sale agreement and the transactions contemplated by such sale agreement and (ii) continue to operate its transmission and distribution system in order to provide electric services to retail electric customers in its certificated service area, provided that CenterPoint Houston is not prohibited from selling, assigning or otherwise divesting its transmission and distribution system or any part thereof in accordance with the sale agreement and the applicable financing order;



      2. except for the conveyances under the applicable sale agreement or any lien under Section 39.309 of the Restructuring Act for our benefit, the transition bondholders and the trustee, CenterPoint Houston may not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the applicable transferred transition property, whether then existing or thereafter created, or any interest therein. CenterPoint Houston may not at any time assert any lien against or with respect to the applicable transferred transition property, and CenterPoint Houston shall defend the right, title and interest of us and of the trustee, as our assignee, in, to and under the transferred transition property against all claims of third parties claiming through or under CenterPoint Houston;


      3. in the event that CenterPoint Houston receives any payments under the terms of an intercreditor agreement in respect of the related transition charges or the proceeds thereof other than in its capacity as the servicer, CenterPoint Houston agrees to pay all those payments to the servicer, in accordance with such intercreditor agreement, as soon as practicable after receipt thereof by CenterPoint Houston;


      4. CenterPoint Houston will notify us and the trustee promptly after becoming aware of any lien on any of the transferred transition property, other than the conveyances under the applicable sale agreement, any lien created in favor of the transition bondholders under Section 39.309 of the Restructuring Act or any lien created by us under the indenture;


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

      5. CenterPoint Houston agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any court or federal or state regulatory body, administrative agency or governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee's interests in the applicable transferred transition property or under the basic documents or CenterPoint Houston's performance of its obligations under the applicable sale agreement;

      6. so long as any transition bonds of the applicable series are outstanding, CenterPoint Houston

            a. will treat the transition bonds as our debt and not debt of CenterPoint Houston, except for financial reporting or tax purposes or as required in connection with the SEC's administration of the 1935 Act;

            b. will disclose in its financial statements that it is not the owner of the applicable transferred transition property and that our assets are not available to pay creditors of CenterPoint Houston or its affiliates (other than us);

            c.    will not own or purchase any transition bonds; and

            d. will disclose the effects of all transactions between us and CenterPoint Houston in accordance with generally accepted accounting principles;

      7. so long as any transition bonds of the applicable series are outstanding:

            a. in all proceedings relating directly or indirectly to the applicable transferred transition property, CenterPoint Houston will affirmatively certify and confirm that it has sold all of its rights and interests under the applicable financing order to us (other than for financial reporting or tax purposes or as required in connection with the SEC's administration of the 1935 Act), and will not make any statement or reference in respect of such transferred transition property that is inconsistent with our ownership interest (other than for financial reporting or tax purposes or as required in connection with the SEC's administration of the 1935 Act),

            b. CenterPoint Houston will not take any action in respect of the applicable transferred transition property except solely in its capacity as servicer thereof pursuant to the servicing agreement or as contemplated by the basic documents,

            c. CenterPoint Houston will not sell a new series of transition bonds under a separate financing order unless the rating agency condition has been satisfied with respect to the series of transition bonds related to that sale agreement;


      8. CenterPoint Houston agrees that, upon the sale by CenterPoint Houston of all of its rights and interests under the applicable financing order to us pursuant to the applicable sale agreement any payment to the servicer by any person responsible for remitting transition charges to the servicer under the terms of the applicable financing order or the Restructuring Act or applicable tariff shall discharge such person's obligations in respect of such transferred transition property to the extent of such payment, notwithstanding any objection or direction to the contrary by CenterPoint Houston;



      9. CenterPoint Houston will execute and file such filings, and cause to be executed and filed such filings in such manner and in such places as may be required by law fully to preserve, maintain and protect our and the trustee's interests in the transferred transition property, including all filings required under the Restructuring Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests under the applicable financing order by CenterPoint Houston to us and the pledge of the transferred transition property


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            by us to the trustee. CenterPoint Houston will deliver (or cause to be delivered) to us and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. CenterPoint Houston will institute any action or proceeding reasonably necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Restructuring Act, the financing order or the issuance advice letter relating to the transfer of the ownership of the rights and interests under the applicable financing order by CenterPoint Houston to us, and CenterPoint Houston agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:


            a. to protect us and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above under the caption " -- CenterPoint Houston's Representations and Warranties"; or


            b. so long as CenterPoint Houston is also the servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act, the applicable financing order, the applicable issuance advice letter or the rights of transition bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the transition bondholders.


            The costs of any such actions or proceedings would be reimbursed by us to CenterPoint Houston from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. CenterPoint Houston's obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed.

      10. so long as any transition bonds of the applicable series are outstanding, CenterPoint Houston will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the applicable transferred transition property; provided that no such tax need be paid if CenterPoint Houston or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if CenterPoint Houston or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

      11. CenterPoint Houston will comply with all filing requirements imposed upon it in its capacity as seller under the applicable financing order, including making any post-closing filings; and

      12. even if the applicable sale agreement or the indenture providing for the related series of transition bonds is terminated, CenterPoint Houston will not, prior to the date that is one year and one day after the termination of the indenture, petition or otherwise make or cause us to invoke the process of any court or federal or state regulatory body, administrative agency or governmental instrumentality for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours, or any substantial property of ours or ordering the winding up or liquidation of our affairs. We will also agree in each sale agreement not to petition or otherwise induce or cause CenterPoint Houston to invoke such a process for the same period of time.

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CENTERPOINT HOUSTON'S OBLIGATION TO INDEMNIFY US AND THE TRUSTEE AND TO TAKE
LEGAL ACTION

      Under each sale agreement, CenterPoint Houston is obligated to indemnify us and the trustee, for itself and on behalf of the transition bondholders and related parties specified therein, against:

      1. any and all taxes, other than any taxes imposed on transition bondholders of the related series solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the applicable transfer date as a result of the sale and assignment of CenterPoint Houston's rights and interests under the applicable financing order by CenterPoint Houston to us, the acquisition or holding of the applicable transferred transition property by us or the issuance and sale by us of the related transition bonds, including any sales, gross receipts, tangible personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond of the related series, in the event and to the extent such taxes are not recoverable qualified costs, it being understood that the transition bondholders of the related series will be entitled to enforce their rights against CenterPoint Houston solely through a cause of action brought for their benefit by the trustee in accordance with the terms of the indenture; and

      2.    a.    any and all amounts of principal of and interest on the
                  related transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of CenterPoint Houston's breach of any of its representations, warranties or covenants contained in the applicable sale agreement; and

            b. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds of the related series, together with any reasonable costs and expenses incurred by that person, in each case as a result of CenterPoint Houston's breach of any of its representations, warranties or covenants contained in the applicable sale agreement.

However, CenterPoint Houston is not required to indemnify the trustee or related parties against any loss incurred by them through their own willful misconduct, negligence or bad faith.

      These indemnification obligations will rank equally in right of payment with other general unsecured obligations of CenterPoint Houston. The indemnities described above will survive the resignation or removal of the trustee and the termination of the applicable sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The representations and warranties described above under the caption " -- CenterPoint Houston's Representations and Warranties" are made under existing law as in effect as of the date of issuance of the related series of transition bonds. CenterPoint Houston will not indemnify any party for any changes of law after the issuance of the related series of transition bonds or for any liability resulting solely from a downgrade in the ratings on the transition bonds.


      CenterPoint Houston's Limited Obligation to Undertake Legal Action. As described in clause 9 above under " -- CenterPoint Houston's Covenants," each sale agreement will require CenterPoint Houston to institute any action or proceeding reasonably necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Restructuring Act, the applicable financing order or any related issuance advice letter with respect to the transferred transition property. Except for the foregoing and subject to CenterPoint Houston's further covenant to fully preserve, maintain and protect our interests in the transition property, CenterPoint Houston will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.


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SUCCESSORS TO CENTERPOINT HOUSTON

      Each sale agreement will provide that any person which succeeds by merger, consolidation, sale or other similar transaction to all or substantially all of the electric transmission and distribution business of CenterPoint Houston (or, if the transmission and distribution business is split, the person which provides distribution service to a majority of the retail electric customers in CenterPoint Houston's service territory) will be the successor to CenterPoint Houston with respect to CenterPoint Houston's ongoing obligations under the sale agreement. Each sale agreement will further require that:

      - immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached in any material respect, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

      - the successor to the seller must execute an agreement of assumption to perform every obligation of the seller under the sale agreement,

      - the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

      - officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.

AMENDMENT


      Each sale agreement may be amended by the parties thereto, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, the consent or deemed consent of the Texas commission. If any such amendment would adversely affect the interest of any transition bondholder in any material respect, the consent of the holders of a majority of each affected tranche or series of transition bonds is also required.


                            THE SERVICING AGREEMENTS

      The following summary describes the material terms and provisions of each servicing agreement pursuant to which the servicer will undertake to service the transition property. This summary does not purport to be complete and is qualified by reference to the provisions of the applicable servicing agreement. We have filed the form of the servicing agreements with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

SERVICING PROCEDURES

      General. The servicer, as our agent, will manage, service, administer and make collections in respect of transition property. The servicer's duties will include:

      -     calculating and billing the transition charges,

      - obtaining meter reads and collecting the transition charges from retail electric providers or an agent appointed by the servicer or an account designated under the intercreditor agreement to collect the charges, as applicable, and posting all collections,

      - responding to inquiries by retail electric customers, retail electric providers, the Texas commission or any federal, local or other state governmental authority with respect to the transition property and transition charges,

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      -     accounting for collected transition charges and late-payment penalties of retail electric providers, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances to the trustee and furnishing periodic reports to us, the trustee, the Texas commission and the rating agencies,


      - providing certified calculations and other information reasonably requested by agents appointed by the servicer to collect the charges to enable the agents to perform collection services properly under the intercreditor agreements and monitoring the collections of the agents for compliance with the intercreditor agreements,

      - monitoring payments by each retail electric provider, reviewing reports provided by each retail electric provider and monitoring compliance by each retail electric provider with the credit standards and deposit obligations set forth in the applicable financing order,

      - notifying each retail electric provider of any defaults by such retail electric provider in its payment obligations and other obligations (including its credit standards), and enforcing against such retail electric provider at the earliest date permitted any remedies provided by applicable law,

      - making all filings with the Texas commission and taking all other actions necessary to perfect our ownership interests in and the trustee's lien on the transition property and other collateral,

      - selling, as our agent, defaulted or written-off accounts in accordance with the servicer's usual and customary practices,

      - taking action in connection with adjustments to the transition charges and allocation of the charges among various classes of customers as described below, and

      -     any other duties specified for a servicer under applicable law.


      Please refer to "CenterPoint Houston's Financing Order" in this prospectus. The servicer is required to notify us, the trustee, the Texas commission and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the applicable servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under that servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.


      In each servicing agreement, the servicer will agree, among other things, that, in servicing transition property:

      - except where the failure to comply with any of the following would not materially adversely affect our or the trustee's respective interests in the transition property,

            - it will manage, service, administer and make collections in respect of the transition property with reasonable care and in material compliance with applicable law, including all applicable Texas commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

            - it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry or that the Texas commission has mandated and consistent with the terms of the applicable financing order, tariffs and existing law,

            - it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the trustee's and our rights in respect of the transition property,

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            -     it will calculate the transition charges and the allocation of transition charges among customer classes in compliance with the Restructuring Act, the applicable financing order, any Texas commission order related to transition charge allocation and any applicable tariffs,


            - it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of the transition property as they become due,

            - it will provide all reports to such parties to the intercreditor agreement regarding the transition charges as are necessary to effect collection, allocation and remittance of payments in respect of related transition charges and other collected funds in accordance with the servicing agreement and the intercreditor agreement,


            - it will make all filings required under the applicable Uniform Commercial Code or the Restructuring Act to maintain the perfected security interest of the trustee in the collateral and use all reasonable efforts to otherwise enforce and maintain the trustee's rights in respect of the transition property and the collateral,


      - it will petition the Texas commission for adjustments to the transition charges and allocation of the charges among customer classes that the servicer determines to be necessary in accordance with the applicable financing order, and

      - it will keep on file, in accordance with customary procedures, all documents related to the transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the transition property.

      The duties of the servicer set forth in each servicing agreement are qualified by any Texas commission regulations or orders in effect at the time those duties are to be performed.


      Servicer Obligation to Undertake Legal Action. The servicer is required to institute any action or proceeding reasonably necessary to compel performance by any retail electric provider and any party to the intercreditor agreement of any of their respective obligations or duties under the Restructuring Act, the applicable financing order or the applicable intercreditor agreement, as the case may be, with respect to the transition property. The costs of any such actions or proceedings would be reimbursed by us to the servicer from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. The servicer's obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed.



      Collections. Each retail electric provider in CenterPoint Houston's service territory will include the transition charges in its bill to retail electric customers. The servicer or its agent will bill each retail electric provider for transition charges attributable to the retail electric provider's retail electric customers at least monthly. Pursuant to the applicable financing order, each retail electric provider must remit to the servicer the amount of transition charges attributable to its retail electric customers (less an allowance for charge-offs of delinquent customer accounts) within 35 days of the servicer's bill for such charges regardless of whether payments have been received by the retail electric providers from such retail electric customers. In addition, in the event a retail electric provider fails to pay the servicer in full within 35 days of the date transition charges are billed to such retail electric provider, the servicer will assess a late-payment penalty against the retail electric provider in the amount of five percent of the outstanding balance of transition charges payable by the retail electric provider. All late-payment penalties will be remitted to the collection account to be applied against transition charge obligations. A grace period of 10 days from the 35th day after the payment due date will be allowed before the retail electric provider is considered to be in default. If there is a shortfall in a retail electric provider's payment of an amount billed, the amount paid shall first be proportioned between the transition charges and other fees and charges (including transition charges attributable to the transition bonds issued by Transition Bond Company I), other than late fees, and second, any remaining portion of the payment shall be attributed to late fees.


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


      Remittances to the Trustee. The servicer will make periodic payments of transition charge collections to the trustee for deposit in the collection account for the applicable series of transition bonds. The servicer will remit collected transition charges to the trustee on a daily basis. The servicer will be required to pay transition charges to the trustee on or before the second business day after the servicer receives those transition charge collections. If the servicer remits transition charges on or before the second business day after the servicer receives such transition charge collections, the servicer will be entitled to retain any interest earnings on transition charge collections prior to remittance to the collection account for the applicable series. However, if the servicer fails to remit the transition charge collections to the trustee on or before the second business day after the servicer received such transition charge collections on more than three occasions during the period that the transition bonds of a series are outstanding, then thereafter the servicer will be required to pay the trustee any interest earnings on transition charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the trustee for so long as that series of transition bonds remains outstanding.











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THE STATUTORILY GUARANTEED TRANSITION CHARGE ADJUSTMENT PROCESS



      Annual True-Ups. Among other things, each servicing agreement will require the servicer to file adjustment requests annually and, if necessary, semi-annually to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the transition bonds. For more information on the true-up process, please refer to "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups." These adjustment requests are based on actual collected transition charges and updated assumptions by the servicer as to projected future usage of electricity by retail electric customers, expected delinquencies and write-offs and future payments and expenses relating to the transition property and the transition bonds. The servicer agrees to calculate these adjustments to result in:


      - the transition bond balance equaling the projected transition bond balance and the aggregate reimbursement amount due and owing for the preceding calendar year to any retail electric provider,




      -     the replenishment of any amounts drawn from the capital subaccount,


      - amortization of the remaining outstanding principal amount in accordance with the expected amortization schedule and payment of interest when due,


      - the servicer's reconciliation of past overpayments and underpayments by any retail electric provider of transition charges arising out of the retail electric provider's right to hold back certain payments of transition charges in expectation of future write-offs from customers who do not pay their electric bills, and

      - the servicer's recovery of any interest paid to a retail electric provider arising out of a dispute between the servicer and such retail electric provider in which the servicer's claim to the funds in dispute was not clearly unfounded.

      In addition to filing requests for adjustments to the transition charges, the servicer may be required in some years to file a request to adjust the allocation of the transition charges among the transition charge classes, according to the methodology set forth in the tariff established by the Texas commission.

      In each servicing agreement, the servicer will agree to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the applicable financing order, the Texas commission has 15 days to approve the adjustments. Any adjustment to the allocation of transition charges must be filed with the Texas commission at least 90 days before the date the proposed adjustment will become effective. The Texas commission must enter a final order by the proposed adjustment date stated in the filing. The adjustments to the transition charges are expected to occur on each adjustment date. Adjustments to the transition charges will cease with respect to each series on the final adjustment date specified in the prospectus supplement for that series.


      Interim True-Ups. In addition to the annual adjustment process, the servicer will be required under each servicing agreement to seek an interim true-up adjustment with respect to a series of transition bonds once every six months, or quarterly in the fourteenth and fifteenth years:



      - if the servicer expects, at the next payment date, more than a 5% variation between (a) the actual principal balance of the transition bonds of that series, taking into account amounts on deposit in the excess collections subaccount for that series, and (b) the expected principal balance on the expected amortization schedule,


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


      - as needed to meet any rating agency requirement that the transition bonds of that series be paid in full at scheduled maturity, or



      - to correct any undercollection of transition charges, regardless of cause, in order to assure timely payment of the transition bonds of that series based on rating agency and transition bondholder considerations, including a mandatory interim true-up in connection with each semi-annual payment date if the servicer forecasts that collections of transition charges during the next semi-annual payment period will be insufficient to make all scheduled payments of interest, principal and other amounts in respect of the transition bonds of that series and to replenish the capital subaccount for that series to its required level.


      Reconciliation of Charge-Off Allowances. Under the applicable financing order, retail electric providers will be entitled to withhold an allowance for charge-offs from their payments of transition charges to the servicer. In connection with the annual adjustment process, the servicer and each retail electric provider will reconcile the retail electric provider's hold-backs with the amount actually written off as uncollectible during that time. If the retail electric provider has held back less than the amount actually written off as uncollectible during that time, it will be entitled to a credit, in the amount of the hold-back shortfall, toward the retail electric provider's future payments of transition charges.

      Collected Transition Charges. In each servicing agreement, the servicer will agree to remit all collected transition charges from whatever source and all proceeds of our other collateral, if any, to the trustee for deposit pursuant to the indenture. Until collected transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collected transition charges will not include interest thereon prior to the remittance date, but will include any penalties assessed against retail electric providers for delinquent remittances of transition charges. Please refer to "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer" in this prospectus.

SERVICER COMPENSATION

      The servicer will be entitled to receive an aggregate annual servicing fee for all series outstanding in an amount equal to:

      - 0.05% of the aggregate initial principal amount of all outstanding transition bonds, for so long as the servicer remains CenterPoint Houston or any of its permitted successors or assigns or an affiliate (allocated among all outstanding series of transition bonds pro rata based on outstanding principal amount), or

      - an amount agreed upon by the successor servicer and the trustee, but, unless the Texas commission consents, not more than 0.60% of the aggregate initial principal amount of all outstanding transition bonds if CenterPoint Houston, any permitted successor or assign or an affiliate is not the servicer (allocated among all outstanding transition bonds pro rata based on outstanding principal amount).

      The servicing fee will be paid semi-annually with respect to each series, with half of the annual servicing fee being paid on each semi-annual payment date. The servicing fee for each series of transition bonds, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under "The Transition Bonds -- How Funds in the Collection Account Will Be Allocated" in this prospectus. The servicing fee for each series of transition bonds will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of that series of transition bonds. As long as CenterPoint Houston is the servicer, the Texas commission may adjust CenterPoint Houston's transmission and distribution rates to take into account the extent, if any, by which its servicing fees exceed its actual incremental costs in servicing the transition bonds.


CENTERPOINT HOUSTON'S REPRESENTATIONS AND WARRANTIES AS SERVICER

      In each servicing agreement, the servicer will represent and warrant as of the date CenterPoint Houston sells or otherwise transfers the transition property to us to the effect, among other things, that:

      - the servicer is duly organized, validly existing and in good standing under the laws of the state of its organization (which is Texas, when CenterPoint Houston is the servicer), with the limited liability company or corporate, as the case may be, power and authority to conduct its business as presently conducted and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement,

      - the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where such failure would not be reasonably likely to have a material adverse effect on its business, operations or properties or adversely affect the servicing of the transition property),

      - the servicer's execution, delivery and performance of the servicing agreement and the intercreditor agreement have been duly authorized by the servicer by all necessary limited liability company or corporate, as the case may be, action,

      - the servicing agreement and the intercreditor agreement both constitute legal, valid and binding obligations of the servicer, enforceable against the servicer in accordance with their terms, subject to customary exceptions relating to bankruptcy and equitable principles,


      - the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement will not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer's limited liability company agreement or articles of incorporation or by-laws, as the case may be, or any material agreement to which the servicer is a party or by which it is bound or result in the creation or imposition of any lien upon the servicer's properties (other than any lien that may be granted under the basic documents or any lien created pursuant to Section
            39.309 of the Restructuring Act) or violate any law or any existing order, rule or regulation applicable to the servicer,



      - except for the issuance advice letter and filings with the Texas commission for adjusting the amount and allocation of the transition charges and filings under the Uniform Commercial Code and under the Restructuring Act, no governmental approvals, authorizations, consents, orders or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those that have previously been obtained,


      - except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending and, to the servicer's knowledge, there are no proceedings threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

            - seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement,

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            -     relating to the servicer and that might materially and
                  adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds, or

            - seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other underlying agreement,

      - each report and certificate delivered in connection with any filing made with the Texas commission by the servicer on our behalf with respect to transition charges or adjustments will be true and correct in all material respects except that the servicer represents and warrants with respect to any assumption, forecast or prediction in such report or certificate that it is reasonably based on historical performance,

      The servicer is not responsible for any ruling, action or delay of the Texas commission, except those caused by the servicer's failure to file required applications in a timely and correct manner or other breach of its duties under a servicing agreement. The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner.


THE SERVICER WILL INDEMNIFY US, OTHER ENTITIES AND THE TEXAS COMMISSION IN LIMITED CIRCUMSTANCES


      Under each servicing agreement, the servicer will agree to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, including our managers, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

      - the servicer's willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

      - the servicer's breach of any of its representations or warranties under the servicing agreement, and

      - litigation and related expenses relating to its status and obligations as servicer (other than any proceedings the servicer is required to institute under the servicing agreement).

except to the extent that any such costs, expenses, losses, damages or liabilities resulted from the bad faith, willful misconduct or negligence of any such person or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that gives rise to the servicer's indemnification obligation.


      In addition, the servicer will agree to indemnify the Texas commission (for the benefit of retail electric customers) in connection with any increase in servicing fees as described under " -- Servicer Compensation" if that increase is the result of a servicer default arising out of the servicer's willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments made to the Texas commission for the benefit of the retail electric consumers will be remitted to the trustee promptly for deposit in the applicable collection account.


      In each servicing agreement, the servicer will release us, our managers and the trustee from any and all claims whatsoever relating to the transition property or the servicer's servicing activities with respect thereto except to the extent of bad faith, willful misconduct or negligence.


      The Texas commission, acting through its authorized legal representative, may enforce the servicer's obligations imposed pursuant to the financing order for the benefit of ratepayers to the extent permitted by law.


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THE SERVICER WILL PROVIDE STATEMENTS TO US, THE TEXAS COMMISSION AND THE TRUSTEE



      For each calculation date for a series of transition bonds, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the Texas commission, the servicer will provide to us, the Texas commission and the trustee a statement indicating, with respect to the transition property sold pursuant to the related sale agreement, among other things:


      - the transition bond balance and the projected transition bond balance for that series as of the immediately preceding payment date,




      - the amount on deposit in the capital subaccount for that series and the amount required to be on deposit in the capital subaccount for that series as of the immediately preceding payment date,


      - the amount on deposit in the excess funds subaccount for that series as of the immediately preceding payment date,


      - the projected transition bond balance for that series on the calculation date and the servicer's projection of the transition bond balance for that series on the payment date immediately preceding the next succeeding adjustment date,




      - the required capital subaccount balance for that series and the servicer's projection of the amount on deposit in the capital subaccount for that series for the payment date immediately preceding the next succeeding adjustment date, and


      - the servicer's projection of the amount on deposit in the excess funds subaccount for that series for the payment date immediately preceding the next succeeding adjustment date.



      The servicer will prepare and furnish to us, the Texas commission and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee on or before each such remittance. In addition, on or before each payment date, the servicer will prepare and furnish to us and the trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date for each series of transition bonds, the servicer will prepare and furnish to us, the Texas commission and the trustee a statement setting forth the amounts to be paid to the holders of the transition bonds of that series. The trustee will forward to the transition bondholders on each payment date such report prepared by the servicer.


THE SERVICER WILL PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT


      Each servicing agreement will provide that a firm of independent certified public accountants will furnish to us, the Texas commission, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2006, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of transition property. This report, which is referred to in this prospectus as the "annual accountant's report," will state that the firm has performed a review of the servicer's compliance with the servicing obligations of the servicing agreement, identify the results of this review and include any exceptions to the procedures relating to the servicing of the transition property noted. The annual accountant's report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. Each servicing agreement also will provide for delivery to us, the Texas commission and the trustee, on or before March


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31 of each year, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer's knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, stating that there has been a default and describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.

MATTERS REGARDING CENTERPOINT HOUSTON AS THE SERVICER

      Under each serving agreement, any person:


      - into which the servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston's service territory),


      - which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston's service territory),


      - which may result from any merger, conversion or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston's service territory),



      - which may purchase or otherwise succeed to the properties and assets of the servicer substantially as a whole and which purchases or succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston's service territory), or



      - which may otherwise purchase or succeed to the major part of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston's service territory), will be the successor of the servicer under the servicing agreement.

      Each servicing agreement will further require that:

      - immediately after giving effect to any transaction referred to above, the representations and warranties made by the servicer in the servicing agreement will be true and correct and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

      - the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,


      - officers' certificates and opinions of counsel will have been delivered to us, the Texas commission and the trustee, and



      - prior written notice will have been received by the Texas commission and rating agencies.


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

      So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement. Each servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations including a collection agent acting pursuant to any intercreditor agreement. However, unless the appointed person is an affiliate of CenterPoint Houston, the appointment must satisfy the rating agency condition. In all cases where an agent is appointed, the servicer will remain obligated and liable under the servicing agreement.


      Each servicing agreement will provide that, subject to the foregoing provisions, CenterPoint Houston may not resign from the obligations and duties imposed on it as servicer unless CenterPoint Houston delivers an opinion of independent legal counsel that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law. Written notice of any such determination will be communicated to us, the trustee, the Texas commission and each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by CenterPoint Houston as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of CenterPoint Houston under the servicing agreement.


      Except as expressly provided in the servicing agreement, the servicer will not be liable to us, our managers, the trustee, you or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's willful misconduct, bad faith or negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement.

EVENTS CONSTITUTING A DEFAULT BY THE SERVICER

      Servicer defaults under each servicing agreement will include, among other things:

      - any failure by the servicer to remit to the trustee, on our behalf, any required remittance by the date that such remittance must be made and that continues unremedied for a period of five business days,

      - any failure by the servicer to duly perform its obligations to make transition charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days,


      - any failure by the servicer duly to observe or perform, in any material respect, any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the transition property or the timely collection of the transition charges and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us, the Texas commission or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,



      - any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition property, the transition bondholders or their investment in the transition bonds, the trustee, the Texas commission or us and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or


      - an event of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

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The trustee, with the written consent of the holders of the majority of the outstanding principal amount of the transition bonds of all affected series, may waive in whole or in part any default by the servicer, except a default in making any required remittances to the trustee.

THE TRUSTEE'S RIGHTS IF THE SERVICER DEFAULTS

      As long as a servicer default under a servicing agreement remains unremedied, the trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the transition bonds of an affected series, must, except as described below under " -- Intercreditor Agreement," by written notice to the servicer, terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. Under the servicing agreement, the servicer's indemnity obligations will survive its replacement as servicer. In the event of the removal or resignation of the servicer, the trustee in compliance with the intercreditor agreement may, and upon the written instruction of the holders of a majority of the outstanding principal amount of the transition bonds of that series, must, appoint a successor servicer which will succeed to all the rights and duties of the servicer under the applicable servicing agreement. In no event will the trustee be liable for its appointment of a successor servicer made with due care. The trustee may make arrangements for compensation to be paid to any successor servicer.


      In addition, when a servicer defaults, the transition bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Restructuring Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the transition property, (ii) foreclose on or otherwise enforce the lien on and security interests in, any transition property and (iii) apply to the Texas commission for an order that amounts arising from the transition charges be transferred to a separate account for the benefit of the transition bondholders. Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please refer to the "Risk Factors -- Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer" and "How a Bankruptcy May Affect Your Investment" in this prospectus. The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the rating agencies rating the transition bonds.


THE OBLIGATIONS OF A SUCCESSOR SERVICER

      Pursuant to the provisions of each servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the existing servicer must cooperate with us, the trustee and the successor servicer in terminating the existing servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all documentation pertaining to the transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. Each servicing agreement will provide that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. In all other cases, those costs and expenses will be paid by the party incurring them. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

AMENDMENT

      Each servicing agreement may be amended by the parties thereto, if the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, the consent or deemed consent of the Texas commission. Each servicing agreement will provide that if the Texas commission adopts rules or regulations the effect of which is to modify or supplement any provision of the servicing agreement related to retail electric provider standards and which the rating agencies have confirmed will not result in a suspension, withdrawal or downgrade of the ratings on

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the transition bonds, the servicing agreement will be so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement.

INTERCREDITOR AGREEMENT

      We will enter into an intercreditor agreement with CenterPoint Houston (on behalf of itself and in its capacities as servicer of the transition bonds to which this prospectus relates and as servicer of the transition bonds issued by Transition Bond Company I), the trustee, Transition Bond Company I and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company I pursuant to which:

      - the servicer that allocates and remits funds received from retail electric providers for the transition bonds to which this prospectus relates and for the transition bonds issued by Transition Bond Company I and places such funds into deposit accounts (such allocation, remittance and deposits hereafter referred to as the "allocation services") must be the same entity under the servicing agreements relating to the transition bonds to which this prospectus relates and the servicing agreement relating to the transition bonds issued by Transition Bond Company I, and

      - both the trustee of the transition bonds to which this prospectus relates, acting upon the vote of transition bondholders representing a majority of the outstanding principal amount of the transition bonds of the affected series, and the trustee of the transition bonds issued by Transition Bond Company I must agree upon a replacement servicer that performs the allocation services.

      In the event of a default by the servicer under any servicing agreement relating to the transition bonds to which this prospectus relates or the transition bonds issued by Transition Bond Company I, if the trustees are unable to agree on a replacement servicer, neither trustee would be able to replace CenterPoint Houston or any successor as servicer. Instead, under the intercreditor agreement, either of them could upon such a default require all collections by the servicers to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between transition charges relating to the transition bonds offered in this prospectus and the transition bonds issued by Transition Bond Company I.

                   HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT


      Challenge to True Sale Treatment. CenterPoint Houston will represent and warrant that the transfer of the transition property in accordance with the applicable sale agreement constitutes a true and valid sale and assignment of that transition property by CenterPoint Houston to us. It will be a condition of closing for the sale of transition property pursuant to a sale agreement that CenterPoint Houston will take the appropriate actions under the Restructuring Act, including filing a notice of transfer of an interest in the transition property, to perfect this sale. The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a "true sale" under applicable creditors' rights principles, and not as a pledge or other financing, of the relevant transition property. We and CenterPoint Houston will treat such a transaction as a sale under applicable law. However, we expect that transition bonds will be reflected as debt on CenterPoint Energy's consolidated financial statements. In addition, we anticipate that the transition bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. See "The Restructuring Act -- Recovery of Qualified Costs for CenterPoint Houston and Other Texas Utilities" and "Material Federal Income Tax Consequences for the Transition Bondholders." In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the transition property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of CenterPoint Houston and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.


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      In that regard, we note that the bankruptcy court in In re: LTV Steel
Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have "at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate ... sufficient to support the entry of" an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at
285. The court based its decision in large part on its view of the equities of the case.

      LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted "true sales." The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor's business.


      We and CenterPoint Houston have attempted to mitigate the impact of a possible recharacterization of a sale of transition property as a financing transaction under applicable creditors' rights principles. Each sale agreement will provide that if the transfer of the applicable transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by CenterPoint Houston will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all CenterPoint Houston's right, title and interest in and to the transition property and all proceeds thereof. In addition, each sale agreement will require the filing of a notice of security interest in the related transition property and the proceeds thereof in accordance with the Restructuring Act. As a result of this filing, we would be a secured creditor of CenterPoint Houston and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.



      The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code. Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the transition bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for the transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.


      Consolidation of the Issuer and CenterPoint Houston. If CenterPoint Houston were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of CenterPoint Houston and us. We and CenterPoint Houston have taken steps to attempt to minimize this risk. Please refer to "The Issuer" in this prospectus. However, no assurance can be given that if CenterPoint Houston were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston. Substantive consolidation would result in payment of the claims of the beneficial owners of the transition bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

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


      Status of Transition Property as Current Property. CenterPoint Houston will represent in each sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the transition bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of CenterPoint Houston, a court would not rule that the transition property comes into existence only as retail electric customers use electricity.


      If a court were to accept the argument that transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the transition bondholders would attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the transition property has been sold to us. If it were determined that the transition property had not been sold to us, and the security interest in favor of the transition bondholders did not attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against CenterPoint Houston. If so, there would be delays and/or reductions in payments on the transition bonds. Whether or not a court determined that transition property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

      In addition, in the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of CenterPoint Houston's costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

      Regardless of whether CenterPoint Houston is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the applicable sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of CenterPoint Houston arising before that transition property came into existence could have priority over our interest in that transition property. Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

      Estimation of Claims; Challenges to Indemnity Claims. If CenterPoint Houston were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against CenterPoint Houston as seller under the applicable sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against CenterPoint Houston. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against CenterPoint Houston based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CenterPoint Houston.


      Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the transition property sold pursuant to the applicable sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Texas commission or a Travis County, Texas district court to order the sequestration and payment to holders of transition bonds of all revenues arising from the applicable transition charges. There can be no assurance, however, that the Texas commission or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Texas commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to the applicable sale agreement. There can be no assurance that a court would grant either order.


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


      Bankruptcy of the Servicer. The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the applicable servicing agreement. The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect to the related transition property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.


      However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

      Each servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. Each servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Texas commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that CenterPoint Houston as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.


      Bankruptcy of a Retail Electric Provider. A retail electric provider is not required to segregate the transition charges it collects from its general funds. The Restructuring Act provides that our rights to transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider prior to or as of the date of bankruptcy, including transition charges associated with other series of transition bonds. If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that retail electric provider for those amounts.



      In addition, the bankruptcy of a retail electric provider may cause a delay in or prohibition of enforcement of various rights against the retail electric provider, including rights to require payments by the retail electric provider, rights to retain preferential payments made by the retail electric provider prior to bankruptcy, rights to require the retail electric provider to comply with financial provisions of the Restructuring Act or other state laws, rights to terminate contracts with the retail electric provider and rights that are conditioned on the bankruptcy, insolvency or financial condition of the retail electric provider.


      Affiliated Retail Electric Providers. Retail electric providers will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses. As incentive collection agent compensation, a retail electric provider may retain collections from end-use customers in excess of the specified percentage remitted but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers.

      In the event of a bankruptcy of CenterPoint Houston, a party in interest in bankruptcy could attempt to take the position that an affiliated retail electric provider had taken all or some of the risk of transition charge collections.

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If a court were to adopt this position, there would be an increased possibility that the court would recharacterize the transaction as a financing transaction and not a "true sale" or substantively consolidate the assets and liabilities of CenterPoint Houston and us.

      Other risks relating to bankruptcy may be found in "Risk Factors -- The Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers."

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS

GENERAL

      The following is a summary of the material federal income tax consequences to transition bondholders and is based on the opinion of Baker Botts L.L.P., special federal income tax counsel to us and to CenterPoint Houston, referred to in this prospectus as special tax counsel. Special tax counsel is of the opinion that the description of material federal income tax consequences in this summary is accurate in all material respects. The opinion of special tax counsel is based on some assumptions and is limited by some qualifications stated in this discussion or in the opinion. This discussion is based on current provisions of the Internal Revenue Code, currently applicable Treasury Regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to transition bondholders.


      This discussion applies to transition bondholders who acquire transition bonds at original issue for cash equal to the issue price of those bonds and hold the bonds as capital assets. This discussion does not address all of the tax consequences relevant to a particular transition bondholder in light of that holder's circumstances, and some transition bondholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the transition bonds as part of a hedge, straddle, "synthetic security" or other integrated investment, risk reduction or constructive sale transaction). Except as described below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the transition bonds because that income is effectively connected with the conduct of a U.S. trade or business. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws. CONSEQUENTLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRANSITION BONDS.


INCOME TAX STATUS OF THE TRANSITION BONDS AND THE ISSUER


      Based upon recently released guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to the contrary, special tax counsel has rendered its opinion that for United States federal income tax purposes we will not be considered an entity separate from CenterPoint Energy and the transition bonds will be treated as debt of CenterPoint Energy.



      CenterPoint Energy has received a ruling from the Comptroller of Public Accounts of the State of Texas to the effect that (i) our receipt of the transition property, (ii) our receipt of the transition charges, and (iii) our short-term earnings from investment of the transition charges and the amounts held in the excess funds subaccount and the collection account will be excluded from our taxable capital and taxable earned surplus for purposes of Texas franchise tax.


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TAXATION OF TRANSITION BONDHOLDERS

      Based on the assumptions and subject to the qualifications stated herein, it is the opinion of special tax counsel that the material federal income tax consequences to transition bondholders are as follows:

DEFINITION OF UNITED STATES PERSON


      For purposes of the discussion below, a United States person is:


      - an individual who is a citizen or resident of the United States for U.S. federal income tax purposes,

      - a corporation, including an entity treated as a corporation, created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof,

      - an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

      - a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

      A U.S. holder means a transition bondholder that is a United States person. Except in the case of a partnership, a non-U.S. holder means a transition bondholder other than a U.S. holder. In the case of a transition bondholder that is a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes), the tax consequences will generally affect the partners rather than the partnership, but special considerations not set forth herein may apply.

TAX CONSEQUENCES TO U.S. HOLDERS

      Payments of Interest. Interest on the transition bonds will be taxable as ordinary interest income when received or accrued by U.S. holders under their method of accounting. Generally, interest on the transition bonds will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.


      Original Issue Discount. This discussion assumes that the transition bonds will not be considered to be issued with original issue discount ("OID"). OID is generally defined as any excess of the stated redemption price at maturity over the issue price which is greater than a de minimis amount (0.25% of a bond's stated redemption price at maturity multiplied by the weighted average number of years to maturity), all within the meaning of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (the "OID Regulations"). If the transition bonds are issued with OID, U.S. holders generally will be subject to the special tax accounting rules for OID obligations provided under the OID Regulations. U.S. holders of transition bonds issued with OID should be aware that they generally must include OID in income for United States federal income tax purposes as it accrues economically, in advance of the receipt of cash attributable to that income. If any series or tranche of transition bonds is issued with OID, prospective holders will be so informed in the related prospectus supplement.


      Sale or Other Taxable Disposition of the Transition Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of a transition bond, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder's adjusted tax basis in the transition bond. The adjusted tax basis in the transition bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the transition bond was held as a capital asset.

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


      Backup Withholding. Payments made on and proceeds from the sale of a transition bond may be subject to backup withholding unless a U.S. holder complies with certain identification requirements. Any amounts withheld from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's federal income tax liability, provided that the required information is timely furnished to the IRS.


TAX CONSEQUENCES TO NON-U.S. HOLDERS

      Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal, premium (if any) and interest on a transition bond by us or any paying agent to any non-U.S. holder, and gain realized on the sale or exchange of a transition bond by a non-U.S. holder, will be exempt from United States federal income or withholding tax, provided that:


      - such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of voting stock of CenterPoint Energy, is not a controlled foreign corporation related, directly or indirectly, to CenterPoint Energy, through stock ownership and is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business,


      - the statement requirement described below has been fulfilled with respect to the beneficial owner,

      - such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition, or such individual does not have a "tax home" (as defined in the Internal Revenue Code) or an office or other fixed place of business in the United States and such holder is not subject to the rules under the Internal Revenue Code applicable to expatriates, and

      - such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.

      The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a transition bond certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the transition bond on behalf of the beneficial owner, files with the withholding agent a statement that it has received that form from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any transition bond held by a foreign partnership, under current law, this certification may be provided by the foreign partnership. However, unless a foreign partnership has entered into a withholding agreement with the IRS, each partner that is a non-U.S. holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest paid to the foreign partnership. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

      If a non-U.S. holder of a transition bond is engaged in a trade or business in the United States, and if interest on the transition bond is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the transition bond in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

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


      Estate Tax. A transition bond held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that at the time of death:



      - the individual did not own, actually or constructively, 10% or more of the total combined voting power === of all classes of CenterPoint Energy's voting stock, and



      - payments with respect to a transition bond would not have been effectively connected with the conduct by such individual of a trade or business in the United States.



      Backup Withholding and Information Reporting. Payments on a transition bond may be subject to information reporting. Backup withholding will not apply to payments made on or proceeds from the sale of a transition bond if the statement requirement described above is met, provided in each case that the payor does not have actual knowledge or reason to know that the payee is a United States person. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such non-U.S. holder's United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders of a transition bond should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.


                              ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Internal Revenue Code, as amended ("Code"), impose restrictions on:

      - employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

      - plans, as defined in Section 4975(e)(1) of the Code, that are subject to Section 4975 of the Code, including, but not limited to, individual retirement accounts and certain types of Keogh plans;

      - any entities whose underlying assets include plan assets by reason of that plan's investment in those entities, each of the entities described in the first three bullet points being referred to as a "plan;" and

      - persons who, based on their specific relationship to a plan, are "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Code (collectively referred to as "parties in interest"). Parties in interest with respect to a plan include, but are not limited to, fiduciaries, persons providing services to the plan, employers any of whose employees are covered by the plan, and employee organizations any of whose members are covered by the plan

      Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a plan and parties in interest with respect to the plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS

      Pursuant to Department of Labor Regulation Section 2510.3-101 (the "plan asset regulation"), in general, when a plan acquires an equity interest in an entity such as a trust, corporation, partnership or other specified entity, and such interest does not represent a "publicly offered security" or a security issued by an investment company

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

registered under the Investment Company Act of 1940, as amended, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the plan asset regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the plan asset regulation. Accordingly, our assets should not be treated as the assets of plans investing in the transition bonds.

PROHIBITED TRANSACTION EXEMPTIONS

      It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the plan asset regulation, CenterPoint Houston, the underwriters and/or their affiliates, as providers of services to plans, may be deemed to be parties in interest with respect to many plans. The purchase and holding of the transition bonds by or on behalf of one or more of these plans could result in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. However, the purchase and holding of the transition bonds may be subject to one or more administrative class exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions ("PTCEs"), issued by the Department of Labor, include the following:

      - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager" ("QPAM"), with such exemption referred to as the "QPAM exemption;"

      - PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

      - PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

      - PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; and

      - PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager."

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF, OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE, INCLUDING WITHOUT LIMITATION, AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, A CLASS EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NONEXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

      Prior to making an investment in the transition bonds, prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with

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

respect to their specific circumstances. Moreover, each plan fiduciary should take into account, among other considerations:

      -     whether the fiduciary has the authority to make the investment,

      - whether the investment constitutes a direct or indirect transaction with a party in interest,

      - the composition of the plan's portfolio with respect to diversification by type of asset,

      -     the plan's funding objectives,

      -     the tax effects of the investment, and

      - whether, under the general fiduciary standards of investment prudence and diversification, an investment in the transition bonds is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law and may also be subject to the prohibited transaction rules of Section 503 of the Code.

      The sale of the transition bonds to a plan shall not be deemed a representation by CenterPoint Houston, the underwriters, or us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

                  PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

DISTRIBUTION

      The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. We intend that the transition bonds may be offered through various methods from time to time. We also intend that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the transition bonds may be made through a combination of these methods.

      The distribution of the transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that transition bonds bearing interest at a fixed rate will be listed on any securities exchange. Transition bonds bearing interest at a floating rate may be listed on a securities exchange. Information regarding any such listing will be provided in the applicable prospectus supplement. The underwriters may, from time to time, buy and sell transition bonds, but there can be no assurance that a secondary market for any series of the transition bonds will develop or, if one does develop, that it will continue.

COMPENSATION TO UNDERWRITERS

      In connection with the sale of any series of transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession

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

to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement.

OTHER DISTRIBUTION MATTERS

      Under agreements which may be entered into by CenterPoint Houston, us and the trustee, underwriters and agents who participate in the distribution of transition bonds may be entitled to indemnification by CenterPoint Houston and us against liabilities specified therein, including under the Securities Act of 1933.


          RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES



      If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, "Basel Accord"), the transition bonds may attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within the United States, which are accorded a 20% risk weighting. Please read "CenterPoint Houston's Financing Order -- Statutorily Guaranteed True-Ups" and " -- Statutorily Guaranteed True-Ups:
Entire Private Sector Default."



      The United Kingdom's Financial Services Authority has issued "individual guidance" letters to one or more investors that an investment in Texas transition bonds issued under the Restructuring Act may be accorded a 20% risk weighting, similar to the risk weighting assigned to U. S. Agency corporate securities.



      There is no assurance that transition bonds will attract a 20% risk weighting treatment under any national law, regulation, multi-national directives or policy implementing the Basel Accord. Investors should consult their regulators before making any investment.


                        RATINGS FOR THE TRANSITION BONDS


      It is a condition of any underwriter's obligation to purchase the transition bonds that each series or tranche be rated in the highest rating category by each of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Service Inc. and Fitch, Inc.



      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any series or tranche of transition bonds and, accordingly, we can give no assurance that the ratings assigned to any series or tranche of the transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or tranche of transition bonds is revised or withdrawn, the liquidity of this series or tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or tranche of transition bonds by the applicable series final maturity date or tranche final maturity date, as well as the timely payment of interest.


                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement we have filed with the SEC relating to the transition bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC's Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC's Public Reference Room located at 100F Street, N.E, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:



               CenterPoint Energy Transition Bond Company II, LLC
                           1111 Louisiana, Suite 4655B
                              Houston, Texas 77002
                                 (713) 207-5222


      We will also file with the SEC all of the periodic reports we are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder.

      The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

                                  LEGAL MATTERS


      Some legal matters relating to us and the issuance of transition bonds will be passed upon for CenterPoint Houston and for us by Baker Botts L.L.P., Houston, Texas. Some legal matters relating to the federal income tax consequences of the issuance of the transition bonds will be passed upon for us by Baker Botts L.L.P. Underwriters will be advised about certain legal matters relating to the issuance of transition bonds by counsel named in the applicable prospectus supplement.


                                     EXPERTS


     The financial statements of CenterPoint Energy Transition Bond Company II, LLC as of December 31, 2004 and for the period from December 3, 2004 (date of inception) to December 31, 2004, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A

                            GLOSSARY OF DEFINED TERMS

      The following definitions are used in this prospectus and in any accompanying prospectus supplement:

Adjustment request with regard to the transition charges means a request filed by the servicer with the Texas commission requesting modifications to the transition charges.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account relating to a series of transition bonds designated the collection account for that series and held by the trustee under the indenture.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

ERCOT means the Electric Reliability Council of Texas.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess payments means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.


Financing order, as used in this prospectus, means an order issued by the Texas commission to CenterPoint Houston which, among other things, governs the amount of transition bonds that may be issued and terms for collections of related transition charges, unless the context indicates that the reference applies to the financing order issued by the Texas commission on March 16, 2005 applicable to the initial series of transition bonds. As used in a prospectus supplement, the term may be used to refer to a financing order relating to a specific series of transition bonds, including the order issued on March 16, 2005.


Fitch means Fitch Ratings.

Indenture means the indenture to be entered into between CenterPoint Energy Transition Bond Company II, LLC and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.


Integrated utility means Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its corporate restructuring on August 31, 2002 in response to the Restructuring Act.


kWh means kilowatt-hour.

Moody's means Moody's Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail electric customers located within CenterPoint Houston's service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.


Payment date means the date or dates on which interest and principal are to be payable on the transition bonds.

Qualified costs means the costs of an electric utility recoverable through the issuance of transition bonds, the costs of issuing, supporting and servicing the transition bonds, and any costs of retiring and refunding existing debt and equity securities in connection with the issuance of transition bonds.

Rating agencies means Moody's, S&P and Fitch.


Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P and Fitch to the trustee and CenterPoint Energy Transition Bond Company II, LLC that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding series or tranche of transition bonds.


Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each transition bond is registered will be paid on the respective payment date.


Restructuring Act means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.


Retail electric customers means the consumers of electricity and related services within CenterPoint Houston's service territory.

Retail electric providers means entities certified under state law that provide electricity and related services to retail electric customers within CenterPoint Houston's service territory.

S&P means Standard and Poor's, a Division of The McGraw-Hill Companies.

Sale agreement means a sale agreement to be entered into between CenterPoint Energy Transition Bond Company II, LLC and CenterPoint Houston, pursuant to which CenterPoint Houston sells and CenterPoint Energy Transition Bond Company II, LLC buys the transition property.


Service territory means, with regard to CenterPoint Houston, the certificated service area of the integrated utility as it existed on May 1, 1999, within which CenterPoint Houston may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area.


Servicer means CenterPoint Houston, acting as the servicer, and any successor or assignee servicer, which will service the transition property under a servicing agreement with CenterPoint Energy Transition Bond Company II, LLC.

Servicing agreement means a servicing agreement to be entered into between CenterPoint Energy Transition Bond Company II, LLC and CenterPoint Houston, as the same may be amended and supplemented from time to time, pursuant to which CenterPoint Houston undertakes to service transition property.

Texas commission means the Public Utility Commission of Texas.

Transition charges means, with regard to CenterPoint Houston, the amounts authorized to be imposed on all retail electric customer bills within CenterPoint Houston's service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to a financing order.

Transition property means, with regard to CenterPoint Houston, all of CenterPoint Houston's right, title, and interest in and to a financing order, including the right to impose, collect and receive through transition charges, amounts sufficient to recover the qualified costs of CenterPoint Houston authorized in the financing order, including the right to receive transition charges in amounts and at times sufficient to pay principal and interest on the related transition bonds and make deposits to the various subaccounts within the collection account, and all revenues and collections resulting from transition charges sold to CenterPoint Energy Transition Bond Company II, LLC pursuant to a sale agreement.


True-up provision means a mechanism required by the financing order whereby the servicer will apply to the Texas commission for adjustments to the transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges. The Texas commission will approve properly filed adjustments. Adjustments will immediately be reflected in the customers' next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up.

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                               CENTERPOINT ENERGY
                         TRANSITION BOND COMPANY II, LLC


Report of Independent Registered Public Accounting Firm...........................................    F-2
Balance Sheets as of December 31, 2004 and June 30, 2005 (unaudited)..............................    F-3
Statements of Member's Equity for the period from December 3, 2004 (date of inception)
      to December 31, 2004 and the six months ended June 30, 2005 (unaudited).....................    F-4
Statements of Cash Flows for the period from December 3, 2004 (date of inception) to
      December 31, 2004 and the six months ended June 30, 2005 (unaudited)........................    F-5
Notes to Financial Statements ....................................................................    F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of CenterPoint Energy Transition Bond Company II, LLC:


      We have audited the accompanying balance sheet of CenterPoint Energy Transition Bond Company II, LLC (the "Company"), a wholly owned subsidiary of CenterPoint Energy Houston Electric, LLC, as of December 31, 2004, and the related statements of member's equity and cash flows for the period from December 3, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



      We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and its cash flows for the period from December 3, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.



/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP



Houston, Texas
September 12, 2005

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC


                                 BALANCE SHEETS



                             December 31, 2004      June 30, 2005
                             -----------------    -----------------
                                                     (unaudited)
Total assets - cash .....    $           1,000    $           1,000
                             =================    =================
Member's equity .........    $           1,000    $           1,000
                             =================    =================


                   See Notes to Company's Financial Statements

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC


                          STATEMENTS OF MEMBER'S EQUITY



Initial contribution on December 3, 2004 (date of inception)......    $1,000
Net income for the period from December 3, 2004 (date of
  inception) to December 31, 2004.................................        --
                                                                      ------
Member's equity at December 31, 2004..............................     1,000
                                                                      ------
Net income for the six months ended June 30, 2005 (unaudited).....        --
                                                                      ------
Member's equity at June 30, 2005 (unaudited)......................    $1,000
                                                                      ======


                   See Notes to Company's Financial Statements

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC


                            STATEMENTS OF CASH FLOWS



                                         December 3, 2004
                                          (inception) to       Six Months Ended
                                         December 31, 2004      June 30, 2005
                                         -----------------    -----------------
                                                                 (unaudited)
Cash Flows from Financing Activities:
Contribution from member ............    $           1,000    $              --
                                         -----------------    -----------------
Net Increase in Cash ................                1,000                   --
Cash at Beginning of Period .........                   --                1,000
                                         -----------------    -----------------
Cash at End of Period ...............    $           1,000    $           1,000
                                         =================    =================


                   See Notes to Company's Financial Statements

               CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

                          NOTES TO FINANCIAL STATEMENTS

(1)   BASIS OF PRESENTATION

      CenterPoint Energy Transition Bond Company II, LLC (Company) is a special purpose Delaware limited liability company, whose sole member is CenterPoint Energy Houston Electric, LLC (CenterPoint Houston). CenterPoint Houston is a regulated utility engaged in the transmission and distribution of electric energy in a 5,000 square mile area located along the Texas Gulf Coast, including the City of Houston.


      The Texas Electric Utility Restructuring Act (Texas electric restructuring law), enacted in 1999, authorized competition in the retail and generation markets for electricity beginning in January 2002 and provides for recovery of certain qualified costs through irrevocable non-bypassable transition charges assessed on all retail electric customers within a utility's geographical certificated service area as it existed on May 1, 1999, subject to certain limitations specified in the Texas electric restructuring law (Transition Charges). The Texas electric restructuring law authorizes the Public Utility Commission of Texas (Texas Utility Commission) to issue financing orders approving the issuance of transition bonds to recover qualified costs. The Texas electric restructuring law and the financing order permit an electric utility to transfer its rights and interests in the financing order, including the right to collect Transition Charges pursuant to the Texas electric restructuring law, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the Transition Charges. The electric utility's right to receive the Transition Charges and its other rights and interests under the financing order constitute "Transition Property." The Texas Utility Commission issued a financing order to CenterPoint Houston on March 16, 2005 (Financing Order) that authorizes CenterPoint Houston to cause the Company to issue transition bonds (Transition Bonds) in an aggregate principal amount not to exceed $1,493,747,264 plus (a) the amount of excess mitigation credits provided by CenterPoint Houston after August 31, 2004 through the date of issuance of the Transition Bonds or the date of the termination of such excess mitigation credits, whichever is earlier, (b) interest on stranded costs accrued after August 31, 2004 through the date of issuance of the Transition Bonds, and (c) up-front qualified costs as set forth in the Financing Order.



      The Company was organized on December 3, 2004 under the laws of the State of Delaware for the sole purpose of issuing transition bonds, using the proceeds therefrom to acquire Transition Property from CenterPoint Houston, holding the Transition Property and taking certain other actions related thereto. The Company had no operations during the period from December 3, 2004 (date of inception) to December 31, 2004 and the six-month period ended June 30, 2005, and therefore has not presented a separate statement of operations.



      CenterPoint Houston's parent company, CenterPoint Energy, Inc. (CenterPoint Energy), is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (1935 Act). The 1935 Act and related rules and regulations impose a number of restrictions on the activities of CenterPoint Energy and its subsidiaries, including CenterPoint Houston. The 1935 Act has been repealed by the Energy Policy Act of 2005. However, the Company is required to obtain approval from the Securities and Exchange Commission under the 1935 Act in order to issue transition bonds prior to February 2006, which is when the repeal becomes effective.



      The Company is restricted by its organizational documents from engaging in any activity not directly related to the specific purposes for which the Company was created. The Company is a separate and distinct legal entity from CenterPoint Houston, and the Company's organizational documents require it to operate in a manner to avoid consolidation with the bankruptcy estate of CenterPoint Houston in the event CenterPoint Houston becomes subject to such a proceeding. Upon the consummation of the transactions described in this prospectus, CenterPoint Houston will not be the owner of the Transition Property described herein. The assets of the Company are not available to pay creditors of CenterPoint Houston or any of its affiliates.

      Under a servicing agreement to be entered into by the Company and CenterPoint Houston concurrently with the issuance of the Transition Bonds, CenterPoint Houston, as servicer, will be required to manage and administer the Transition Property of the Company and to collect the Transition Charges on behalf of the Company. The Company will pay an annual servicing fee to CenterPoint Houston for these services.

                                     [LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      CenterPoint Energy Transition Bond Company II, LLC estimates that expenses in connection with the offering described in this Registration Statement will be as follows:





Securities and Exchange Commission filing fee ..........    $     218,451.00*
Financial advisory fees ................................          500,000.00
Trustee's fees and expenses ............................           22,500.00
Attorneys' fees and expenses ...........................        2,000,000.00
Independent accountant's fees and expenses .............           75,000.00
Printing expenses ......................................          250,000.00
Rating agency fees .....................................        1,050,000.00
Texas commission application and related fees (including
     fees of its financial advisor) ....................        1,000,000.00*
Miscellaneous expenses .................................          384,049.00
                                                            ----------------
                  Total ................................    $   5,500,000.00
                                                            ================


----------------




*     Actual; all other expenses are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under the amended and restated limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except for:

      - liabilities arising from their own willful misconduct or gross negligence,

      - liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

      - taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

ITEM 16.  EXHIBITS.

      See Index to Exhibits at page II-5.

ITEM 17. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 12, 2005.


                             CenterPoint Energy Transition Bond Company II, LLC
                                                (Registrant)

                             By: /s/MARC KILBRIDE
                                 ----------------------------------------------
                                 Marc Kilbride
                                 Sole Manager


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity indicated on September 12, 2005.


Signature


/s/MARC KILBRIDE
--------------------------------------
Marc Kilbride
Sole Manager

                                INDEX TO EXHIBITS


Exhibit
Number     Document Description
------     --------------------
 1.1*      Form of Underwriting Agreement
 3.1       Certificate of Formation of CenterPoint Energy Transition Bond Company II, LLC
 3.2       Limited Liability Company Agreement of CenterPoint Energy Transition Bond Company II, LLC
 3.3       Form of Amended and Restated Limited Liability Company Agreement of CenterPoint Energy Transition Bond Company II, LLC
 4.1       Form of Indenture
 4.2       Form of the Transition Bonds (included in Exhibit 4.3)
 4.3*      Supplemental Indenture relating to the issuance of a series of transition bonds
 5.1       Opinion of Baker Botts L.L.P. relating to legality of the transition bonds
 8.1       Opinion of Baker Botts L.L.P. with respect to federal tax matters
10.1       Form of Transition Property Sale Agreement
10.2       Form of Transition Property Servicing Agreement
10.3       Form of Administration Agreement
23.1       Consent of Deloitte & Touche LLP
23.2       Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)
25.1*      Statement of Eligibility under the Trust Indenture Act on Form T-1
99.1       Application for the Financing Order
99.2       Financing Order
99.3       State of Texas Comptroller of Public Accounts rulings relating to the transition bonds
99.4*      Opinion of Baker Botts L.L.P. with respect to constitutionality of certain matters


--------------------


*     To be filed by amendment or as an exhibit to a report on Form 8-K.